J.P. Morgan Mortgage Acquisition Trust 2006-WMC2

Asset Backed Pass-Through Certificates, Series 2006-WMC2

$324,255,000 (Approximate)

Subject to Revision

June 6, 2006 – Free Writing Prospectus for Class A-1

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-212-834-4154 (collect call) or by emailing Randall Outlaw at randall.outlaw@jpmorgan.com.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.

THE INFORMATION CONTAINED IN THIS COMMUNICATION IS SUBJECT TO CHANGE, COMPLETION OR AMENDMENT FROM TIME TO TIME. YOU SHOULD CONSULT YOUR OWN COUNSEL, ACCOUNTANT AND OTHER ADVISORS AS TO THE LEGAL, TAX, BUSINESS, FINANCIAL AND RELATED ASPECTS OF A PURCHASE OF THESE SECURITIES.

The attached information may contain certain tables and other statistical analyses (the "Computational Materials") that have been prepared in reliance upon information furnished by the issuer, the preparation of which used numerous assumptions which may or may not be reflected herein.  As such, no assurance can be given as to the appropriateness of the Computational Materials for any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance.  These Computational Materials should not be construed as either projections or predictions. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. Neither JPMorgan nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN).  JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES.

Copyright 2006 JPMorgan Chase & Co. – All rights reserved.  J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC.  JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials.  Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.

JPMORGAN

New Issue Free Writing Prospectus

$324,255,000

(Approximate)

J.P. Morgan Mortgage Acquisition Trust 2006-WMC2

Issuing Entity

J.P. Morgan Acceptance Corporation I

Depositor

WMC Mortgage Corp.

Originator

JPMorgan Chase Bank, National Association

Servicer

Asset Backed Pass-Through Certificates, Series 2006-WMC2

June 6, 2006

Expected Timing:	Pricing Date:	On or about June [8], 2006
	Closing Date:	On or about June 28, 2006
	First Payment Date:	July 25, 2006, or first business day thereafter

Structure:	Bond Structure	$1,245,033,000 (approximate) senior/subordinate structure, floating rate
	Rating Agencies:	Moody’s, Standard & Poor’s and Fitch

Preliminary Term Sheet                                             Date Prepared: June 6, 2006

$324,255,000 (Approximate)

Offered Certificates

J.P. Morgan Mortgage Acquisition Trust 2006-WMC2

	Principal	WAL (Years)	Pymt Window	Expected Rating	Assumed Final	Certificate Type /
Class(2,3,4)	Amount ($)(1)	Call/Mat(2,5)	(Months) Call/Mat(2,5)	(Moody’s/S&P/Fitch)	Distribution Date (6)	Certificate Rate(3)
A-1	324,255,000	2.27 / 2.51	1 – 79 / 1 - 178	Aaa/AAA/AAA	June 2036	Fltg Rate Group I Senior
A-2	339,214,000	Not Marketed Hereby		Aaa/AAA/AAA	June 2030	Fltg Rate Group II Senior Sequential
A-3	123,372,000	Not Marketed Hereby		Aaa/AAA/AAA	June 2036	Fltg Rate Group II Senior Sequential
A-4	120,305,000	Not Marketed Hereby		Aaa/AAA/AAA	June 2036	Fltg Rate Group II Senior Sequential
A-5	95,001,000	Not Marketed Hereby		Aaa/AAA/AAA	June 2036	Fltg Rate Group II Senior Sequential
M-1	45,262,000	Not Marketed Hereby		Aa1/AA+/AA+	June 2036	Fltg Rate Mezzanine
M-2	40,800,000	Not Marketed Hereby		Aa2/AA/AA	June 2036	Fltg Rate Mezzanine
M-3	24,225,000	Not Marketed Hereby		Aa3/AA-/AA-	June 2036	Fltg Rate Mezzanine
M-4	21,037,000	Not Marketed Hereby		A1/A+/A+	June 2036	Fltg Rate Mezzanine
M-5	21,675,000	Not Marketed Hereby		A2/A/A	June 2036	Fltg Rate Mezzanine
M-6	19,125,000	Not Marketed Hereby		A3/A-/A-	June 2036	Fltg Rate Mezzanine
M-7	18,487,000	Not Marketed Hereby		Baa1/BBB+/BBB+	June 2036	Fltg Rate Mezzanine
M-8	16,575,000	Not Marketed Hereby		Baa2/BBB/BBB	June 2036	Fltg Rate Mezzanine
M-9	12,112,000	Not Marketed Hereby		Baa3/BBB-/BBB-	June 2036	Fltg Rate Mezzanine
M-10 (7)	10,837,000	Not Publicly Offered		Ba1/BB+/BB+	June 2036	Fltg Rate Subordinate
M-11 (7)	12,751,000	Not Publicly Offered		Ba2/BB/BB	June 2036	Fltg Rate Subordinate
Total:	1,245,033,000

(1)

The approximate size is subject to a permitted variance in the aggregate of plus or minus 5%.

(2)

The Class A-1 Certificate is backed primarily by the cash flow from the Group I Mortgage Loans (as defined herein).  The Class A-2, Class A-3, Class A-4 and Class A-5 Certificates are backed primarily by the cash flow from the Group II Mortgage Loans (as defined herein).  The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, and Class M-11 Certificates are backed by the cash flows from the Group I Mortgage Loans and the Group II Mortgage Loans.

(3)

The margins on the Senior Certificates will double, and the margins on the Mezzanine and Subordinate Certificates will increase to 1.5 times the original margin on the first Distribution Date after the first possible Optional Termination Date.

(4)

The Offered Certificates will be subject to the applicable rate cap as described herein.

(5)

See “Pricing Prepayment Speed” herein.

(6)

The final scheduled distribution date for each class of offered certificates, other than the Class A-2 Certificates, is the distribution date in the month following the scheduled maturity date for the latest maturing mortgage loan. The final scheduled distribution date for the Class A-2 Certificates is calculated assuming a prepayment assumption of 0% and adding one month.

(7)

The Class M-10 and Class M-11 Certificates will be privately placed and will not be offered pursuant to the prospectus.  Information presented herein for the Class M-10 and Class M-11 Certificates is solely to assist purchasers of the Offered Certificates.

Issuing Entity:

J.P. Morgan Mortgage Acquisition Trust 2006-WMC2, a New York common law trust

Depositor:

J.P. Morgan Acceptance Corporation I

Seller:

J.P. Morgan Mortgage Acquisition Corp.

Originator:

WMC Mortgage Corp.

Servicer:

JPMorgan Chase Bank, National Association

Lead Manager:

J.P. Morgan Securities Inc.

Securities Administrator:

JPMorgan Chase Bank, National Association

Trustee:

U.S. Bank National Association

Swap Provider:

JPMorgan Chase Bank, National Association

Custodian:

J.P. Morgan Trust Company, National Association

Trust Oversight Manager:

Pentalpha Surveillance LLC

Senior Certificates:

The Class A-1 Certificates (collectively, the “Group I Certificates”) and the Class A-2, Class A-3, Class A-4 and Class A-5 Certificates (collectively, the “Group II Certificates”).

Mezzanine Certificates:

The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.

Subordinate Certificates:          The Class M-10 and Class M-11 Certificates.

Floating Rate Certificates:

The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates.

Offered Certificates:

The Class A-1 Certificates.

Non-Offered Certificates:

The Group II, Mezzanine, Subordinate, Class C, Class P and Residual Certificates.

Federal Tax Status:

It is anticipated that the Offered Certificates generally will represent, in part, ownership of REMIC regular interests for tax purposes.

Registration:

The Offered Certificates will be available in book-entry form through DTC and only upon request through Clearstream, Luxembourg and the Euroclear System.

Cut-off Date:

June 1, 2006

Expected Pricing Date:

On or about June [8], 2006

Expected Closing Date:

On or about June 28, 2006

Distribution Date:

The 25th day of each month (or if not a business day, the next succeeding business day) beginning in July 2006.

ERISA Eligibility:

The Offered Certificates are expected to be ERISA eligible, provided the investors meet the requirements of certain investor-based exemptions as described in the prospectus supplement.

SMMEA Eligibility:

The Offered Certificates are not expected to constitute “mortgage related securities” for purposes of SMMEA.

Servicing Fee:

0.50% per annum of the outstanding principal balance of each mortgage loan as of the first day of the related Collection Period.

Trust Oversight Manager

 Fee:

Approximately 0.015% per annum on the outstanding principal balance of each mortgage loan as of the first day of the related Collection Period, subject to a monthly minimum of $1,250.

Custodian Fee:

A fee payable based on an agreement between the Custodian and the Seller.

Securities Administrator

 Fee:

Approximately 0.004% per annum on the aggregate principal balance of the Mortgage Loans, subject to a monthly minimum of $500, together with the Servicing Fee, the Custodian Fee and the Trust Oversight Manager Fee, the “Administrative Fee”.

Administrative Fee Rate:

The rate at which the Administrative Fees are calculated for the related Distribution Date.

Expense Adjusted Net

Mortgage Rate:

The mortgage rate of each Mortgage Loan minus the Administrative Fee Rate.

Expense Adjusted Net

Maximum Mortgage Rate:

The per annum rate equal to the applicable maximum mortgage rate (or the mortgage rate for such Mortgage Loan in the case of the fixed-rate Mortgage Loans) of each Mortgage Loan minus the Administrative Fee Rate.

Optional Termination:

The terms of the transaction allow for a clean-up call of the Mortgage Loans and the retirement of the Certificates (the “Clean-up Call”), which may be exercised once the aggregate principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Pricing Prepayment Speed:

The Offered Certificates will be priced based on the following collateral prepayment assumptions:

FRM Loans:

100% PPC (100% PPC: 20% HEP)

ARM Loans:

100% PPC (100% PPC: 2% - 30% CPR over 12 months and remaining constant at 30% CPR through month 22, remaining constant at 50% CPR for months 23 through 27, and then remaining constant at 35% CPR for months 28 and thereafter; provided, however, the prepayment rate will not exceed 85% CPR in any period for any given percentage of Pricing Prepayment Speed).

Mortgage Loans:

As of the Cut-off Date, the aggregate principal balance of the Mortgage Loans was approximately $1,274,996,689, of which: (i) approximately $412,538,728 consisted of a pool of fixed-rate and adjustable-rate mortgage loans with original principal balances that conform to Fannie Mae balance limitations  (the “Group I Mortgage Loans”), and (ii) approximately $862,457,960 consisted of a pool of fixed-rate and adjustable-rate mortgage loans with original principal balances that may or may not conform to Freddie Mac or Fannie Mae balance limitations (the “Group II Mortgage Loans” and together with the Group I Mortgage Loans, the “Mortgage Loans”). These figures are subject to a variance of plus/minus 5%.

Silent Seconds:

The mortgaged properties relating to approximately 59.60% of the first-lien mortgage loans are subject to a second-lien mortgage loan (“Silent Second”) that was originated at the same time as the first-lien mortgage loan.  The weighted average combined original loan-to-value ratio of the aggregate mortgage loans, including the Silent Seconds, is 92.81%.

Interest Accrual:

Interest will accrue on the Certificates at the applicable Pass-Through Rate.

Interest on the Certificates will accrue initially from the Closing Date to (but excluding) the first Distribution Date, and thereafter, from the prior Distribution Date to (but excluding) the applicable Distribution Date on an Actual/360 basis.

Pass-Through Rate:

The Class A-1 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class A-1 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 2.0 times the Class A-1 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class A-2 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class A-2 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 2.0 times the Class A-2 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class A-3 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class A-3 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 2.0 times the Class A-3 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class A-4 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class A-4 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 2.0 times the Class A-4 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class A-5 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class A-5 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 2.0 times the Class A-5 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-1 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-1 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-1 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-2 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-2 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-2 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-3 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-3 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-3 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-4 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-4 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-4 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-5 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-5 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-5 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-6 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-6 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-6 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-7 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-7 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-7 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-8 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-8 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-8 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-9 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-9 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-9 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-10 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-10 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-10 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-11 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-11 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-11 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

Net WAC Cap:

For any Distribution Date will be a per annum rate equal to 12 times the quotient of (x) the total scheduled interest on the Mortgage Loans for the related accrual period, net of the sum of (i) Administrative Fees and (ii) any Net Swap Payment or Swap Termination Payment made to the Swap Provider for such Distribution Date, and (y) the aggregate principal balance of the mortgage loans as of the first day of the applicable collection period, expressed on the basis of an assumed 360-day year and the actual number of days elapsed during the related accrual period.

Maximum Rate Cap:

The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to (A) the sum of (x) the weighted average of the Expense Adjusted Net Maximum Mortgage Rates of the Mortgage Loans and (y) the Net Swap Payment made by the Swap Provider, if any, expressed as a percentage of the balance of the Mortgage Loans multiplied by 12 over (B) the Net Swap Payment made to the Swap Provider, if any, expressed as a percentage of the balance of the Mortgage Loans multiplied by 12.

If investor interest payments are limited by the Maximum Rate Cap, they will not be reimbursed.

Net WAC Cap

Carryover Amount:

If on any Distribution Date the pass-through rate on any class or classes of the Senior Certificates, the Mezzanine Certificates or the Subordinate Certificates is limited by the Net WAC Cap, the amount of such interest that would have been distributed if the pass-through rate on the related class or classes of the Senior Certificates,  the Mezzanine Certificates or the Subordinate Certificates had not been so limited by the Net WAC Cap, up to but not exceeding the Maximum Rate Cap, and the aggregate of such shortfalls from previous Distribution Dates together with accrued interest at the related pass-through rate will be carried over to the next Distribution Date until paid (herein referred to as “Carryover”).  Such reimbursement will be paid only on a subordinated basis.  No Carryover will be paid with respect to a class of Certificates once the principal balance has been reduced to zero.

Cap Amount:

For any Distribution Date and Class of Certificates, an amount calculated by multiplying the related Certificate principal balance by the Maximum Rate Cap.

Prepayment Interest

Shortfall:

For any Distribution Date, an amount equal to the interest at the mortgage interest rate for such Mortgage Loan (the “Mortgage Interest Rate”) (net of the related Fees) on the amount of such principal prepayment in full for the number of days commencing on the date on which the principal prepayment in full is applied and ending on the last day of the prior calendar month. The Servicer will cover Prepayment Interest Shortfalls on Mortgage Loans to the extent that this amount does not exceed one-half of its servicing fee for such Distribution Date.  Notwithstanding the foregoing, the Servicer will not cover Prepayment Interest Shortfalls on simple interest loans or second lien mortgage loans or shortfalls relating to principal prepayments in part.

Credit Enhancement:

Consists of the following:

1) Excess Cashflow

2) Net Swap Payments received from the Swap Provider (if any)

3) Overcollateralization Amount

4) Subordination

Excess Cashflow:

For any Distribution Date, the sum of (x) any Overcollateralization Reduction Amount and (y) the excess of the amount on deposit in the collection account that is available to be distributed on the related Distribution Date, net of any Net Swap Payment made by the supplemental interest trust and the Swap Termination Payment, if any, made by the supplemental interest trust, over the sum of (i) the monthly interest accrued and any unpaid interest on the Senior Certificates and the monthly interest accrued on the Mezzanine and Subordinate Certificates, and (ii) the principal remittance amount.

Overcollateralization

Amount:

The “Overcollateralization Amount” (or “O/C”) is equal to the excess of the aggregate principal balance of the Mortgage Loans over the aggregate principal balance of the Senior, Mezzanine, and Subordinate Certificates and the Class P Certificates.  On the Closing Date, the O/C will be equal to approximately 2.35% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.  To the extent the O/C is reduced below the Overcollateralization Target Amount, Excess Cashflow will be directed to maintain O/C until the Overcollateralization Target Amount is reached.

Overcollateralization

Reduction Amount:

For any Distribution Date, the lesser of (A) the principal remittance amount on such Distribution Date and (B) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the principal remittance amount on such Distribution Date has been distributed) over (ii) the Overcollateralization Target Amount for such Distribution Date.

Overcollateralization

Target Amount:

Prior to the Stepdown Date, the “Overcollateralization Target Amount” is approximately 2.35% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

On or after the Stepdown Date, the Overcollateralization Target Amount is approximately 4.70% of the aggregate principal balance of the Mortgage Loans for the related Distribution Date, subject to a floor equal to 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

If a Trigger Event is in effect on the related Distribution Date, the Overcollateralization Target Amount shall be equal to the Overcollateralization Target Amount for the previous Distribution Date.

Stepdown Date:

The earlier to occur of

(i)  the first Distribution Date following the Distribution Date on which the aggregate principal balance of the Senior Certificates has been reduced to zero; and

(ii)  the later to occur of

  (x)  the Distribution Date occurring in July 2009 and

(y) the first Distribution Date on which the Senior Credit Enhancement Percentage  is greater than or equal to approximately 42.80%.

Senior Credit

Enhancement Percentage:

The “Senior Credit Enhancement Percentage” for a Distribution Date is equal to (i) the sum of (a) the aggregate certificate principal balance of the Mezzanine and Subordinate Certificates and (b) the Overcollateralization Amount divided by (ii) the aggregate principal balance of the Mortgage Loans at the end of the related Due Period.

Trigger Event:

A “Trigger Event” is in effect on any Distribution Date on or after the Stepdown Date, if either (i) the 60+ delinquency percentage exceeds 37.09% of the current Senior Credit Enhancement Percentage or (ii) cumulative realized losses as a percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date for the related Distribution Date are greater than:

Distribution Date	Percentage
July 2008 – June 2009	1.35%
July 2009 – June 2010	3.05%
July 2010 – June 2011	4.75%
July 2011 – June 2012	6.10%
July 2012 and thereafter	6.85%

Expected Credit Support

Percentages:

	Initial Credit Support	After Stepdown Date Expected Support
Senior Certificates	21.40%	42.80%
M-1	17.85%	35.70%
M-2	14.65%	29.30%
M-3	12.75%	25.50%
M-4	11.10%	22.20%
M-5	9.40%	18.80%
M-6	7.90%	15.80%
M-7	6.45%	12.90%
M-8	5.15%	10.30%
M-9	4.20%	8.40%
M-10	3.35%	6.70%
M-11	2.35%	4.70%

Realized Losses:

If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan.  The amount of such insufficiency is a “Realized Loss.”  Realized Losses on the Mortgage Loans will, in effect, be absorbed first by the Excess Cashflow (including certain amounts received by the Swap Administrator from the Swap Agreement, if any), and second by the reduction of the Overcollateralization Amount.  Following the reduction of any Overcollateralization Amount to zero, all allocable Realized Losses will be applied in reverse sequential order, first to the Class M-11 Certificates, then to the Class M-10 Certificates, then to the Class M-9 Certificates, then to the Class M-8 Certificates, then to the Class M-7 Certificates, then to the Class M-6 Certificates, then to the Class M-5 Certificates, then to the Class M-4 Certificates, then to the Class M-3 Certificates, then to the Class M-2 Certificates, then to the Class M-1 Certificates.

Realized Losses will not be allocated to any of the Senior Certificates.

Available Funds:

With respect to any Distribution Date, will be equal to the sum of the following amounts with respect to the Mortgage Loans, net of amounts reimbursable therefrom to the Servicer, the Securities Administrator, the Custodian, the Trust Oversight Manager and the Trustee in respect of expenses and indemnification as described in the Pooling Agreement and amounts reimbursable to the Swap Provider (including any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider but excluding any Swap Termination Payment owed to the Swap Provider resulting from any Swap Termination Payment that is triggered upon a Swap Provider Trigger Event (as defined in the Swap Agreement or Pooling and Servicing Agreement):

1)

the aggregate amount of scheduled monthly payments on the Mortgage Loans due during the related Due Period and received by the related determination date, after deduction of the Servicing Fee, the Custodian Fee, the Trust Oversight Management Fee and the Securities Administrator Fee and any prepayment interest excess for such Distribution Date and any accrued and unpaid Servicing Fees in respect of any prior Distribution Dates;

2)

unscheduled full and partial prepayments for such Mortgage Loans occurring during the related prepayment period (excluding prepayment premiums) and insurance proceeds, condemnation proceeds, net liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for such Mortgage Loans occurring during the calendar month preceding the month of such Distribution Date; and

3)

payments from the Servicer in connection with advances and compensating interest for such Distribution Date.

Principal Paydown:

Senior Certificates:

1)

Principal allocable to the Group I Certificates will be distributed to the Class A-1    Certificates until its certificate principal balance is paid to zero.

2)

Principal allocable to the Group II Certificates will be distributed sequentially to the Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, in that order, to each such class of certificates until the certificate principal balance of each such class has been reduced to zero, provided, however, that if the aggregate certificate balance of the Subordinate and Mezzanine Certificates has been reduced to zero and the O/C is equal to zero, distributions to the Group II Certificates shall be made concurrently to the Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, pro rata, based on certificate principal balance.

In certain limited circumstances described in the prospectus supplement, principal will be distributed to the Senior Certificates from the unrelated loan group, to the extent not received from the related loan group.

1)

Prior to the Stepdown Date or if a Trigger Event is in effect, 100% of principal will be paid to the Senior Certificates based on principal collected in the related loan group, provided, however, if the Senior Certificates have been retired, principal will be applied sequentially in the following order of priority: to i) the Class M-1 Certificates, ii) the Class M-2 Certificates, iii) the Class M-3 Certificates, iv) the Class M-4 Certificates, v) the Class M-5 Certificates, vi) the Class M-6 Certificates, vii) the Class M-7 Certificates, viii) the Class M-8 Certificates, ix) the Class M-9 Certificates x) the Class M-10 Certificates and then xi) the Class M-11 Certificates.

2)

On or after the Stepdown Date and if a Trigger Event is not in effect, all the Offered Certificates will be entitled to receive payments of principal in the following order of priority: first to the Senior Certificates based on the principal collected in the related loan group, such that the Senior Certificates will have at least 42.80% credit enhancement, second to the Class M-1 Certificates such that the Class M-1 Certificates will have at least 35.70% credit enhancement, third to the Class M-2 Certificates such that the Class M-2 Certificates will have at least 29.30% credit enhancement, fourth to the Class M-3 Certificates such that the Class M-3 Certificates will have at least 25.50% credit enhancement, fifth to the Class M-4 Certificates such that the Class M-4 Certificates will have at least 22.20% credit enhancement, sixth to the Class M-5 Certificates such that the Class M-5 Certificates will have at least 18.80% credit enhancement, seventh to the Class M-6 Certificates such that the Class M-6 Certificates will have at least  15.80%  credit enhancement, eighth to the Class M-7 Certificates such that the Class M-7 Certificates will have at least 12.90% credit enhancement, ninth to the Class M-8 Certificates such that the Class M-8 Certificates will have at least 10.30% credit enhancement, tenth to the Class M-9 Certificates such that the Class M-9 Certificates will have at least 8.40% credit enhancement, eleventh to the Class M-10 Certificates such that the Class M-10 Certificates will have at least 6.70% credit enhancement, twelfth to the Class M-11 Certificates such that the Class M-11 Certificates will have at least 4.70% credit enhancement (subject, in each case, to any overcollateralization floors).

Priority of

Distributions:

On each Distribution Date, distributions will be made as follows:

From Available Funds, to pay any Net Swap Payment or the Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement or Pooling and Servicing Agreement)) owed to the Swap Provider and other fees and expenses of the Trust, including payments, reimbursements and indemnities of the Servicer, the Trustee, the Securities Administrator, the Custodian and the Trust Oversight Manager.

From Available Funds for the related loan group, to pay interest on the related Senior Certificates, pro rata in the care of the Group II Certificates, including any accrued unpaid interest from a prior Distribution Date and then from Available Funds from both loan groups to pay interest excluding any accrued unpaid interest from prior Distribution Dates to the Mezzanine and Subordinate Certificates, sequentially.

From Available Funds for the related loan group, to pay principal on the Senior Certificates, in accordance with the principal payment provisions described above.

From Available Funds, to pay principal on the Mezzanine and Subordinate Certificates, in accordance with the principal payment provisions described above.

From Excess Cashflow, if any, to pay any current Realized Losses to the Mezzanine and Subordinate Certificates, sequentially.

From Excess Cashflow, if any, to the Certificates then entitled to receive distributions in respect of principal an additional payment of principal in order to reduce the Certificate Principal Balance of the Certificates to the extent necessary to maintain the required Overcollateralization Target Amount.

From Excess Cashflow, if any, to pay unpaid interest shortfall amounts to Mezzanine and Subordinate Certificates, sequentially.

From Excess Cashflow, if any, sequentially to the Mezzanine and Subordinate Certificates any Allocated Realized Loss Amounts.

From Excess Cashflow, to the Net WAC Reserve Fund if any, to pay the Net WAC Cap Carryover Amount on the Senior, Mezzanine and Subordinate Certificates in the same order of priority as described below.

From Excess Cashflow, if any, to pay first the Class A Certificates concurrently and then the Mezzanine and Subordinate Certificates sequentially any net prepayment interest shortfalls.

From Excess Cashflow, if any, to pay first the Class A Certificates concurrently and then the Mezzanine and Subordinate Certificates sequentially, any Relief Act Shortfalls.

From Excess Cashflow, if any, certain reimbursements to the transaction parties.

From Excess Cashflow, if any, to pay the Swap Termination Payment (not caused by a Swap Provider Trigger Event) owed to the Swap Provider.

From Excess Cashflow, if any, to pay any remaining amount to the Class C and Class R Certificates in accordance with the Pooling and Servicing Agreement.

From the Swap Account, to pay any current Realized Losses to the Senior, Mezzanine and Subordinate Certificates, sequentially.

From the Swap Account, to pay any principal first, on the Senior Certificates, pro rata, and second, on the Mezzanine and Subordinate Certificates, sequentially, in accordance with the principal payment provisions described above in an amount necessary to maintain the applicable Overcollateralization Target Amount.

From the Swap Account, to pay any unpaid interest on the Senior Certificates, pro rata, including any accrued unpaid interest from a prior Distribution Date and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Mezzanine and Subordinate Certificates, sequentially.

From the Swap Account to pay first the Class A Certificates concurrently and then the Mezzanine and Subordinate Certificates sequentially any net prepayment interest shortfalls.

From the Swap Account, to pay the Net WAC Cap Carryover Amount on the Senior, Mezzanine and Subordinate Certificates remaining unpaid in the same order of priority as described above.

From the Swap Account to pay first the Class A Certificates concurrently and then the Mezzanine and Subordinate Certificates sequentially, and Relief Act Shortfalls.

From the Swap Account certain reimbursements to the transaction parties.

From the Swap Account sequentially to the Mezzanine and Subordinate Certificates, any Allocated Realized Loss Amounts.

Swap Agreement:

On the Closing Date, the Securities Administrator on behalf of the supplemental interest trust will enter into a Swap Agreement with an initial notional amount of $1,221,447,266.45.  Under the Swap Agreement, the supplemental interest trust will be obligated to pay an amount equal to 5.400% per annum on the notional amount as set forth in the Swap Agreement to the Swap Provider and the supplemental interest trust will be entitled to receive an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement from the Swap Provider, until the Swap Agreement is terminated.  Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”).  See the attached schedule.

Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) by the Securities Administrator pursuant to the Pooling and Servicing Agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.

Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination).  The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement.  In the event that the supplemental interest trust is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally, prior to distributions to Certificateholders.

Net WAC Cap Carryover

Reserve Account:

Amounts deposited in the Net WAC Cap Carryover Reserve Account, if any, will be distributed to the Senior, Mezzanine and Subordinate Certificates, any related unpaid Net WAC Cap Carryover Amount (in each case only up to a maximum amount equal to the Cap Amount for the related class) distributed in the following order of priority:

i)

to the Senior Certificates, on a pro rata basis based on their respective Cap Amounts.

ii)

to the Class M-1 Certificates.

iii)

to the Class M-2 Certificates.

iv)

to the Class M-3 Certificates.

v)

to the Class M-4 Certificates.

vi)

to the Class M-5 Certificates.

vii)

to the Class M-6 Certificates.

viii)

to the Class M-7 Certificates.

ix)

to the Class M-8 Certificates.

x)

to the Class M-9 Certificates.

xi)

to the Class M-10 Certificates.

xii)

to the Class M-11 Certificates.

Swap Schedule

Distribution Date	Notional Schedule ($)	Distribution Date	Notional Schedule ($)
July 25, 2006	1,221,447,266.45	August 25, 2008	140,992,090.62
August 25, 2006	1,207,860,074.51	September 25, 2008	137,227,233.13
September 25, 2006	1,190,285,529.07	October 25, 2008	132,751,927.34
October 25, 2006	1,168,216,677.69	November 25, 2008	128,271,525.94
November 25, 2006	1,141,995,838.05	December 25, 2008	123,944,030.22
December 25, 2006	1,111,852,854.93	January 25, 2009	119,742,432.18
January 25, 2007	1,077,686,619.35	February 25, 2009	115,705,109.21
February 25, 2007	1,063,247,551.45	March 25, 2009	111,721,019.00
March 25, 2007	1,021,726,346.22	April 25, 2009	106,285,118.31
April 25, 2007	977,614,825.18	May 25, 2009	102,021,133.34
May 25, 2007	932,544,474.80	June 25, 2009	98,643,660.53
June 25, 2007	889,550,958.98	July 25, 2009	95,374,929.75
July 25, 2007	848,536,586.62	August 25, 2009	92,211,216.03
August 25, 2007	809,408,324.22	September 25, 2009	89,148,934.96
September 25, 2007	772,077,571.97	October 25, 2009	86,184,636.64
October 25, 2007	736,459,950.59	November 25, 2009	83,315,000.04
November 25, 2007	702,475,098.50	December 25, 2009	80,536,827.53
December 25, 2007	670,042,423.42	January 25, 2010	77,847,039.75
January 25, 2008	639,029,488.16	February 25, 2010	75,242,670.65
February 25, 2008	608,587,432.29	March 25, 2010	72,720,862.81
March 25, 2008	570,989,056.77	April 25, 2010	70,278,862.99
April 25, 2008	405,668,599.00	May 25, 2010	67,914,017.83
May 25, 2008	142,465,800.36	June 25, 2010	65,623,769.81
June 25, 2008	142,094,875.68	July 25, 2010	63,405,653.36
July 25, 2008	141,581,812.15

Net WAC Cap and Effective Rate Schedule(1)

Period	Payment Date	Net WAC Cap(%)(2)(3)	Effective Rate(%)(2)(4)	Period	Payment Date	Net WAC Cap (%)(2)(3)	Effective Rate(%)(2)(4)
1	July 25, 2006	8.60	22.64	45	March 25, 2010	12.59	15.52
2	August 25, 2006	7.49	21.63	46	April 25, 2010	11.46	14.49
3	September 25, 2006	7.49	21.56	47	May 25, 2010	12.04	15.03
4	October 25, 2006	7.75	21.55	48	June 25, 2010	11.64	14.65
5	November 25, 2006	7.50	21.34	49	July 25, 2010	12.01	14.97
6	December 25, 2006	7.75	21.28	50	August 25, 2010	11.60	11.60
7	January 25, 2007	7.50	21.02	51	September 25, 2010	11.59	11.59
8	February 25, 2007	7.50	21.13	52	October 25, 2010	11.96	11.96
9	March 25, 2007	8.30	21.22	53	November 25, 2010	11.56	11.56
10	April 25, 2007	7.50	20.68	54	December 25, 2010	11.93	11.93
11	May 25, 2007	7.76	20.53	55	January 25, 2011	11.53	11.53
12	June 25, 2007	7.51	20.18	56	February 25, 2011	11.51	11.51
13	July 25, 2007	7.76	20.05	57	March 25, 2011	12.72	12.72
14	August 25, 2007	7.51	19.70	58	April 25, 2011	11.48	11.48
15	September 25, 2007	7.52	19.47	59	May 25, 2011	11.86	11.86
16	October 25, 2007	7.77	19.35	60	June 25, 2011	11.46	11.46
17	November 25, 2007	7.52	19.02	61	July 25, 2011	11.82	11.82
18	December 25, 2007	7.78	18.91	62	August 25, 2011	11.42	11.42
19	January 25, 2008	7.53	18.58	63	September 25, 2011	11.40	11.40
20	February 25, 2008	7.54	18.35	64	October 25, 2011	11.77	11.77
21	March 25, 2008	8.06	18.31	65	November 25, 2011	11.37	11.37
22	April 25, 2008	8.20	16.03	66	December 25, 2011	11.73	11.73
23	May 25, 2008	9.94	12.79	67	January 25, 2012	11.33	11.33
24	June 25, 2008	9.61	12.63	68	February 25, 2012	11.31	11.31
25	July 25, 2008	9.92	13.04	69	March 25, 2012	12.07	12.07
26	August 25, 2008	9.59	12.87	70	April 25, 2012	11.28	11.28
27	September 25, 2008	9.59	12.88	71	May 25, 2012	11.64	11.64
28	October 25, 2008	10.12	13.37	72	June 25, 2012	11.24	11.24
29	November 25, 2008	10.24	13.52	73	July 25, 2012	11.60	11.60
30	December 25, 2008	10.57	13.80	74	August 25, 2012	11.20	11.20
31	January 25, 2009	10.22	13.48	75	September 25, 2012	11.18	11.18
32	February 25, 2009	10.22	13.47	76	October 25, 2012	11.54	11.54
33	March 25, 2009	11.31	14.42	77	November 25, 2012	11.15	11.15
34	April 25, 2009	10.43	13.61	78	December 25, 2012	11.50	11.50
35	May 25, 2009	11.23	14.34	79	January 25, 2013	11.11	11.11
36	June 25, 2009	10.86	13.99
37	July 25, 2009	11.21	14.30
38	August 25, 2009	10.84	13.95
39	September 25, 2009	10.83	13.93
40	October 25, 2009	11.39	14.45
41	November 25, 2009	11.43	14.52
42	December 25, 2009	11.80	14.84
43	January 25, 2010	11.40	14.47
44	February 25, 2010	11.39	14.44

(1) Assumes a swap strike rate of 5.35%

(2) Assumes 1-month LIBOR and 6-month LIBOR instantaneously increase and remain at 20.00%.

(3) As a result of the assumption that 1-month LIBOR and 6-month LIBOR are at 20.00%, the indicated Net WAC Cap reflects no amounts paid to the Swap Counterparty.

(4) The effective available funds cap rate (the “Effective Rate”) is a per annum rate equal to the sum of (A) the product of (i) 30 divided by the actual number of days in the Interest Accrual Period for the Certificates and (ii)  the weighted average Net Mortgage Rate of the mortgage loans plus (B) the net swap payment owed to the trust, if any, divided by the aggregate principal balance of the mortgage loans as of the first day of the applicable collection period multiplied by 360 divided by actual number of days.

Prepayment Speed Sensitivity Table (To Call)

Prepayment Speed	0%	50%	100%	150%	200%
Class A-1
WAL (yrs)	22.51	4.61	2.27	1.30	1.03
Principal Window (months)	1 - 358	1 - 164	1 - 79	1 - 33	1 - 24
# of months of principal payment	358	164	79	33	24

Prepayment Speed Sensitivity Table (To Maturity)

Prepayment Speed	0%	50%	100%	150%	200%
Class A-1
WAL (yrs)	22.51	4.94	2.51	1.30	1.03
Principal Window (months)	1 - 358	1 - 323	1 - 178	1 - 33	1 - 24
# of months of principal payment	358	323	178	33	24

EXCESS SPREAD (1,2)

Period	STATIC Excess Spread (%)	FORWARD Excess Spread (%)	FWD 1 Month LIBOR (%)	FWD 6 Month LIBOR (%)	Period	STATIC Excess Spread (%)	FORWARD Excess Spread (%)	FWD 1 Month LIBOR (%)	FWD 6 Month LIBOR (%)
1	2.85	2.85	5.138	5.380	46	4.97	4.81	5.439	5.520
2	2.30	2.30	5.259	5.423	47	5.10	4.96	5.447	5.527
3	2.30	2.29	5.344	5.447	48	4.96	4.80	5.454	5.534
4	2.31	2.31	5.359	5.455	49	5.09	4.94	5.461	5.542
5	2.30	2.29	5.414	5.463	50	4.95	4.71	5.468	5.549
6	2.32	2.30	5.409	5.450	51	4.94	4.70	5.475	5.556
7	2.30	2.29	5.389	5.438	52	5.11	4.87	5.482	5.563
8	2.30	2.29	5.400	5.428	53	4.92	4.69	5.489	5.571
9	2.36	2.35	5.390	5.415	54	5.09	4.86	5.496	5.578
10	2.31	2.28	5.410	5.402	55	4.90	4.65	5.504	5.585
11	2.34	2.32	5.338	5.384	56	4.89	4.64	5.511	5.592
12	2.31	2.29	5.335	5.377	57	5.41	5.18	5.518	5.599
13	2.35	2.32	5.334	5.368	58	4.88	4.62	5.525	5.606
14	2.32	2.29	5.324	5.359	59	5.06	4.82	5.532	5.613
15	2.32	2.29	5.314	5.349	60	4.87	4.61	5.538	5.620
16	2.36	2.33	5.304	5.341	61	5.04	4.79	5.545	5.626
17	2.33	2.29	5.294	5.335	62	4.86	4.58	5.552	5.633
18	2.37	2.34	5.285	5.330	63	4.85	4.57	5.558	5.639
19	2.33	2.30	5.277	5.327	64	5.01	4.75	5.565	5.645
20	2.34	2.31	5.271	5.326	65	4.83	4.56	5.571	5.651
21	2.45	2.42	5.267	5.328	66	5.00	4.73	5.577	5.657
22	3.02	2.97	5.264	5.332	67	4.81	4.52	5.583	5.662
23	4.65	4.55	5.265	5.338	68	4.80	4.51	5.589	5.668
24	4.49	4.39	5.268	5.345	69	5.15	4.87	5.594	5.673
25	4.62	4.52	5.275	5.353	70	4.79	4.48	5.600	5.678
26	4.48	4.37	5.282	5.362	71	4.95	4.67	5.605	5.682
27	4.47	4.36	5.290	5.370	72	4.77	4.47	5.610	5.687
28	4.75	4.63	5.298	5.379	73	4.93	4.64	5.614	5.691
29	5.00	4.87	5.307	5.388	74	4.75	4.44	5.619	5.695
30	5.13	5.00	5.316	5.397	75	4.74	4.42	5.623	5.699
31	4.99	4.85	5.324	5.406	76	4.91	4.60	5.627	5.703
32	4.98	4.84	5.333	5.414	77	4.72	4.40	5.631	5.706
33	5.39	5.25	5.342	5.422	78	4.89	4.59	5.635	5.710
34	5.00	4.85	5.350	5.430	79	4.72	4.39	5.638	5.713
35	5.21	5.09	5.358	5.437
36	5.07	4.94	5.366	5.445
37	5.20	5.07	5.373	5.452
38	4.96	4.81	5.380	5.460
39	4.99	4.83	5.387	5.467
40	5.14	4.99	5.395	5.475
41	5.00	4.86	5.402	5.482
42	5.13	4.99	5.410	5.490
43	4.99	4.84	5.417	5.497
44	4.98	4.82	5.425	5.505
45	5.40	5.25	5.432	5.512

(1)      Assumes the pricing prepayment speed to call.

(2)

Calculated, for the related period, as (a) interest collections on the Mortgage Loans (net of the Servicing Fee, the Custodian Fee, Securities Administrator Fee, and Trust Oversight Manager Fee), less the amount of interest accrued at the related Pass-Through Rate and paid on the related Distribution Date on the Certificates plus swap payments received from the Swap Provider minus swap payments owed to the Swap Provider divided by (b) the aggregate principal balance of the Mortgage Loans as of the beginning period and multiplied by (c) 12.

Total Mortgage Loan Statistics

As of the Cut-off Date

Summary Statistics		Minimum	Maximum
Scheduled Principal Balance:	$1,274,996,689	$12,993	$1,328,887
Average Scheduled Principal Balance:	$195,852
Number of Mortgage Loans:	6,510

Weighted Average Gross Coupon:	8.269%	5.275%	12.875%
Weighted Average FICO Score:	636	500	813
Weighted Average Combined Original LTV:	82.63%	14.33%	100.00%
Weighted Average DTI:	42.58%	1.97%	60.00%

Weighted Average Original Term:	339	120	360
Weighted Average Stated Remaining Term:	337	115	359
Weighted Average Seasoning:	2	1	10

Weighted Average Gross Margin:	6.466%	2.250%	8.000%
Weighted Average Minimum Interest Rate:	7.939%	5.275%	11.500%
Weighted Average Maximum Interest Rate:	14.444%	11.775%	18.000%
Weighted Average Initial Rate Cap:	3.043%	1.000%	6.000%
Weighted Average Subsequent Rate Cap:	1.001%	1.000%	2.000%
Weighted Average Next Rate Adj.(mos):	24	1	119

Maturity Date:		Jan-01-2016	May-01-2036
Maximum ZIP Code Concentration:	93536(0.48%)

Adjustable Rate Mortgage:	79.08%
Fixed Rate:	20.92%

Interest Only:	11.23%	Single Family:	67.75%
Not Interest Only:	88.77%	Multi Family:	10.03%
Weighted Average IO Term	70	Condo:	8.21%
		Planned Unit Development:	14.01%
First Lien:	88.88%
Second Lien:	11.12%	Top 5 States:
		California	41.22%
Full Documentation	30.52%	Florida	8.21%
Streamline Documentation	37.02%	Massachusetts	6.57%
Limited Documentation	19.85%	New York	6.03%
Stated Documentation	12.61%	Maryland	4.74%

Purchase:	58.44%
Cash Out Refinance:	38.95%
Rate/Term Refinance:	2.61%

Owner:	95.32%
Non-Owner:	1.89%
Second Home:	2.79%

Current Principal Balance ($)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
50,000 or less	931	$30,973,081.82	2.43%	10.920%	192	97.43%	636	40.82%
50,001 - 100,000	1,417	104,578,324.84	8.20	10.260	242	92.40	636	42.01
100,001 - 150,000	940	116,115,560.84	9.11	9.012	305	85.21	624	41.31
150,001 - 200,000	702	122,716,956.60	9.62	8.128	342	80.55	626	41.58
200,001 - 250,000	614	137,988,653.36	10.82	7.996	351	81.09	633	42.66
250,001 - 300,000	525	144,418,492.59	11.33	7.901	357	79.90	633	43.13
300,001 - 350,000	367	118,994,729.98	9.33	7.860	357	80.45	636	43.54
350,001 - 400,000	317	118,847,840.57	9.32	7.769	358	81.04	637	44.13
400,001 - 450,000	200	85,217,203.99	6.68	7.836	357	81.47	638	43.32
450,001 - 500,000	157	74,809,575.91	5.87	7.708	358	81.03	643	43.80
500,001 - 550,000	102	53,365,800.24	4.19	7.997	358	81.65	640	42.58
550,001 - 600,000	79	45,520,993.53	3.57	7.850	357	82.24	643	42.13
600,001 - 650,000	43	26,986,330.62	2.12	8.122	357	82.92	641	41.78
650,001 - 700,000	29	19,556,491.19	1.53	7.919	357	82.30	647	42.05
700,001 - 750,000	17	12,246,789.24	0.96	7.998	358	86.69	663	44.36
750,001 - 800,000	18	14,211,775.09	1.11	8.031	358	79.11	651	41.09
800,001 - 850,000	17	14,197,051.06	1.11	7.892	358	81.33	644	40.55
850,001 - 900,000	14	12,248,440.04	0.96	7.517	357	78.10	656	40.70
900,001 - 950,000	4	3,660,322.34	0.29	7.188	357	80.00	651	42.66
950,001 - 1,000,000	4	3,870,190.52	0.30	7.902	357	78.65	685	40.21
1,000,001 or greater	13	14,472,084.26	1.14	7.521	357	77.30	651	39.79
Total:	6,510	$1,274,996,688.63	100.00%	8.269%	337	82.63%	636	42.58%

Current Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
5.000 - 5.499	1	$596,000.00	0.05%	5.275%	351	80.00%	683	30.28%
5.500 - 5.999	10	3,171,750.31	0.25	5.903	349	76.36	685	43.08
6.000 - 6.499	88	27,491,769.20	2.16	6.365	357	78.96	677	41.63
6.500 - 6.999	593	179,188,782.05	14.05	6.814	357	79.02	664	42.39
7.000 - 7.499	649	177,473,305.23	13.92	7.271	357	79.52	649	42.71
7.500 - 7.999	1,115	301,009,015.74	23.61	7.771	357	80.02	640	42.87
8.000 - 8.499	632	158,247,043.00	12.41	8.254	357	80.66	629	43.24
8.500 - 8.999	722	164,950,087.24	12.94	8.761	353	82.09	611	42.19
9.000 - 9.499	309	60,398,878.03	4.74	9.253	344	84.11	601	41.82
9.500 - 9.999	494	59,173,980.94	4.64	9.762	319	88.34	602	41.63
10.000 - 10.499	146	18,265,147.20	1.43	10.215	304	89.29	594	41.67
10.500 - 10.999	621	48,736,686.13	3.82	10.779	206	97.30	637	42.39
11.000 - 11.499	446	37,554,928.36	2.95	11.207	186	98.70	641	43.24
11.500 - 11.999	261	14,505,582.21	1.14	11.780	179	99.47	640	42.96
12.000 - 12.499	168	8,627,414.90	0.68	12.231	179	99.29	625	42.84
12.500 - 12.999	255	15,606,318.09	1.22	12.690	178	99.10	630	43.70
Total:	6,510	$1,274,996,688.63	100.00%	8.269%	337	82.63%	636	42.58%

FICO	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
500 - 524	189	$40,929,733.38	3.21%	9.293%	357	77.80%	512	42.83%
525 - 549	207	39,032,822.79	3.06	8.946	356	76.32	536	42.60
550 - 574	329	71,975,017.90	5.65	8.753	357	82.84	562	43.65
575 - 599	808	133,415,246.13	10.46	8.423	340	82.35	588	42.44
600 - 624	1,438	260,844,004.91	20.46	8.380	334	82.68	612	42.89
625 - 649	1,279	253,217,443.64	19.86	8.229	333	83.04	637	42.70
650 - 674	952	199,061,618.36	15.61	8.077	334	83.20	662	42.74
675 - 699	558	117,758,704.43	9.24	7.992	335	83.75	687	41.53
700 - 724	369	73,690,777.86	5.78	7.835	333	83.60	711	41.25
725 - 749	212	46,072,554.71	3.61	7.831	333	83.44	736	43.01
750 - 774	123	27,555,972.71	2.16	7.792	331	82.65	761	42.36
775 - 799	39	10,556,182.41	0.83	7.621	338	82.48	786	43.03
800 - 824	7	886,609.40	0.07	8.376	330	85.45	807	40.03
Total:	6,510	$1,274,996,688.63	100.00%	8.269%	337	82.63%	636	42.58%

Combined Original LTV (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
0.01 - 50.00	82	$11,143,718.44	0.87%	7.920%	345	41.11%	584	38.57%
50.01 - 55.00	32	6,565,790.70	0.51	7.998	356	52.86	593	41.79
55.01 - 60.00	48	8,589,639.82	0.67	7.646	357	58.21	584	40.46
60.01 - 65.00	65	14,158,230.72	1.11	8.067	355	62.88	581	40.77
65.01 - 70.00	154	37,297,149.06	2.93	7.929	355	68.64	590	41.22
70.01 - 75.00	181	52,219,511.59	4.10	8.111	356	74.27	606	42.49
75.01 - 80.00	2,787	753,879,536.90	59.13	7.729	357	79.87	648	42.80
80.01 - 85.00	277	68,683,987.12	5.39	8.180	355	84.35	602	41.81
85.01 - 90.00	422	100,946,869.03	7.92	8.297	352	89.55	623	42.53
90.01 - 95.00	484	88,269,703.07	6.92	9.135	341	94.73	613	43.10
95.01 - 100.00	1,978	133,242,552.18	10.45	11.034	181	99.94	651	42.61
Total:	6,510	$1,274,996,688.63	100.00%	8.269%	337	82.63%	636	42.58%

Original Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
120	4	$216,059.00	0.02%	7.780%	116	64.11%	677	42.13%
180	2,162	144,750,464.66	11.35	11.008	178	98.78	650	42.50
240	10	571,458.50	0.04	8.152	236	82.79	670	41.23
300	1	73,808.60	0.01	9.250	297	71.15	651	47.00
360	4,333	1,129,384,897.87	88.58	7.918	358	80.57	634	42.60
Total:	6,510	$1,274,996,688.63	100.00%	8.269%	337	82.63%	636	42.58%

Remaining Term to Stated Maturity (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
61 - 120	4	$216,059.00	0.02%	7.780%	116	64.11%	677	42.13%
121 - 180	2,162	144,750,464.66	11.35	11.008	178	98.78	650	42.50
181 - 240	10	571,458.50	0.04	8.152	236	82.79	670	41.23
241 - 300	1	73,808.60	0.01	9.250	297	71.15	651	47.00
301 - 360	4,333	1,129,384,897.87	88.58	7.918	358	80.57	634	42.60
Total:	6,510	$1,274,996,688.63	100.00%	8.269%	337	82.63%	636	42.58%

Debt Ratio (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
0.01 - 20.00	150	$28,842,992.40	2.26%	8.275%	334	83.02%	627	14.90%
20.01 - 25.00	170	27,633,053.12	2.17	8.274	342	81.12	639	23.21
25.01 - 30.00	291	45,396,099.52	3.56	8.282	338	81.07	632	28.29
30.01 - 35.00	630	110,708,634.77	8.68	8.085	338	82.13	637	33.18
35.01 - 40.00	983	185,603,847.49	14.56	8.269	337	82.61	641	38.09
40.01 - 45.00	1,636	334,817,099.80	26.26	8.307	336	82.62	640	43.08
45.01 - 50.00	2,040	413,508,699.33	32.43	8.365	336	82.78	634	48.12
50.01 - 55.00	508	105,492,326.86	8.27	8.044	342	83.43	623	52.68
55.01 - 60.00	102	22,993,935.34	1.80	7.854	345	83.57	623	57.39
Total:	6,510	$1,274,996,688.63	100.00%	8.269%	337	82.63%	636	42.58%

ARM/FRM	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Adjustable Rate Mortgage	3,753	$1,008,311,306.70	79.08%	7.944%	357	80.66%	634	42.63%
Fixed Rate Mortgage	2,757	266,685,381.93	20.92	9.496	259	90.09	643	42.43
Total:	6,510	$1,274,996,688.63	100.00%	8.269%	337	82.63%	636	42.58%

Product Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
10/20 ARM	33	$5,587,208.73	0.44%	7.599%	357	77.93%	657	38.74%
10/20 ARM Balloon	16	3,754,137.81	0.29	7.080	358	79.19	698	39.46
10/20 ARM IO	49	14,313,708.76	1.12	6.918	358	79.39	681	39.86
15/30 Balloon	2,103	140,670,915.72	11.03	11.079	178	99.40	651	42.72
2/28 ARM	1,222	247,076,667.19	19.38	8.365	357	81.04	620	41.08
2/28 ARM Balloon	1,928	588,785,863.11	46.18	7.947	358	80.48	631	44.00
2/28 ARM IO	392	123,172,281.75	9.66	7.295	357	81.12	666	39.57
30/40 Balloon	187	49,622,836.81	3.89	7.480	358	79.37	644	44.57
3/27 ARM Balloon	37	8,888,031.31	0.70	7.661	357	80.56	627	44.05
3/27 ARM IO	7	1,727,220.00	0.14	7.206	358	85.53	667	40.21
5/25 ARM	5	933,012.97	0.07	8.453	357	75.58	610	43.65
5/25 ARM Balloon	11	2,901,080.39	0.23	7.603	358	80.99	645	47.32
5/25 ARM IO	14	3,914,190.50	0.31	7.040	357	80.16	679	40.01
6ML ARM	4	736,932.69	0.06	8.412	357	84.34	646	48.79
Fixed	467	76,391,629.40	5.99	7.890	346	79.93	628	40.49
3/27 ARM	35	6,520,971.49	0.51	8.169	357	79.03	618	43.60
Total:	6,510	$1,274,996,688.63	100.00%	8.269%	337	82.63%	636	42.58%

Interest Only	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Not Interest Only	6,048	$1,131,869,287.62	88.77%	8.398%	334	82.84%	632	42.96%
Interest Only	462	143,127,401.01	11.23	7.249	357	80.97	668	39.62
Total:	6,510	$1,274,996,688.63	100.00%	8.269%	337	82.63%	636	42.58%

Interest Only Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
None	6,048	$1,131,869,287.62	88.77%	8.398%	334	82.84%	632	42.96%
60	378	118,913,472.25	9.33	7.287	357	81.18	667	39.59
120	84	24,213,928.76	1.90	7.064	358	79.95	672	39.78
Total:	6,510	$1,274,996,688.63	100.00%	8.269%	337	82.63%	636	42.58%

Original Prepayment Penalty Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
None	2,512	$460,215,090.57	36.10%	8.580%	332	83.23%	634	42.94%
12	212	48,931,607.20	3.84	8.624	337	83.00	640	43.05
18	2	623,013.10	0.05	7.314	357	80.00	719	40.31
24	3,259	661,620,509.15	51.89	8.134	338	82.68	636	42.54
36	525	103,606,468.61	8.13	7.585	351	79.57	642	41.12
Total:	6,510	$1,274,996,688.63	100.00%	8.269%	337	82.63%	636	42.58%

Lien	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
First Lien	4,377	$1,133,238,064.74	88.88%	7.918%	357	80.54%	634	42.57%
Second Lien	2,133	141,758,623.89	11.12	11.077	178	99.41	651	42.72
Total:	6,510	$1,274,996,688.63	100.00%	8.269%	337	82.63%	636	42.58%

Documentation Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Full Documentation	2,454	$389,092,896.42	30.52%	8.127%	340	83.01%	615	43.62%
Streamline Documentation	2,396	472,058,788.95	37.02	8.527	327	83.64	662	43.55
Limited Documentation	1,100	253,057,960.01	19.85	8.028	340	83.49	628	39.69
Stated Documentation	560	160,787,043.25	12.61	8.232	354	77.39	622	41.81
Total:	6,510	$1,274,996,688.63	100.00%	8.269%	337	82.63%	636	42.58%

Loan Purpose	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Purchase	4,175	$745,054,370.65	58.44%	8.347%	330	84.03%	650	42.44%
Cash Out Refinance	2,145	496,662,153.56	38.95	8.160	347	80.57	615	42.83
Rate/Term Refinance	190	33,280,164.42	2.61	8.131	341	82.02	623	42.14
Total:	6,510	$1,274,996,688.63	100.00%	8.269%	337	82.63%	636	42.58%

Property Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Single Family	4,506	863,761,520.75	67.75%	8.265%	337	82.45%	632	42.53%
Planned Unit Development	915	178,570,103.87	14.01	8.314	335	83.53	639	42.60
2-4 Family	481	127,926,685.76	10.03	8.279	338	81.96	647	43.41
Condo	608	104,738,378.25	8.21	8.207	336	83.46	645	41.99
Total:	6,510	$1,274,996,688.63	100.00%	8.269%	337	82.63%	636	42.58%

Occupancy Status	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Owner	6,187	$1,215,283,752.73	95.32%	8.260%	337	82.51%	634	42.64%
Non-Owner	117	24,152,754.35	1.89	8.500	356	85.20	672	40.30
Second Home	206	35,560,181.55	2.79	8.413	337	85.04	680	42.10
Total:	6,510	$1,274,996,688.63	100.00%	8.269%	337	82.63%	636	42.58%

Credit Grade	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
A	2,070	$385,269,792.04	30.22%	8.332%	334	82.84%	620	42.70%
AA	2,943	612,953,617.80	48.07	8.044	334	83.33	677	42.44
A-	713	112,945,923.30	8.86	8.436	338	82.02	593	42.16
B	282	57,247,796.50	4.49	8.850	356	77.92	542	43.25
B+	366	77,540,822.01	6.08	8.697	357	83.13	568	43.13
C	136	29,038,736.98	2.28	9.239	357	75.44	518	42.96
Total:	6,510	$1,274,996,688.63	100.00%	8.269%	337	82.63%	636	42.58%

Geographic Location	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Alabama	9	$732,254.18	0.06%	8.179%	288	84.84%	629	37.53%
Arkansas	14	915,538.93	0.07	8.443	338	84.13	657	42.33
Arizona	173	26,616,431.32	2.09	8.505	335	82.13	631	39.70
California	1,915	525,575,186.51	41.22	8.099	335	82.23	644	42.63
Colorado	37	4,855,279.89	0.38	8.419	335	85.14	617	40.87
Connecticut	79	16,060,555.73	1.26	8.370	340	83.71	634	40.66
District Of Columbia	17	3,572,561.35	0.28	8.224	337	80.35	606	46.12
Delaware	10	1,735,304.04	0.14	8.494	349	89.00	616	35.51
Florida	615	104,697,165.37	8.21	8.240	338	82.90	634	42.59
Georgia	67	8,757,676.76	0.69	9.359	332	84.27	630	42.88
Hawaii	14	4,096,790.42	0.32	8.247	335	79.79	633	41.35
Idaho	40	6,059,313.31	0.48	8.573	339	82.43	627	42.72
Illinois	337	51,356,799.00	4.03	8.428	337	83.39	629	43.12
Indiana	30	2,300,777.25	0.18	8.958	332	84.70	625	39.20
Kansas	2	89,847.36	0.01	8.722	322	84.00	594	46.00
Kentucky	6	494,909.54	0.04	8.687	337	78.99	607	40.84
Louisiana	240	18,543,605.26	1.45	9.010	334	85.38	607	39.53
Massachusetts	386	83,821,799.78	6.57	8.032	345	80.80	624	43.23
Maryland	306	60,468,790.60	4.74	8.453	338	82.93	627	43.13
Maine	17	2,076,174.04	0.16	8.012	345	80.91	611	41.66
Michigan	34	3,543,127.56	0.28	8.985	343	85.82	609	43.60
Minnesota	23	3,518,395.13	0.28	8.794	339	82.54	604	45.20
Montana	16	2,133,820.21	0.17	8.808	336	84.35	624	40.98
Missouri	25	2,831,541.79	0.22	8.971	341	80.16	596	39.20
Mississippi	119	9,794,080.86	0.77	9.120	341	85.84	595	42.90
North Carolina	32	3,472,880.48	0.27	8.979	335	86.03	594	37.63
Nebraska	1	100,255.70	0.01	8.900	358	85.00	513	47.00
New Hampshire	26	3,956,176.72	0.31	8.503	337	84.07	634	44.11
New Jersey	241	55,543,588.95	4.36	8.373	340	81.80	636	43.50
New Mexico	32	3,866,615.14	0.30	9.270	343	85.76	644	38.45
Nevada	96	17,930,701.07	1.41	8.535	333	82.81	659	43.38
New York	294	76,895,218.78	6.03	8.166	337	82.36	648	44.75
Ohio	34	3,485,315.07	0.27	9.000	345	85.83	616	42.46
Oklahoma	34	2,940,538.69	0.23	8.610	340	84.15	601	40.83
Oregon	65	10,737,138.66	0.84	8.412	340	83.40	628	43.37
Pennsylvania	68	8,857,113.24	0.69	8.524	343	83.56	610	36.04
Rhode island	25	4,226,892.14	0.33	8.310	341	82.50	619	45.63
South Carolina	18	3,149,925.74	0.25	9.267	355	83.76	600	42.04
Tennessee	100	8,226,695.25	0.65	8.349	332	84.57	608	43.35
Texas	430	43,087,697.15	3.38	8.511	331	84.21	627	38.50
Utah	28	4,510,900.66	0.35	8.500	341	85.37	662	40.38
Virginia	159	32,096,617.91	2.52	8.543	335	82.19	631	43.34
Vermont	5	737,130.21	0.06	7.990	353	81.19	606	45.54
Washington	262	42,739,759.67	3.35	8.216	337	84.38	624	43.42
Wisconsin	14	1,927,699.15	0.15	8.849	352	84.84	606	41.56
West Virginia	14	1,729,791.34	0.14	8.970	338	85.71	613	44.45
Wyoming	1	130,310.72	0.01	7.350	358	85.23	679	46.00
Total:	6,510	$1,274,996,688.63	100.00%	8.269%	337	82.63%	636	42.58%

Gross Margin (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
2.000 - 2.499	1	$283,831.98	0.03%	7.900%	358	80.00%	645	50.00%
3.000 - 3.499	21	4,477,912.33	0.44	8.297	357	82.34	629	43.08
3.500 - 3.999	7	1,591,426.78	0.16	7.805	358	80.61	643	43.21
4.000 - 4.499	1	120,678.99	0.01	6.950	353	80.00	655	43.41
4.500 - 4.999	8	1,955,118.93	0.19	8.180	358	76.41	599	40.38
5.000 - 5.499	310	78,369,603.66	7.77	7.461	358	78.88	637	42.89
5.500 - 5.999	604	153,969,708.54	15.27	7.430	357	79.30	633	42.75
6.000 - 6.499	1,043	303,999,542.37	30.15	7.734	358	79.89	640	42.38
6.500 - 6.999	700	197,302,579.83	19.57	7.997	357	80.19	639	42.86
7.000 - 7.499	571	141,995,407.42	14.08	8.352	357	82.73	625	42.81
7.500 - 7.999	306	77,407,278.28	7.68	8.627	357	83.53	625	42.73
8.000 - 8.499	181	46,838,217.59	4.65	9.186	357	84.14	610	41.68
Total:	3,753	$1,008,311,306.70	100.00%	7.944%	357	80.66%	634	42.63%

Minimum Interest Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
5.000 - 5.499	1	$596,000.00	0.06%	5.275%	351	80.00%	683	30.28%
5.500 - 5.999	11	3,317,968.89	0.33	6.089	357	77.82	676	43.54
6.000 - 6.499	69	22,276,929.72	2.21	6.409	357	79.50	677	41.31
6.500 - 6.999	486	151,273,073.77	15.00	6.821	357	79.00	664	42.06
7.000 - 7.499	529	151,803,423.61	15.06	7.281	358	80.06	652	43.07
7.500 - 7.999	969	270,489,548.31	26.83	7.776	357	79.98	640	42.91
8.000 - 8.499	560	144,920,373.34	14.37	8.259	357	80.54	629	43.46
8.500 - 8.999	587	151,229,619.12	15.00	8.757	358	81.74	608	42.28
9.000 - 9.499	210	51,412,502.13	5.10	9.254	357	82.91	592	41.96
9.500 - 9.999	221	42,513,720.10	4.22	9.739	357	85.46	583	42.09
10.000 - 10.499	60	10,989,009.80	1.09	10.211	357	84.76	559	41.39
10.500 - 10.999	40	6,118,824.95	0.61	10.660	357	88.09	551	38.99
11.000 - 11.499	9	1,280,358.58	0.13	11.118	358	86.75	543	42.96
11.500 - 11.999	1	89,954.38	0.01	11.500	355	69.77	543	23.00
Total:	3,753	$1,008,311,306.70	100.00%	7.944%	357	80.66%	634	42.63%

Maximum Interest Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
11.500 - 11.999	1	$596,000.00	0.06%	5.275%	351	80.00%	683	30.28%
12.000 - 12.499	8	3,064,822.98	0.30	5.906	357	77.64	683	43.27
12.500 - 12.999	67	21,315,101.63	2.11	6.355	357	79.47	676	41.39
13.000 - 13.499	481	150,246,346.74	14.90	6.814	357	78.99	665	42.06
13.500 - 13.999	530	152,320,025.04	15.11	7.272	358	79.99	652	43.10
14.000 - 14.499	966	270,081,079.11	26.79	7.775	357	80.04	641	42.87
14.500 - 14.999	564	145,854,848.37	14.47	8.254	357	80.44	628	43.50
15.000 - 15.499	589	151,593,522.59	15.03	8.758	358	81.75	608	42.28
15.500 - 15.999	214	52,249,492.74	5.18	9.256	357	82.93	593	41.94
16.000 - 16.499	219	41,974,294.90	4.16	9.739	357	85.47	583	42.07
16.500 - 16.999	63	11,460,978.05	1.14	10.191	357	84.72	563	41.44
17.000 - 17.499	40	6,118,824.95	0.61	10.660	357	88.09	551	38.99
17.500 - 17.999	10	1,346,015.22	0.13	11.131	358	87.40	546	42.62
18.000 - 18.499	1	89,954.38	0.01	11.500	355	69.77	543	23.00
Total:	3,753	$1,008,311,306.70	100.00%	7.944%	357	80.66%	634	42.63%

Initial Periodic Cap (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
1.000	19	$3,446,836.32	0.34%	8.025%	357	81.34%	626	42.14%
1.500	19	3,311,456.11	0.33	8.019	356	78.48	601	42.98
2.000	4	645,595.53	0.06	9.510	355	84.43	534	44.05
3.000	3,596	972,668,280.58	96.47	7.966	358	80.70	633	42.71
3.100	1	283,831.98	0.03	7.900	358	80.00	645	50.00
5.000	113	27,689,745.36	2.75	7.101	357	79.18	678	39.67
6.000	1	265,560.82	0.03	9.000	357	93.33	584	37.00
Total:	3,753	$1,008,311,306.70	100.00%	7.944%	357	80.66%	634	42.63%

Subsequent Periodic Cap (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
1.000	3,747	$1,006,913,937.42	99.86%	7.943%	357	80.68%	634	42.62%
1.500	3	678,437.51	0.07	9.542	354	83.38	570	45.44
2.000	3	718,931.77	0.07	7.538	358	53.58	578	45.12
Total:	3,753	$1,008,311,306.70	100.00%	7.944%	357	80.66%	634	42.63%

Months to Next Rate Adjustment	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
1-3	2	$518,177.74	0.05%	8.351%	356	84.76%	662	48.54%
4-6	2	218,754.95	0.02	8.556	358	83.34	609	49.38
13 - 15	4	1,502,876.87	0.15	6.447	351	77.12	654	35.25
16 - 18	40	10,794,189.20	1.07	7.549	354	79.81	627	43.02
19 - 21	1,091	291,738,713.74	28.93	8.091	357	80.41	633	42.45
22 - 24	2,407	654,999,032.24	64.96	7.928	358	80.86	633	42.79
28 - 30	6	1,024,493.36	0.10	6.949	354	75.15	602	47.22
31 - 33	23	5,347,383.63	0.53	8.226	357	82.00	629	43.91
34 - 36	50	10,764,345.81	1.07	7.683	358	80.23	629	42.92
52 - 54	1	196,415.50	0.02	6.800	354	85.85	658	40.41
55 - 57	10	2,001,657.92	0.20	7.595	357	80.50	651	42.74
58 - 60	19	5,550,210.44	0.55	7.380	358	79.50	660	43.44
112 - 114	3	444,214.81	0.04	6.893	354	79.84	632	35.72
115 - 117	36	7,696,457.14	0.76	7.321	356	80.18	663	38.82
118 - 120	59	15,514,383.35	1.54	7.004	358	78.41	686	40.00
Total:	3,753	$1,008,311,306.70	100.00%	7.944%	357	80.66%	634	42.63%

Group 1 Mortgage Loan Statistics

As of the Cut-off Date

Summary Statistics		Minimum	Maximum
Scheduled Principal Balance:	$412,538,728	$12,993	$749,199
Average Scheduled Principal Balance:	$173,481
Number of Mortgage Loans:	2,378

Weighted Average Gross Coupon:	8.137%	5.800%	12.875%
Weighted Average FICO Score:	617	500	803
Weighted Average Combined Original LTV:	80.88%	17.63%	100.00%
Weighted Average DTI:	43.72%	20.00%	60.00%

Weighted Average Original Term:	347	120	360
Weighted Average Stated Remaining Term:	345	115	359
Weighted Average Seasoning:	3	1	10

Weighted Average Gross Margin:	6.347%	3.327%	7.990%
Weighted Average Minimum Interest Rate:	7.992%	5.600%	11.270%
Weighted Average Maximum Interest Rate:	14.498%	12.300%	17.770%
Weighted Average Initial Rate Cap:	3.030%	1.000%	6.000%
Weighted Average Subsequent Rate Cap:	1.003%	1.000%	2.000%
Weighted Average Next Rate Adj.(mos):	24	1	119

Maturity Date:		Jan-01-2016	May-01-2036
Maximum ZIP Code Concentration:	93536(0.91%)

Adjustable Rate Mortgage:	76.79%
Fixed Rate:	23.21%

Interest Only:	4.17%	Single Family:	66.65%
Not Interest Only:	95.83%	Multi Family:	11.13%
Weighted Average IO Term	66	Condo:	8.51%
		Planned Unit Development:	13.71%
First Lien:	93.33%
Second Lien:	6.67%	Top 5 States:
		California	26.37%
Full Documentation	41.10%	Massachusetts	12.08%
Streamline Documentation	22.16%	Florida	8.77%
Limited Documentation	19.44%	Illinois	6.72%
Stated Documentation	17.30%	Maryland	6.52%

Purchase:	34.85%
Cash Out Refinance:	60.68%
Rate/Term Refinance:	4.48%

Owner:	97.02%
Non-Owner:	1.50%
Second Home:	1.48%

Current Principal Balance($)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
50,000 or less	345	$11,136,929.60	2.70%	10.729%	191	97.77%	635	43.07%
50,001 - 100,000	367	27,575,846.74	6.68	9.568	286	86.41	621	42.22
100,001 - 150,000	440	54,887,365.42	13.30	8.439	341	80.93	611	42.07
150,001 - 200,000	360	62,906,976.94	15.25	7.932	351	79.07	615	43.24
200,001 - 250,000	281	62,928,660.67	15.25	7.895	356	79.76	612	43.41
250,001 - 300,000	229	62,977,709.02	15.27	7.875	358	78.77	615	44.29
300,001 - 350,000	154	49,657,953.82	12.04	7.855	357	80.11	621	44.70
350,001 - 400,000	141	52,867,558.86	12.82	7.785	358	80.99	623	44.92
400,001 - 450,000	38	15,952,589.70	3.87	7.636	358	81.15	630	43.43
450,001 - 500,000	18	8,678,683.03	2.10	8.018	358	81.99	605	48.75
500,001 - 550,000	2	1,041,204.43	0.25	7.885	358	74.99	618	50.00
550,001 - 600,000	1	566,709.42	0.14	8.395	358	75.00	565	33.00
600,001 - 650,000	1	611,342.06	0.15	9.095	358	80.00	637	39.00
700,001 - 750,000	1	749,198.71	0.18	9.125	358	84.75	613	49.00
Total:	2,378	$412,538,728.42	100.00%	8.137%	345	80.88%	617	43.72%

Current Rate(%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
5.500 - 5.999	3	$506,654.81	0.12%	5.805%	304	71.51%	684	51.03%
6.000 - 6.499	32	7,829,858.27	1.90	6.361	357	75.67	650	46.29
6.500 - 6.999	253	60,300,199.84	14.62	6.832	357	78.11	646	44.43
7.000 - 7.499	283	62,301,890.81	15.10	7.273	357	78.83	632	43.63
7.500 - 7.999	475	101,622,701.18	24.63	7.761	357	79.04	621	43.72
8.000 - 8.499	277	55,470,543.96	13.45	8.263	357	79.82	612	43.55
8.500 - 8.999	296	52,846,046.88	12.81	8.747	355	81.07	589	43.85
9.000 - 9.499	116	21,132,807.25	5.12	9.246	352	82.94	579	42.46
9.500 - 9.999	178	19,532,438.35	4.73	9.749	334	85.53	573	42.58
10.000 - 10.499	44	4,858,464.66	1.18	10.195	324	85.91	562	42.31
10.500 - 10.999	183	12,624,484.00	3.06	10.808	211	95.74	625	43.23
11.000 - 11.499	94	6,394,424.69	1.55	11.203	203	96.46	620	44.14
11.500 - 11.999	74	3,593,871.30	0.87	11.771	178	99.53	636	42.76
12.000 - 12.499	36	1,719,619.46	0.42	12.237	185	98.18	627	44.01
12.500 - 12.999	34	1,804,722.96	0.44	12.595	178	99.63	625	45.77
Total:	2,378	$412,538,728.42	100.00%	8.137%	345	80.88%	617	43.72%

FICO	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
500 - 524	104	$21,192,419.75	5.14%	9.201%	357	78.07%	513	43.66%
525 - 549	115	21,412,493.52	5.19	8.861	357	76.74	535	43.05
550 - 574	168	34,145,281.52	8.28	8.534	357	79.70	562	43.85
575 - 599	419	70,748,862.95	17.15	8.107	351	80.14	589	43.27
600 - 624	459	73,725,515.50	17.87	8.068	343	80.71	611	44.57
625 - 649	566	97,238,808.49	23.57	8.064	336	82.10	636	43.74
650 - 674	260	44,860,625.63	10.87	7.749	343	81.54	661	43.20
675 - 699	136	24,723,878.95	5.99	7.675	342	82.53	685	44.03
700 - 724	78	11,829,560.52	2.87	7.819	338	84.04	710	43.59
725 - 749	39	7,196,606.98	1.74	8.023	337	84.82	736	43.44
750 - 774	30	4,334,046.44	1.05	7.623	326	81.42	760	41.67
775 - 799	3	958,762.42	0.23	6.522	358	77.82	787	52.22
800 - 824	1	171,865.75	0.04	7.200	358	80.00	803	34.00
Total:	2,378	$412,538,728.42	100.00%	8.137%	345	80.88%	617	43.72%

Combined Original LTV (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
0.01 - 50.00	51	$7,355,181.70	1.78%	7.830%	349	41.36%	585	41.03%
50.01 - 55.00	19	4,182,885.55	1.01	7.776	357	53.03	609	40.99
55.01 - 60.00	35	6,740,100.70	1.63	7.434	357	58.30	590	40.54
60.01 - 65.00	35	7,250,698.17	1.76	7.958	357	62.99	582	39.09
65.01 - 70.00	93	21,071,519.27	5.11	7.933	356	68.60	588	43.05
70.01 - 75.00	100	24,223,454.74	5.87	8.059	356	74.28	598	43.26
75.01 - 80.00	1,039	211,371,290.90	51.24	7.766	357	79.82	628	43.95
80.01 - 85.00	156	35,059,584.03	8.50	8.169	357	84.36	597	44.17
85.01 - 90.00	206	44,332,731.45	10.75	8.136	353	89.44	612	44.28
90.01 - 95.00	165	25,867,287.94	6.27	8.973	342	94.62	604	44.71
95.01 - 100.00	479	25,083,993.97	6.08	10.987	180	99.86	643	43.53
Total:	2,378	$412,538,728.42	100.00%	8.137%	345	80.88%	617	43.72%

Original Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
120	4	$216,059.00	0.05%	7.780%	116	64.11%	677	42.13%
180	533	28,624,032.03	6.94	10.904	178	98.25	641	43.46
240	5	230,952.29	0.06	8.429	236	84.23	676	40.38
300	1	73,808.60	0.02	9.250	297	71.15	651	47.00
360	1,835	383,393,876.50	92.94	7.930	357	79.59	615	43.74
Total:	2,378	$412,538,728.42	100.00%	8.137%	345	80.88%	617	43.72%

Remaining Term to Stated Maturity (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
61 - 120	4	$216,059.00	0.05%	7.780%	116	64.11%	677	42.13%
121 - 180	533	28,624,032.03	6.94	10.904	178	98.25	641	43.46
181 - 240	5	230,952.29	0.06	8.429	236	84.23	676	40.38
241 - 300	1	73,808.60	0.02	9.250	297	71.15	651	47.00
301 - 360	1,835	383,393,876.50	92.94	7.930	357	79.59	615	43.74
Total:	2,378	$412,538,728.42	100.00%	8.137%	345	80.88%	617	43.72%

Debt Ratio (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
0.01 - 20.00	4	$424,792.38	0.10%	8.025%	288	85.39%	620	20.00%
20.01 - 25.00	58	9,159,522.21	2.22	8.006	349	76.82	614	23.42
25.01 - 30.00	108	14,036,431.48	3.40	8.282	345	78.92	608	28.29
30.01 - 35.00	232	35,583,330.38	8.63	8.127	342	80.32	621	33.07
35.01 - 40.00	349	59,110,376.56	14.33	8.204	345	80.64	619	38.18
40.01 - 45.00	564	101,543,166.50	24.61	8.135	345	80.36	617	43.12
45.01 - 50.00	754	133,804,976.30	32.43	8.262	344	81.35	616	48.08
50.01 - 55.00	251	46,709,832.47	11.32	7.802	347	82.31	616	52.82
55.01 - 60.00	58	12,166,300.14	2.95	7.692	348	82.65	619	57.76
Total:	2,378	$412,538,728.42	100.00%	8.137%	345	80.88%	617	43.72%

ARM/FRM	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Adjustable Rate Mortgage	1,499	$316,801,487.27	76.79%	7.998%	357	79.78%	612	43.87%
Fixed Rate Mortgage	879	95,737,241.15	23.21	8.595	303	84.54	635	43.21
Total:	2,378	$412,538,728.42	100.00%	8.137%	345	80.88%	617	43.72%

Product Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
10/20 ARM	21	$3,628,332.42	0.88%	7.668%	357	77.83%	649	38.97%
10/20 ARM Balloon	9	1,949,559.95	0.47	7.167	358	80.43	686	39.38
10/20 ARM IO	5	1,425,715.00	0.35	6.999	357	83.70	663	42.97
15/30 Balloon	514	27,211,757.49	6.60	11.019	178	99.17	643	43.77
2/28 ARM	545	95,610,649.06	23.18	8.293	357	79.64	603	42.33
2/28 ARM Balloon	799	187,240,014.71	45.39	7.951	358	80.00	610	45.03
2/28 ARM IO	60	15,171,021.75	3.68	7.142	357	79.07	653	40.12
30/40 Balloon	108	24,817,498.90	6.02	7.468	358	78.62	638	45.10
3/27 ARM Balloon	18	3,921,403.91	0.95	7.437	357	76.47	624	46.72
5/25 ARM	3	739,605.41	0.18	8.238	357	72.65	610	43.83
5/25 ARM Balloon	7	1,754,575.65	0.43	7.525	358	81.63	645	48.39
5/25 ARM IO	4	620,810.50	0.15	7.132	357	72.99	651	37.52
6ML ARM	3	693,053.44	0.17	8.324	357	84.61	650	50.42
Fixed	257	43,707,984.76	10.59	7.727	350	78.78	628	41.79
3/27 ARM	25	4,046,745.47	0.98	8.243	357	79.41	600	43.07
Total:	2,378	$412,538,728.42	100.00%	8.137%	345	80.88%	617	43.72%

Interest Only	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Not Interest Only	2,309	$395,321,181.17	95.83%	8.181%	344	80.95%	615	43.87%
Interest Only	69	17,217,547.25	4.17	7.130	357	79.24	653	40.26
Total:	2,378	$412,538,728.42	100.00%	8.137%	345	80.88%	617	43.72%

Interest Only Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
None	2,309	$395,321,181.17	95.83%	8.181%	344	80.95%	615	43.87%
60	62	15,576,762.25	3.78	7.131	357	78.85	653	40.22
120	7	1,640,785.00	0.40	7.111	358	82.85	659	40.67
Total:	2,378	$412,538,728.42	100.00%	8.137%	345	80.88%	617	43.72%

Original Prepayment Penalty Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
None	989	$167,983,472.57	40.72%	8.284%	343	81.19%	616	44.25%
12	60	11,750,893.79	2.85	8.476	346	80.70	612	46.06
18	1	403,893.10	0.10	7.500	357	80.00	707	32.34
24	1,070	186,085,348.21	45.11	8.112	345	81.31	614	43.62
36	258	46,315,120.75	11.23	7.621	352	78.09	630	41.73
Total:	2,378	$412,538,728.42	100.00%	8.137%	345	80.88%	617	43.72%

Lien	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
First Lien	1,852	$385,012,490.70	93.33%	7.931%	357	79.57%	615	43.72%
Second Lien	526	27,526,237.72	6.67	11.017	178	99.17	642	43.70
Total:	2,378	$412,538,728.42	100.00%	8.137%	345	80.88%	617	43.72%

Documentation Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Full Documentation	1,127	$169,571,425.30	41.10%	8.037%	347	81.34%	601	44.61%
Streamline Documentation	553	91,418,520.30	22.16	8.486	332	83.03	651	43.80
Limited Documentation	415	80,183,536.75	19.44	7.906	345	82.10	615	43.21
Stated Documentation	283	71,365,246.07	17.30	8.185	356	75.68	613	42.08
Total:	2,378	$412,538,728.42	100.00%	8.137%	345	80.88%	617	43.72%

Loan Purpose	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Cash Out Refinance	1,221	$250,319,081.56	60.68%	8.091%	348	79.93%	612	43.31%
Purchase	1,037	143,752,560.41	34.85	8.213	340	82.41	626	44.41
Rate/Term Refinance	120	18,467,086.45	4.48	8.166	343	81.91	611	43.92
Total:	2,378	$412,538,728.42	100.00%	8.137%	345	80.88%	617	43.72%

Property Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Single Family	1,663	$274,964,753.86	66.65%	8.150%	344	80.65%	614	43.29%
Planned Unit Development	321	56,540,497.83	13.71	8.185	345	82.25	622	44.31
2-4 Family	163	45,920,210.66	11.13	7.995	351	78.95	624	45.64
Condo	231	35,113,266.07	8.51	8.136	342	83.00	625	43.62
Total:	2,378	$412,538,728.42	100.00%	8.137%	345	80.88%	617	43.72%

Occupancy Status	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Owner	2,317	$400,237,238.06	97.02%	8.139%	344	80.90%	616	43.70%
Non-Owner	31	6,176,976.39	1.50	7.961	358	79.90	654	44.59
Second Home	30	6,124,513.97	1.48	8.171	352	80.48	662	43.86
Total:	2,378	$412,538,728.42	100.00%	8.137%	345	80.88%	617	43.72%

Credit Grade	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
A	807	$132,398,669.91	32.09%	8.085%	339	81.38%	622	44.16%
AA	785	135,563,032.32	32.86	7.852	341	82.22	666	43.63
A-	360	59,644,444.50	14.46	8.101	349	79.83	591	43.31
B	159	31,989,024.03	7.75	8.735	357	77.44	540	43.46
B+	195	38,506,246.70	9.33	8.479	357	80.76	567	43.12
C	72	14,437,310.96	3.50	9.188	357	76.01	521	44.30
Total:	2,378	$412,538,728.42	100.00%	8.137%	345	80.88%	617	43.72%

Geographic Location	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Alabama	3	$180,829.19	0.04%	10.596%	158	86.45%	564	39.31%
Arkansas	7	646,706.41	0.16	8.176	344	83.05	670	44.07
Arizona	59	10,103,244.10	2.45	8.323	345	81.04	619	42.89
California	462	108,773,650.20	26.37	8.049	341	79.12	617	42.87
Colorado	20	2,585,510.34	0.63	8.393	338	85.11	608	44.50
Connecticut	41	7,257,303.26	1.76	8.131	340	83.04	624	43.31
District Of Columbia	7	1,543,701.93	0.37	8.267	343	84.05	596	49.60
Delaware	5	886,502.94	0.21	7.941	352	85.24	625	36.74
Florida	212	36,160,890.70	8.77	7.915	348	81.14	616	43.92
Georgia	19	2,305,113.81	0.56	9.169	350	82.87	586	40.89
Hawaii	7	1,805,533.35	0.44	7.770	355	72.72	595	38.98
Idaho	16	2,649,020.77	0.64	8.378	358	80.69	619	40.41
Illinois	195	27,702,236.21	6.72	8.381	342	83.44	618	44.04
Indiana	17	1,466,821.27	0.36	8.790	334	83.79	602	37.90
Kentucky	2	224,296.20	0.05	7.566	357	62.54	607	41.00
Louisiana	90	8,087,664.93	1.96	8.664	344	83.91	604	40.68
Massachusetts	222	49,830,490.67	12.08	7.824	354	78.78	614	44.57
Maryland	136	26,903,058.02	6.52	8.218	342	82.13	625	44.92
Maine	8	1,224,574.65	0.30	8.115	357	84.25	589	45.28
Michigan	21	2,538,888.75	0.62	8.626	347	84.16	617	45.39
Minnesota	12	1,860,708.70	0.45	8.585	349	83.64	597	43.87
Montana	5	671,083.15	0.16	8.068	338	84.63	591	41.57
Missouri	10	870,979.93	0.21	9.035	325	78.34	585	45.83
Mississippi	33	2,444,431.52	0.59	8.660	348	84.46	607	41.24
North Carolina	19	1,701,703.51	0.41	9.122	324	84.27	583	43.16
New Hampshire	15	2,459,815.59	0.60	8.392	348	85.32	627	45.87
New Jersey	50	10,931,092.23	2.65	8.212	349	80.25	608	44.12
New Mexico	13	1,691,094.63	0.41	8.613	358	84.46	637	40.10
Nevada	26	5,178,232.49	1.26	8.013	348	78.61	652	45.09
New York	88	22,669,666.84	5.50	7.974	349	79.36	622	46.57
Ohio	12	1,624,178.75	0.39	8.548	344	86.47	627	42.66
Oklahoma	20	1,898,383.64	0.46	8.413	348	82.40	601	43.18
Oregon	36	5,141,623.67	1.25	8.157	343	81.82	620	44.34
Pennsylvania	37	4,517,997.99	1.10	8.266	347	85.27	616	39.30
Rhode island	14	2,414,330.29	0.59	7.776	348	80.46	611	47.37
South Carolina	8	1,569,732.56	0.38	9.168	357	79.30	580	43.63
Tennessee	52	3,694,227.91	0.90	8.383	328	85.19	607	43.64
Texas	178	16,063,257.65	3.89	8.573	340	83.49	609	41.43
Utah	8	1,493,803.22	0.36	8.132	353	81.28	613	37.17
Virginia	60	11,431,673.54	2.77	8.431	340	80.51	636	44.06
Vermont	2	365,319.43	0.09	7.266	357	84.87	633	45.50
Washington	109	16,273,062.60	3.94	7.843	344	82.86	619	46.39
Wisconsin	11	1,282,539.94	0.31	8.682	348	85.73	609	44.29
West Virginia	10	1,283,440.22	0.31	8.659	347	84.98	616	43.53
Wyoming	1	130,310.72	0.03	7.350	358	85.23	679	46.00
Total:	2,378	$412,538,728.42	100.00%	8.137%	345	80.88%	617	43.72%

Gross Margin (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
3.000 - 3.499	12	$1,923,857.51	0.61%	8.185%	357	83.87%	622	43.19%
3.500 - 3.999	3	476,609.61	0.15	7.707	358	82.02	676	41.73
4.500 - 4.999	3	439,375.78	0.14	8.351	358	87.73	631	45.54
5.000 - 5.499	156	31,404,164.68	9.91	7.759	358	79.28	614	44.92
5.500 - 5.999	280	57,531,265.48	18.16	7.512	357	78.36	611	44.49
6.000 - 6.499	420	92,405,508.61	29.17	7.863	358	78.82	615	43.50
6.500 - 6.999	268	59,802,705.17	18.88	8.085	358	79.50	616	43.65
7.000 - 7.499	241	47,454,509.86	14.98	8.523	357	82.06	601	43.72
7.500 - 7.999	116	25,363,490.57	8.01	8.690	357	83.03	603	43.44
Total:	1,499	$316,801,487.27	100.00%	7.998%	357	79.78%	612	43.87%

Minimum Interest Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
5.500 - 5.999	4	$652,873.39	0.21%	6.769%	355	80.00%	640	51.58%
6.000 - 6.499	18	4,471,564.05	1.41	6.393	357	77.78	641	46.93
6.500 - 6.999	178	41,616,001.39	13.14	6.833	357	77.33	641	44.03
7.000 - 7.499	216	47,981,207.28	15.15	7.289	358	79.84	632	44.30
7.500 - 7.999	400	87,764,602.46	27.70	7.771	357	79.07	620	43.97
8.000 - 8.499	238	48,326,982.99	15.25	8.257	357	79.44	611	43.74
8.500 - 8.999	233	47,222,970.75	14.91	8.744	358	80.97	586	44.04
9.000 - 9.499	86	17,888,835.53	5.65	9.249	357	82.44	572	42.75
9.500 - 9.999	90	14,962,058.36	4.72	9.741	358	84.35	559	42.11
10.000 - 10.499	22	3,630,917.59	1.15	10.176	357	82.36	544	42.27
10.500 - 10.999	10	1,700,369.32	0.54	10.658	358	82.32	535	42.03
11.000 - 11.499	4	583,104.16	0.18	11.068	358	79.09	521	42.92
Total:	1,499	$316,801,487.27	100.00%	7.998%	357	79.78%	612	43.87%

Maximum Interest Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
12.000 - 12.499	1	$399,727.48	0.13%	5.800%	354	80.00%	669	54.63%
12.500 - 12.999	17	4,169,342.65	1.32	6.349	357	77.61	645	47.22
13.000 - 13.499	175	41,132,127.06	12.98	6.830	357	77.39	641	44.07
13.500 - 13.999	218	48,545,480.40	15.32	7.276	358	79.64	632	44.30
14.000 - 14.499	398	86,943,574.80	27.44	7.766	357	79.24	620	43.97
14.500 - 14.999	244	49,696,655.61	15.69	8.259	357	79.26	611	43.72
15.000 - 15.499	233	47,044,021.52	14.85	8.747	358	80.96	585	44.03
15.500 - 15.999	87	18,191,110.97	5.74	9.254	357	82.57	573	42.76
16.000 - 16.499	90	14,765,055.71	4.66	9.740	358	84.32	559	42.15
16.500 - 16.999	22	3,630,917.59	1.15	10.176	357	82.36	544	42.27
17.000 - 17.499	10	1,700,369.32	0.54	10.658	358	82.32	535	42.03
17.500 - 17.999	4	583,104.16	0.18	11.068	358	79.09	521	42.92
Total:	1,499	$316,801,487.27	100.00%	7.998%	357	79.78%	612	43.87%

Initial Periodic Cap (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
1.000	12	$2,109,181.98	0.67%	8.116%	356	80.12%	613	43.84%
1.500	8	1,380,642.28	0.44	7.960	356	77.46	625	42.34
2.000	2	459,205.19	0.14	9.538	355	85.00	521	43.26
3.000	1,436	304,841,979.57	96.22	8.010	358	79.78	610	43.99
5.000	40	7,744,917.43	2.44	7.387	357	79.21	661	39.94
6.000	1	265,560.82	0.08	9.000	357	93.33	584	37.00
Total:	1,499	$316,801,487.27	100.00%	7.998%	357	79.78%	612	43.87%

Subsequent Periodic Cap (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
1.000	1,494	$315,623,350.31	99.63%	7.997%	357	79.83%	612	43.87%
1.500	2	459,205.19	0.14	9.538	355	85.00	521	43.26
2.000	3	718,931.77	0.23	7.538	358	53.58	578	45.12
Total:	1,499	$316,801,487.27	100.00%	7.998%	357	79.78%	612	43.87%

Months to Next Rate Adjustment	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
1 - 3	2	$518,177.74	0.16%	8.351%	356	84.76%	662	48.54%
4 - 6	1	174,875.70	0.06	8.245	358	84.18	616	56.00
13 - 15	1	213,358.76	0.07	7.500	350	86.00	671	46.00
16 - 18	18	4,246,339.33	1.34	7.253	354	75.92	624	44.17
19 - 21	436	89,705,880.49	28.32	8.084	357	79.20	609	43.75
22 - 24	949	203,856,106.94	64.35	8.008	358	80.19	610	43.98
28 - 30	4	548,611.77	0.17	6.835	354	72.52	581	48.27
31 - 33	12	2,241,600.83	0.71	8.086	357	78.80	610	44.02
34 - 36	27	5,177,936.78	1.63	7.849	358	78.18	616	44.87
52 - 54	1	196,415.50	0.06	6.800	354	85.85	658	40.41
55 - 57	4	894,827.00	0.28	8.150	357	81.13	630	45.92
58 - 60	9	2,023,749.06	0.64	7.459	358	75.51	639	45.26
112 - 114	3	444,214.81	0.14	6.893	354	79.84	632	35.72
115 - 117	17	3,059,675.36	0.97	7.555	356	78.48	648	39.65
118 - 120	15	3,499,717.20	1.10	7.314	358	80.85	678	40.64
Total:	1,499	$316,801,487.27	100.00%	7.998%	357	79.78%	612	43.87%

Group 2

Total Mortgage Loan Statistics

As of the Cut-off Date

Summary Statistics		Minimum	Maximum
Scheduled Principal Balance:	$862,457,960	$13,992	$1,328,887
Average Scheduled Principal Balance:	$208,727
Number of Mortgage Loans:	4,132

Weighted Average Gross Coupon:	8.332%	5.275%	12.875%
Weighted Average FICO Score:	645	500	813
Weighted Average Combined Original LTV:	83.47%	14.33%	100.00%
Weighted Average DTI:	42.04%	1.97%	60.00%

Weighted Average Original Term:	336	180	360
Weighted Average Stated Remaining Term:	333	171	359
Weighted Average Seasoning:	2	1	9

Weighted Average Gross Margin:	6.520%	2.250%	8.000%
Weighted Average Minimum Interest Rate:	7.914%	5.275%	11.500%
Weighted Average Maximum Interest Rate:	14.419%	11.775%	18.000%
Weighted Average Initial Rate Cap:	3.049%	1.000%	5.000%
Weighted Average Subsequent Rate Cap:	1.000%	1.000%	1.500%
Weighted Average Next Rate Adj.(mos):	24	4	119

Maturity Date:		Sep-01-2020	May-01-2036
Maximum ZIP Code Concentration:	91342(0.42%)

Adjustable Rate Mortgage:	80.18%
Fixed Rate:	19.82%

Interest Only:	14.60%	Single Family:	68.27%
Not Interest Only:	85.40%	Multi Family:	9.51%
Weighted Average IO Term	71	Condo:	8.07%
		Planned Unit Development:	14.15%
First Lien:	86.76%
Second Lien:	13.24%	Top 5 States:
		California	48.33%
Streamline Documentation	44.13%	Florida	7.95%
Full Documentation	25.45%	New York	6.29%
Limited Documentation	20.04%	New Jersey	5.17%
Stated Documentation	10.37%	Massachusetts	3.94%

Purchase:	69.72%
Cash Out Refinance:	28.56%
Rate/Term Refinance:	1.72%

Owner:	94.50%
Non-Owner:	2.08%
Second Home:	3.41%

Current Principal Balance ($)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
50,000 or less	586	$19,836,152.22	2.30%	11.027%	192	97.24%	637	39.57%
50,001 - 100,000	1,050	77,002,478.10	8.93	10.508	227	94.54	641	41.93
100,001 - 150,000	500	61,228,195.42	7.10	9.526	273	89.04	635	40.62
150,001 - 200,000	342	59,809,979.66	6.93	8.335	333	82.11	638	39.84
200,001 - 250,000	333	75,059,992.69	8.70	8.081	347	82.20	652	42.02
250,001 - 300,000	296	81,440,783.57	9.44	7.921	356	80.77	648	42.24
300,001 - 350,000	213	69,336,776.16	8.04	7.864	357	80.69	646	42.70
350,001 - 400,000	176	65,980,281.71	7.65	7.756	358	81.08	649	43.50
400,001 - 450,000	162	69,264,614.29	8.03	7.882	357	81.54	640	43.29
450,001 - 500,000	139	66,130,892.88	7.67	7.667	358	80.91	648	43.15
500,001 - 550,000	100	52,324,595.81	6.07	7.999	358	81.78	640	42.43
550,001 - 600,000	78	44,954,284.11	5.21	7.843	357	82.33	644	42.24
600,001 - 650,000	42	26,374,988.56	3.06	8.099	357	82.99	641	41.84
650,001 - 700,000	29	19,556,491.19	2.27	7.919	357	82.30	647	42.05
700,001 - 750,000	16	11,497,590.53	1.33	7.925	358	86.82	666	44.05
750,001 - 800,000	18	14,211,775.09	1.65	8.031	358	79.11	651	41.09
800,001 - 850,000	17	14,197,051.06	1.65	7.892	358	81.33	644	40.55
850,001 - 900,000	14	12,248,440.04	1.42	7.517	357	78.10	656	40.70
900,001 - 950,000	4	3,660,322.34	0.42	7.188	357	80.00	651	42.66
950,001 - 1,000,000	4	3,870,190.52	0.45	7.902	357	78.65	685	40.21
1,000,001 or greater	13	14,472,084.26	1.68	7.521	357	77.30	651	39.79
Total:	4,132	$862,457,960.21	100.00%	8.332%	333	83.47%	645	42.04%

Current Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
5.000 - 5.499	1	$596,000.00	0.07%	5.275%	351	80.00%	683	30.28%
5.500 - 5.999	7	2,665,095.50	0.31	5.922	358	77.29	685	41.57
6.000 - 6.499	56	19,661,910.93	2.28	6.366	357	80.27	688	39.77
6.500 - 6.999	340	118,888,582.21	13.78	6.805	356	79.49	673	41.35
7.000 - 7.499	366	115,171,414.42	13.35	7.270	357	79.90	659	42.21
7.500 - 7.999	640	199,386,314.56	23.12	7.776	357	80.51	649	42.44
8.000 - 8.499	355	102,776,499.04	11.92	8.250	356	81.10	638	43.07
8.500 - 8.999	426	112,104,040.36	13.00	8.767	352	82.57	621	41.41
9.000 - 9.499	193	39,266,070.78	4.55	9.257	340	84.75	614	41.48
9.500 - 9.999	316	39,641,542.59	4.60	9.768	312	89.72	616	41.17
10.000 - 10.499	102	13,406,682.54	1.55	10.222	297	90.52	606	41.43
10.500 - 10.999	438	36,112,202.13	4.19	10.768	205	97.85	641	42.09
11.000 - 11.499	352	31,160,503.67	3.61	11.207	183	99.16	646	43.06
11.500 - 11.999	187	10,911,710.91	1.27	11.783	179	99.46	641	43.02
12.000 - 12.499	132	6,907,795.44	0.80	12.230	177	99.56	625	42.54
12.500 - 12.999	221	13,801,595.13	1.60	12.703	178	99.03	630	43.43
Total:	4,132	$862,457,960.21	100.00%	8.332%	333	83.47%	645	42.04%

FICO	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
500 - 524	85	$19,737,313.63	2.29%	9.392%	357	77.51%	512	41.93%
525 - 549	92	17,620,329.27	2.04	9.050	354	75.80	536	42.05
550 - 574	161	37,829,736.38	4.39	8.951	357	85.67	562	43.48
575 - 599	389	62,666,383.18	7.27	8.779	328	84.84	588	41.51
600 - 624	979	187,118,489.41	21.70	8.503	331	83.46	612	42.23
625 - 649	713	155,978,635.15	18.09	8.333	331	83.62	637	42.05
650 - 674	692	154,200,992.73	17.88	8.173	331	83.68	662	42.60
675 - 699	422	93,034,825.48	10.79	8.076	333	84.07	687	40.87
700 - 724	291	61,861,217.34	7.17	7.838	332	83.51	711	40.80
725 - 749	173	38,875,947.73	4.51	7.796	332	83.19	735	42.93
750 - 774	93	23,221,926.27	2.69	7.823	332	82.88	761	42.49
775 - 799	36	9,597,419.99	1.11	7.731	337	82.94	785	42.12
800 - 824	6	714,743.65	0.08	8.659	323	86.76	808	41.48
Total:	4,132	$862,457,960.21	100.00%	8.332%	333	83.47%	645	42.04%

Combined Original LTV (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
0.01 - 50.00	31	$3,788,536.74	0.44%	8.096%	337	40.62%	583	33.80%
50.01 - 55.00	13	2,382,905.15	0.28	8.387	353	52.55	565	43.19
55.01 - 60.00	13	1,849,539.12	0.21	8.417	357	57.85	562	40.18
60.01 - 65.00	30	6,907,532.55	0.80	8.182	354	62.76	580	42.54
65.01 - 70.00	61	16,225,629.79	1.88	7.923	354	68.71	593	38.85
70.01 - 75.00	81	27,996,056.85	3.25	8.156	356	74.26	613	41.82
75.01 - 80.00	1,748	542,508,246.00	62.90	7.715	357	79.89	655	42.35
80.01 - 85.00	121	33,624,403.09	3.90	8.191	353	84.34	608	39.34
85.01 - 90.00	216	56,614,137.58	6.56	8.422	351	89.64	631	41.16
90.01 - 95.00	319	62,402,415.13	7.24	9.203	341	94.78	616	42.43
95.01 - 100.00	1,499	108,158,558.21	12.54	11.045	181	99.96	653	42.40
Total:	4,132	$862,457,960.21	100.00%	8.332%	333	83.47%	645	42.04%

Original Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
180	1,629	$116,126,432.63	13.46%	11.033%	178	98.91%	652	42.27%
240	5	340,506.21	0.04	7.965	237	81.80	666	41.80
360	2,498	745,991,021.37	86.50	7.912	358	81.07	644	42.01
Total:	4,132	$862,457,960.21	100.00%	8.332%	333	83.47%	645	42.04%

Remaining Term to Stated Maturity (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
121 - 180	1,629	$116,126,432.63	13.46%	11.033%	178	98.91%	652	42.27%
181 - 240	5	340,506.21	0.04	7.965	237	81.80	666	41.80
301 - 360	2,498	745,991,021.37	86.50	7.912	358	81.07	644	42.01
Total:	4,132	$862,457,960.21	100.00%	8.332%	333	83.47%	645	42.04%

Debt Ratio (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
0.01 - 20.00	146	$28,418,200.02	3.30%	8.279%	334	82.99%	627	14.83%
20.01 - 25.00	112	18,473,530.91	2.14	8.407	339	83.26	651	23.11
25.01 - 30.00	183	31,359,668.04	3.64	8.282	334	82.03	642	28.30
30.01 - 35.00	398	75,125,304.39	8.71	8.065	336	82.98	645	33.22
35.01 - 40.00	634	126,493,470.93	14.67	8.299	334	83.54	652	38.05
40.01 - 45.00	1,072	233,273,933.30	27.05	8.382	331	83.61	649	43.06
45.01 - 50.00	1,286	279,703,723.03	32.43	8.414	332	83.46	643	48.13
50.01 - 55.00	257	58,782,494.39	6.82	8.236	337	84.31	628	52.57
55.01 - 60.00	44	10,827,635.20	1.26	8.036	342	84.61	626	56.97
Total:	4,132	$862,457,960.21	100.00%	8.332%	333	83.47%	645	42.04%

ARM/FRM	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Adjustable Rate Mortgage	2,254	$691,509,819.43	80.18%	7.919%	357	81.06%	644	42.06%
Fixed Rate Mortgage	1,878	170,948,140.78	19.82	10.001	235	93.21	648	41.99
Total:	4,132	$862,457,960.21	100.00%	8.332%	333	83.47%	645	42.04%

Product Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
10/20 ARM	12	$1,958,876.31	0.23%	7.473%	356	78.10%	672	38.31%
10/20 ARM Balloon	7	1,804,577.86	0.21	6.986	358	77.86	711	39.56
10/20 ARM IO	44	12,887,993.76	1.49	6.909	358	78.91	683	39.52
15/30 Balloon	1,589	113,459,158.23	13.16	11.094	178	99.45	653	42.47
2/28 ARM	677	151,466,018.13	17.56	8.410	357	81.92	631	40.29
2/28 ARM Balloon	1,129	401,545,848.40	46.56	7.945	358	80.71	640	43.52
2/28 ARM IO	332	108,001,260.00	12.52	7.317	357	81.40	668	39.49
30/40 Balloon	79	24,805,337.91	2.88	7.491	358	80.11	651	44.04
3/27 ARM Balloon	19	4,966,627.40	0.58	7.838	357	83.79	630	41.94
3/27 ARM IO	7	1,727,220.00	0.20	7.206	358	85.53	667	40.21
5/25 ARM	2	193,407.56	0.02	9.278	357	86.79	609	42.95
5/25 ARM Balloon	4	1,146,504.74	0.13	7.724	358	80.00	646	45.67
5/25 ARM IO	10	3,293,380.00	0.38	7.022	358	81.51	684	40.48
6ML ARM	1	43,879.25	0.01	9.795	358	80.00	582	23.00
Fixed	210	32,683,644.64	3.79	8.109	342	81.46	628	38.77
3/27 ARM	10	2,474,226.02	0.29	8.048	357	78.39	648	44.46
Total:	4,132	$862,457,960.21	100.00%	8.332%	333	83.47%	645	42.04%

Interest Only	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Not Interest Only	3,739	$736,548,106.45	85.40%	8.514%	329	83.86%	640	42.47%
Interest Only	393	125,909,853.76	14.60	7.266	357	81.21	670	39.53
Total:	4,132	$862,457,960.21	100.00%	8.332%	333	83.47%	645	42.04%

Interest Only Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
None	3,739	$736,548,106.45	85.40%	8.514%	329	83.86%	640	42.47%
60	316	103,336,710.00	11.98	7.311	357	81.53	669	39.49
120	77	22,573,143.76	2.62	7.061	358	79.74	673	39.71
Total:	4,132	$862,457,960.21	100.00%	8.332%	333	83.47%	645	42.04%

Original Prepayment Penalty Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
None	1,523	$292,231,618.00	33.88%	8.751%	326	84.40%	643	42.19%
12	152	37,180,713.41	4.31	8.671	334	83.72	649	42.10
18	1	219,120.00	0.03	6.970	357	80.00	741	55.00
24	2,189	475,535,160.94	55.14	8.142	336	83.21	644	42.11
36	267	57,291,347.86	6.64	7.557	351	80.77	652	40.63
Total:	4,132	$862,457,960.21	100.00%	8.332%	333	83.47%	645	42.04%

Lien	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
First Lien	2,525	$748,225,574.04	86.76%	7.911%	357	81.03%	643	41.97%
Second Lien	1,607	114,232,386.17	13.24	11.091	178	99.47	653	42.49
Total:	4,132	$862,457,960.21	100.00%	8.332%	333	83.47%	645	42.04%

Documentation Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Streamline Documentation	1,843	$380,640,268.65	44.13%	8.537%	326	83.79%	665	43.49%
Full Documentation	1,327	219,521,471.12	25.45	8.197	334	84.31	625	42.85
Limited Documentation	685	172,874,423.26	20.04	8.084	337	84.14	633	38.06
Stated Documentation	277	89,421,797.18	10.37	8.269	353	78.76	629	41.59
Total:	4,132	$862,457,960.21	100.00%	8.332%	333	83.47%	645	42.04%

Loan Purpose	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Purchase	3,138	$601,301,810.24	69.72%	8.379%	328	84.42%	656	41.97%
Cash Out Refinance	924	246,343,072.00	28.56	8.231	347	81.23	618	42.35
Rate/Term Refinance	70	14,813,077.97	1.72	8.088	338	82.16	637	39.93
Total:	4,132	$862,457,960.21	100.00%	8.332%	333	83.47%	645	42.04%

Property Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Single Family	2,843	$588,796,766.89	68.27%	8.319%	334	83.29%	641	42.18%
Planned Unit Development	594	122,029,606.04	14.15	8.373	331	84.12	647	41.81
2-4 Family	318	82,006,475.10	9.51	8.437	331	83.64	660	42.17
Condo	377	69,625,112.18	8.07	8.242	333	83.70	655	41.17
Total:	4,132	$862,457,960.21	100.00%	8.332%	333	83.47%	645	42.04%

Occupancy Status	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Owner	3,870	$815,046,514.67	94.50%	8.319%	333	83.30%	643	42.12%
Second Home	176	29,435,667.58	3.41	8.463	333	85.99	684	41.73
Non-Owner	86	17,975,777.96	2.08	8.685	355	87.02	678	38.82
Total:	4,132	$862,457,960.21	100.00%	8.332%	333	83.47%	645	42.04%

Credit Grade	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
A	1,263	$252,871,122.13	29.32%	8.461%	331	83.61%	618	41.94%
AA	2,158	477,390,585.48	55.35	8.098	332	83.65	680	42.10
A-	353	53,301,478.80	6.18	8.810	325	84.47	595	40.88
B	123	25,258,772.47	2.93	8.997	355	78.54	544	42.99
B+	171	39,034,575.31	4.53	8.913	357	85.47	568	43.14
C	64	14,601,426.02	1.69	9.290	357	74.88	515	41.64
Total:	4,132	$862,457,960.21	100.00%	8.332%	333	83.47%	645	42.04%

Geographic Location	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Alabama	6	$551,424.99	0.06%	7.386%	331	84.31%	650	36.94%
Arkansas	7	268,832.52	0.03	9.086	323	86.72	624	38.15
Arizona	114	16,513,187.22	1.91	8.616	329	82.80	639	37.74
California	1,453	416,801,536.31	48.33	8.113	334	83.05	652	42.57
Colorado	17	2,269,769.55	0.26	8.449	330	85.18	626	36.73
Connecticut	38	8,803,252.47	1.02	8.567	340	84.27	642	38.48
District Of Columbia	10	2,028,859.42	0.24	8.191	332	77.54	614	43.47
Delaware	5	848,801.10	0.10	9.072	347	92.93	607	34.21
Florida	403	68,536,274.67	7.95	8.411	333	83.83	643	41.89
Georgia	48	6,452,562.95	0.75	9.427	326	84.77	646	43.59
Hawaii	7	2,291,257.07	0.27	8.622	320	85.37	663	43.22
Idaho	24	3,410,292.54	0.40	8.724	325	83.77	633	44.52
Illinois	142	23,654,562.79	2.74	8.482	332	83.32	641	42.04
Indiana	13	833,955.98	0.10	9.254	328	86.31	664	41.48
Kansas	2	89,847.36	0.01	8.722	322	84.00	594	46.00
Kentucky	4	270,613.34	0.03	9.617	320	92.62	607	40.70
Louisiana	150	10,455,940.33	1.21	9.278	326	86.51	610	38.64
Massachusetts	164	33,991,309.11	3.94	8.339	333	83.77	638	41.26
Maryland	170	33,565,732.58	3.89	8.641	334	83.56	629	41.71
Maine	9	851,599.39	0.10	7.865	327	76.12	642	36.46
Michigan	13	1,004,238.81	0.12	9.894	334	90.02	588	39.07
Minnesota	11	1,657,686.43	0.19	9.028	329	81.30	612	46.68
Montana	11	1,462,737.06	0.17	9.147	335	84.22	639	40.72
Missouri	15	1,960,561.86	0.23	8.942	348	80.97	601	36.26
Mississippi	86	7,349,649.34	0.85	9.273	338	86.29	591	43.46
North Carolina	13	1,771,176.97	0.21	8.842	345	87.73	604	32.32
Nebraska	1	100,255.70	0.01	8.900	358	85.00	513	47.00
New Hampshire	11	1,496,361.13	0.17	8.684	318	82.02	646	41.21
New Jersey	191	44,612,496.72	5.17	8.412	337	82.18	642	43.35
New Mexico	19	2,175,520.51	0.25	9.781	331	86.78	650	37.17
Nevada	70	12,752,468.58	1.48	8.747	327	84.51	662	42.69
New York	206	54,225,551.94	6.29	8.246	333	83.62	659	43.99
Ohio	22	1,861,136.32	0.22	9.394	347	85.27	606	42.29
Oklahoma	14	1,042,155.05	0.12	8.968	327	87.35	602	36.55
Oregon	29	5,595,514.99	0.65	8.646	338	84.84	635	42.47
Pennsylvania	31	4,339,115.25	0.50	8.794	339	81.77	604	32.65
Rhode island	11	1,812,561.85	0.21	9.020	332	85.23	630	43.31
South Carolina	10	1,580,193.18	0.18	9.365	352	88.20	619	40.47
Tennessee	48	4,532,467.34	0.53	8.322	336	84.06	610	43.11
Texas	252	27,024,439.50	3.13	8.474	325	84.64	639	36.75
Utah	20	3,017,097.44	0.35	8.682	336	87.39	686	41.98
Virginia	99	20,664,944.37	2.40	8.605	332	83.12	628	42.94
Vermont	3	371,810.78	0.04	8.702	348	77.56	579	45.58
Washington	153	26,466,697.07	3.07	8.444	333	85.31	628	41.59
Wisconsin	3	645,159.21	0.07	9.182	358	83.08	602	36.15
West Virginia	4	446,351.12	0.05	9.864	314	87.82	605	47.11
Total:	4,132	$862,457,960.21	100.00%	8.332%	333	83.47%	645	42.04%

Gross Margin (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
2.000 - 2.499	1	$283,831.98	0.04%	7.900%	358	80.00%	645	50.00%
3.000 - 3.499	9	2,554,054.82	0.37	8.382	357	81.18	635	43.00
3.500 - 3.999	4	1,114,817.17	0.16	7.847	358	80.00	630	43.85
4.000 - 4.499	1	120,678.99	0.02	6.950	353	80.00	655	43.41
4.500 - 4.999	5	1,515,743.15	0.22	8.130	358	73.12	589	38.88
5.000 - 5.499	154	46,965,438.98	6.79	7.262	358	78.61	652	41.53
5.500 - 5.999	324	96,438,443.06	13.95	7.381	358	79.86	646	41.71
6.000 - 6.499	623	211,594,033.76	30.60	7.677	358	80.35	651	41.89
6.500 - 6.999	432	137,499,874.66	19.88	7.959	357	80.49	649	42.52
7.000 - 7.499	330	94,540,897.56	13.67	8.267	357	83.06	637	42.35
7.500 - 7.999	190	52,043,787.71	7.53	8.596	357	83.78	636	42.39
8.000 - 8.499	181	46,838,217.59	6.77	9.186	357	84.14	610	41.68
Total:	2,254	$691,509,819.43	100.00%	7.919%	357	81.06%	644	42.06%

Minimum Interest Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
5.000 - 5.499	1	$596,000.00	0.09%	5.275%	351	80.00%	683	30.28%
5.500 - 5.999	7	2,665,095.50	0.39	5.922	358	77.29	685	41.57
6.000 - 6.499	51	17,805,365.67	2.57	6.413	358	79.93	686	39.90
6.500 - 6.999	308	109,657,072.38	15.86	6.817	357	79.64	673	41.31
7.000 - 7.499	313	103,822,216.33	15.01	7.276	358	80.15	661	42.50
7.500 - 7.999	569	182,724,945.85	26.42	7.778	358	80.41	650	42.40
8.000 - 8.499	322	96,593,390.35	13.97	8.259	357	81.09	637	43.32
8.500 - 8.999	354	104,006,648.37	15.04	8.763	358	82.08	618	41.49
9.000 - 9.499	124	33,523,666.60	4.85	9.257	357	83.16	603	41.54
9.500 - 9.999	131	27,551,661.74	3.98	9.738	357	86.07	597	42.09
10.000 - 10.499	38	7,358,092.21	1.06	10.228	357	85.95	566	40.96
10.500 - 10.999	30	4,418,455.63	0.64	10.660	357	90.31	556	37.82
11.000 - 11.499	5	697,254.42	0.10	11.160	357	93.16	561	42.99
11.500 - 11.999	1	89,954.38	0.01	11.500	355	69.77	543	23.00
Total:	2,254	$691,509,819.43	100.00%	7.919%	357	81.06%	644	42.06%

Maximum Interest Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
11.500 - 11.999	1	$596,000.00	0.09%	5.275%	351	80.00%	683	30.28%
12.000 - 12.499	7	2,665,095.50	0.39	5.922	358	77.29	685	41.57
12.500 - 12.999	50	17,145,758.98	2.48	6.357	358	79.93	684	39.97
13.000 - 13.499	306	109,114,219.68	15.78	6.808	357	79.60	673	41.30
13.500 - 13.999	312	103,774,544.64	15.01	7.270	358	80.15	661	42.54
14.000 - 14.499	568	183,137,504.31	26.48	7.780	358	80.43	650	42.35
14.500 - 14.999	320	96,158,192.76	13.91	8.252	357	81.05	637	43.39
15.000 - 15.499	356	104,549,501.07	15.12	8.762	358	82.11	619	41.50
15.500 - 15.999	127	34,058,381.77	4.93	9.258	357	83.13	603	41.50
16.000 - 16.499	129	27,209,239.19	3.93	9.739	357	86.10	596	42.03
16.500 - 16.999	41	7,830,060.46	1.13	10.197	357	85.82	571	41.06
17.000 - 17.499	30	4,418,455.63	0.64	10.660	357	90.31	556	37.82
17.500 - 17.999	6	762,911.06	0.11	11.178	357	93.75	566	42.38
18.000 - 18.499	1	89,954.38	0.01	11.500	355	69.77	543	23.00
Total:	2,254	$691,509,819.43	100.00%	7.919%	357	81.06%	644	42.06%

Initial Periodic Cap (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
1.000	7	$1,337,654.34	0.19%	7.880%	358	83.27%	647	39.45%
1.500	11	1,930,813.83	0.28	8.062	355	79.21	584	43.43
2.000	2	186,390.34	0.03	9.441	355	83.03	566	45.98
3.000	2,160	667,826,301.01	96.58	7.946	358	81.12	643	42.13
3.100	1	283,831.98	0.04	7.900	358	80.00	645	50.00
5.000	73	19,944,827.93	2.88	6.990	358	79.17	684	39.56
Total:	2,254	$691,509,819.43	100.00%	7.919%	357	81.06%	644	42.06%

Subsequent Periodic Cap (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
1.000	2,253	$691,290,587.11	99.97%	7.919%	358	81.07%	644	42.05%
1.500	1	219,232.32	0.03	9.550	353	80.00	673	50.00
Total:	2,254	$691,509,819.43	100.00%	7.919%	357	81.06%	644	42.06%

Months to Next Rate Adjustment	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
4 - 6	1	$43,879.25	0.01%	9.795%	358	80.00%	582	23.00%
13 - 15	3	1,289,518.11	0.19	6.273	351	75.65	651	33.47
16 - 18	22	6,547,849.87	0.95	7.741	354	82.34	629	42.27
19 - 21	655	202,032,833.25	29.22	8.094	357	80.95	643	41.88
22 - 24	1,458	451,142,925.30	65.24	7.892	358	81.16	643	42.25
28 - 30	2	475,881.59	0.07	7.081	353	78.19	625	46.01
31 - 33	11	3,105,782.80	0.45	8.328	356	84.30	643	43.84
34 - 36	23	5,586,409.03	0.81	7.528	358	82.13	642	41.12
55 - 57	6	1,106,830.92	0.16	7.146	357	80.00	667	40.16
58 - 60	10	3,526,461.38	0.51	7.335	358	81.78	673	42.40
115 - 117	19	4,636,781.78	0.67	7.167	356	81.31	673	38.27
118 - 120	44	12,014,666.15	1.74	6.913	358	77.70	689	39.81
Total:	2,254	$691,509,819.43	100.00%	7.919%	357	81.06%	644	42.06%

Contact List

North American ABS – Home Equity			Syndicate/Sales Desk
Origination:	Brian Bernard	834-5139	Brian McDonald	834-4154
	Paul White	834-5440	Andy Cherna	834-4154
	Tom Roh	834-5936	Randall Outlaw	834-4154
	Jamie Gordon	834-5409	Melissa Traylor	834-4154
	Haroon Jawadi	834-5308
	Swapna Putcha	834-5435
	Alex Louis-Jeune	834-5033	Asset-Backed Trading
	Alissa Smith	834-5432	Peter Basso	834-3720
	Kathryn Bauer	834-9986	Maria Lopes	834-3720
	Shilla Kim-Parker	834-5006	Vikas Sarna	834-3720
Structuring/			Nick Sykes	834-3720
Home Equity Trading:	Robert Miller	834-2428
	Raj Kothari	834-3339
	Kevin Lynn	834-2394
	Osmin Rivera	834-2151

Rating Agency Contacts

Standard & Poor’s	Michael McCormick
(212) 438-1937

Moody’s	Amita Shrivastava
(201) 915-8730

Fitch	Romina Barletta
(212) 908-0748

Please Direct All Questions to the Syndicate Desk (x4-4154) Brian McDonald Andy Cherna Randall Outlaw Melissa Traylor

J.P. Morgan Mortgage Acquisition Trust 2006-WMC2

Asset Backed Pass-Through Certificates, Series 2006-WMC2

$897,190,000 (Approximate)

Subject to Revision

June 6, 2006 – Free Writing Prospectus

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-212-834-4154 (collect call) or by emailing Randall Outlaw at randall.outlaw@jpmorgan.com.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.

THE INFORMATION CONTAINED IN THIS COMMUNICATION IS SUBJECT TO CHANGE, COMPLETION OR AMENDMENT FROM TIME TO TIME. YOU SHOULD CONSULT YOUR OWN COUNSEL, ACCOUNTANT AND OTHER ADVISORS AS TO THE LEGAL, TAX, BUSINESS, FINANCIAL AND RELATED ASPECTS OF A PURCHASE OF THESE SECURITIES.

The attached information may contain certain tables and other statistical analyses (the "Computational Materials") that have been prepared in reliance upon information furnished by the issuer, the preparation of which used numerous assumptions which may or may not be reflected herein.  As such, no assurance can be given as to the appropriateness of the Computational Materials for any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance.  These Computational Materials should not be construed as either projections or predictions. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. Neither JPMorgan nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN).  JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES.

Copyright 2006 JPMorgan Chase & Co. – All rights reserved.  J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC.  JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials.  Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.

JPMORGAN

New Issue Free Writing Prospectus

$897,190,000

(Approximate)

J.P. Morgan Mortgage Acquisition Trust 2006-WMC2

Issuing Entity

J.P. Morgan Acceptance Corporation I

Depositor

WMC Mortgage Corp.

Originator

JPMorgan Chase Bank, National Association

Servicer

Asset Backed Pass-Through Certificates, Series 2006-WMC2

June 6, 2006

Expected Timing:	Pricing Date:	On or about June [8], 2006
	Closing Date:	On or about June 28, 2006
	First Payment Date:	July 25, 2006, or first business day thereafter

Structure:	Bond Structure	$1,245,033,000 (approximate) senior/subordinate structure, floating rate
	Rating Agencies:	Moody’s, Standard & Poor’s and Fitch

Preliminary Term Sheet                                             Date Prepared: June 6, 2006

$897,190,000 (Approximate)

Offered Certificates

J.P. Morgan Mortgage Acquisition Trust 2006-WMC2

	Principal	WAL (Years)	Pymt Window	Expected Rating	Assumed Final	Certificate Type /
Class(2,3,4)	Amount ($)(1)	Call/Mat(2,5)	(Months) Call/Mat(2,5)	(Moody’s/S&P/Fitch)	Distribution Date (6)	Certificate Rate(3)
A-1	324,255,000	Not Marketed Hereby		Aaa/AAA/AAA	June 2036	Fltg Rate Group I Senior
A-2	339,214,000	1.00 / 1.00	1 - 21 / 1 - 21	Aaa/AAA/AAA	June 2030	Fltg Rate Group II Senior Sequential
A-3	123,372,000	2.00 / 2.00	21 - 28 / 21 - 28	Aaa/AAA/AAA	June 2036	Fltg Rate Group II Senior Sequential
A-4	120,305,000	3.00 / 3.00	28 - 56 / 28 - 56	Aaa/AAA/AAA	June 2036	Fltg Rate Group II Senior Sequential
A-5	95,001,000	6.06 / 7.48	56 - 79 / 56 - 178	Aaa/AAA/AAA	June 2036	Fltg Rate Group II Senior Sequential
M-1	45,262,000	4.78 / 5.33	45 - 79 / 45 - 162	Aa1/AA+/AA+	June 2036	Fltg Rate Mezzanine
M-2	40,800,000	4.67 / 5.21	43 - 79 / 43 - 155	Aa2/AA/AA	June 2036	Fltg Rate Mezzanine
M-3	24,225,000	4.61 / 5.13	41 - 79 / 41 - 147	Aa3/AA-/AA-	June 2036	Fltg Rate Mezzanine
M-4	21,037,000	4.58 / 5.07	41 - 79 / 41 - 141	A1/A+/A+	June 2036	Fltg Rate Mezzanine
M-5	21,675,000	4.55 / 5.02	40 - 79 / 40 - 136	A2/A/A	June 2036	Fltg Rate Mezzanine
M-6	19,125,000	4.53 / 4.97	39 - 79 / 39 - 129	A3/A-/A-	June 2036	Fltg Rate Mezzanine
M-7	18,487,000	4.52 / 4.92	39 - 79 / 39 - 122	Baa1/BBB+/BBB+	June 2036	Fltg Rate Mezzanine
M-8	16,575,000	4.49 / 4.84	38 - 79 / 38 - 114	Baa2/BBB/BBB	June 2036	Fltg Rate Mezzanine
M-9	12,112,000	4.49 / 4.78	38 - 79 / 38 - 106	Baa3/BBB-/BBB-	June 2036	Fltg Rate Mezzanine
M-10 (7)	10,837,000	Not Publicly Offered		Ba1/BB+/BB+	June 2036	Fltg Rate Subordinate
M-11 (7)	12,751,000	Not Publicly Offered		Ba2/BB/BB	June 2036	Fltg Rate Subordinate
Total:	1,245,033,000

(1)

The approximate size is subject to a permitted variance in the aggregate of plus or minus 5%.

(2)

The Class A-1 Certificate is backed primarily by the cash flow from the Group I Mortgage Loans (as defined herein).  The Class A-2, Class A-3, Class A-4 and Class A-5 Certificates are backed primarily by the cash flow from the Group II Mortgage Loans (as defined herein).  The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, and Class M-11 Certificates are backed by the cash flows from the Group I Mortgage Loans and the Group II Mortgage Loans.

(3)

The margins on the Senior Certificates will double, and the margins on the Mezzanine and Subordinate Certificates will increase to 1.5 times the original margin on the first Distribution Date after the first possible Optional Termination Date.

(4)

The Offered Certificates will be subject to the applicable rate cap as described herein.

(5)

See “Pricing Prepayment Speed” herein.

(6)

The final scheduled distribution date for each class of offered certificates, other than the Class A-2 Certificates, is the distribution date in the month following the scheduled maturity date for the latest maturing mortgage loan. The final scheduled distribution date for the Class A-2 Certificates is calculated assuming a prepayment assumption of 0% and adding one month.

(7)

The Class M-10 and Class M-11 Certificates will be privately placed and will not be offered pursuant to the prospectus.  Information presented herein for the Class M-10 and Class M-11 Certificates is solely to assist purchasers of the Offered Certificates.

Issuing Entity:

J.P. Morgan Mortgage Acquisition Trust 2006-WMC2, a New York common law trust

Depositor:

J.P. Morgan Acceptance Corporation I

Seller:

J.P. Morgan Mortgage Acquisition Corp.

Originator:

WMC Mortgage Corp.

Servicer:

JPMorgan Chase Bank, National Association

Lead Manager:

J.P. Morgan Securities Inc.

Securities Administrator:

JPMorgan Chase Bank, National Association

Trustee:

U.S. Bank National Association

Swap Provider:

JPMorgan Chase Bank, National Association

Custodian:

J.P. Morgan Trust Company, National Association

Trust Oversight Manager:

Pentalpha Surveillance LLC

Senior Certificates:

The Class A-1 Certificates (collectively, the “Group I Certificates”) and the Class A-2, Class A-3, Class A-4 and Class A-5 Certificates (collectively, the “Group II Certificates”).

Mezzanine Certificates:

The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.

Subordinate Certificates:          The Class M-10 and Class M-11 Certificates.

Floating Rate Certificates:

The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates.

Offered Certificates:

The Class A-2, Class A-3, Class A-4, Class A-5 Certificates and the Mezzanine Certificates.

Non-Offered Certificates:

The Class A-1, Subordinate Certificates, Class C, Class P and Residual Certificates.

Federal Tax Status:

It is anticipated that the Offered Certificates generally will represent, in part, ownership of REMIC regular interests for tax purposes.

Registration:

The Offered Certificates will be available in book-entry form through DTC and only upon request through Clearstream, Luxembourg and the Euroclear System.

Cut-off Date:

June 1, 2006

Expected Pricing Date:

On or about June [8], 2006

Expected Closing Date:

On or about June 28, 2006

Distribution Date:

The 25th day of each month (or if not a business day, the next succeeding business day) beginning in July 2006.

ERISA Eligibility:

The Offered Certificates are expected to be ERISA eligible, provided the investors meet the requirements of certain investor-based exemptions as described in the prospectus supplement.

SMMEA Eligibility:

The Offered Certificates are not expected to constitute “mortgage related securities” for purposes of SMMEA.

Servicing Fee:

0.50% per annum of the outstanding principal balance of each mortgage loan as of the first day of the related Collection Period.

Trust Oversight Manager

 Fee:

Approximately 0.015% per annum on the outstanding principal balance of each mortgage loan as of the first day of the related Collection Period, subject to a monthly minimum of $1,250.

Custodian Fee:

A fee payable based on an agreement between the Custodian and the Seller.

Securities Administrator

 Fee:

Approximately 0.004% per annum on the aggregate principal balance of the Mortgage Loans, subject to a monthly minimum of $500, together with the Servicing Fee, the Custodian Fee and the Trust Oversight Manager Fee, the “Administrative Fee”.

Administrative Fee Rate:

The rate at which the Administrative Fees are calculated for the related Distribution Date.

Expense Adjusted Net

Mortgage Rate:

The mortgage rate of each Mortgage Loan minus the Administrative Fee Rate.

Expense Adjusted Net

Maximum Mortgage Rate:

The per annum rate equal to the applicable maximum mortgage rate (or the mortgage rate for such Mortgage Loan in the case of the fixed-rate Mortgage Loans) of each Mortgage Loan minus the Administrative Fee Rate.

Optional Termination:

The terms of the transaction allow for a clean-up call of the Mortgage Loans and the retirement of the Certificates (the “Clean-up Call”), which may be exercised once the aggregate principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Pricing Prepayment Speed:

The Offered Certificates will be priced based on the following collateral prepayment assumptions:

FRM Loans:

100% PPC (100% PPC: 20% HEP)

ARM Loans:

100% PPC (100% PPC: 2% - 30% CPR over 12 months and remaining constant at 30% CPR through month 22, remaining constant at 50% CPR for months 23 through 27, and then remaining constant at 35% CPR for months 28 and thereafter; provided, however, the prepayment rate will not exceed 85% CPR in any period for any given percentage of Pricing Prepayment Speed).

Mortgage Loans:

As of the Cut-off Date, the aggregate principal balance of the Mortgage Loans was approximately $1,274,996,689, of which: (i) approximately $412,538,728 consisted of a pool of fixed-rate and adjustable-rate mortgage loans with original principal balances that conform to Fannie Mae balance limitations  (the “Group I Mortgage Loans”), and (ii) approximately $862,457,960 consisted of a pool of fixed-rate and adjustable-rate mortgage loans with original principal balances that may or may not conform to Freddie Mac or Fannie Mae balance limitations (the “Group II Mortgage Loans” and together with the Group I Mortgage Loans, the “Mortgage Loans”). These figures are subject to a variance of plus/minus 5%.

Silent Seconds:

The mortgaged properties relating to approximately 59.60% of the first-lien mortgage loans are subject to a second-lien mortgage loan (“Silent Second”) that was originated at the same time as the first-lien mortgage loan.  The weighted average combined original loan-to-value ratio of the aggregate mortgage loans, including the Silent Seconds, is 92.81%.

Interest Accrual:

Interest will accrue on the Certificates at the applicable Pass-Through Rate.

Interest on the Certificates will accrue initially from the Closing Date to (but excluding) the first Distribution Date, and thereafter, from the prior Distribution Date to (but excluding) the applicable Distribution Date on an Actual/360 basis.

Pass-Through Rate:

The Class A-1 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class A-1 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 2.0 times the Class A-1 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class A-2 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class A-2 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 2.0 times the Class A-2 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class A-3 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class A-3 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 2.0 times the Class A-3 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class A-4 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class A-4 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 2.0 times the Class A-4 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class A-5 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class A-5 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 2.0 times the Class A-5 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-1 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-1 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-1 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-2 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-2 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-2 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-3 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-3 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-3 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-4 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-4 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-4 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-5 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-5 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-5 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-6 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-6 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-6 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-7 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-7 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-7 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-8 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-8 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-8 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-9 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-9 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-9 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-10 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-10 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-10 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-11 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-11 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-11 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

Net WAC Cap:

For any Distribution Date will be a per annum rate equal to 12 times the quotient of (x) the total scheduled interest on the Mortgage Loans for the related accrual period, net of the sum of (i) Administrative Fees and (ii) any Net Swap Payment or Swap Termination Payment made to the Swap Provider for such Distribution Date, and (y) the aggregate principal balance of the mortgage loans as of the first day of the applicable collection period, expressed on the basis of an assumed 360-day year and the actual number of days elapsed during the related accrual period.

Maximum Rate Cap:

The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to (A) the sum of (x) the weighted average of the Expense Adjusted Net Maximum Mortgage Rates of the Mortgage Loans and (y) the Net Swap Payment made by the Swap Provider, if any, expressed as a percentage of the balance of the Mortgage Loans multiplied by 12 over (B) the Net Swap Payment made to the Swap Provider, if any, expressed as a percentage of the balance of the Mortgage Loans multiplied by 12.

If investor interest payments are limited by the Maximum Rate Cap, they will not be reimbursed.

Net WAC Cap

Carryover Amount:

If on any Distribution Date the pass-through rate on any class or classes of the Senior Certificates, the Mezzanine Certificates or the Subordinate Certificates is limited by the Net WAC Cap, the amount of such interest that would have been distributed if the pass-through rate on the related class or classes of the Senior Certificates,  the Mezzanine Certificates or the Subordinate Certificates had not been so limited by the Net WAC Cap, up to but not exceeding the Maximum Rate Cap, and the aggregate of such shortfalls from previous Distribution Dates together with accrued interest at the related pass-through rate will be carried over to the next Distribution Date until paid (herein referred to as “Carryover”).  Such reimbursement will be paid only on a subordinated basis.  No Carryover will be paid with respect to a class of Certificates once the principal balance has been reduced to zero.

Cap Amount:

For any Distribution Date and Class of Certificates, an amount calculated by multiplying the related Certificate principal balance by the Maximum Rate Cap.

Prepayment Interest

Shortfall:

For any Distribution Date, an amount equal to the interest at the mortgage interest rate for such Mortgage Loan (the “Mortgage Interest Rate”) (net of the related Fees) on the amount of such principal prepayment in full for the number of days commencing on the date on which the principal prepayment in full is applied and ending on the last day of the prior calendar month. The Servicer will cover Prepayment Interest Shortfalls on Mortgage Loans to the extent that this amount does not exceed one-half of its servicing fee for such Distribution Date.  Notwithstanding the foregoing, the Servicer will not cover Prepayment Interest Shortfalls on simple interest loans or second lien mortgage loans or shortfalls relating to principal prepayments in part.

Credit Enhancement:

Consists of the following:

1) Excess Cashflow

2) Net Swap Payments received from the Swap Provider (if any)

3) Overcollateralization Amount

4) Subordination

Excess Cashflow:

For any Distribution Date, the sum of (x) any Overcollateralization Reduction Amount and (y) the excess of the amount on deposit in the collection account that is available to be distributed on the related Distribution Date, net of any Net Swap Payment made by the supplemental interest trust and the Swap Termination Payment, if any, made by the supplemental interest trust, over the sum of (i) the monthly interest accrued and any unpaid interest on the Senior Certificates and the monthly interest accrued on the Mezzanine and Subordinate Certificates, and (ii) the principal remittance amount.

Overcollateralization

Amount:

The “Overcollateralization Amount” (or “O/C”) is equal to the excess of the aggregate principal balance of the Mortgage Loans over the aggregate principal balance of the Senior, Mezzanine, and Subordinate Certificates and the Class P Certificates.  On the Closing Date, the O/C will be equal to approximately 2.35% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.  To the extent the O/C is reduced below the Overcollateralization Target Amount, Excess Cashflow will be directed to maintain O/C until the Overcollateralization Target Amount is reached.

Overcollateralization

Reduction Amount:

For any Distribution Date, the lesser of (A) the principal remittance amount on such Distribution Date and (B) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the principal remittance amount on such Distribution Date has been distributed) over (ii) the Overcollateralization Target Amount for such Distribution Date.

Overcollateralization

Target Amount:

Prior to the Stepdown Date, the “Overcollateralization Target Amount” is approximately 2.35% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

On or after the Stepdown Date, the Overcollateralization Target Amount is approximately 4.70% of the aggregate principal balance of the Mortgage Loans for the related Distribution Date, subject to a floor equal to 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

If a Trigger Event is in effect on the related Distribution Date, the Overcollateralization Target Amount shall be equal to the Overcollateralization Target Amount for the previous Distribution Date.

Stepdown Date:

The earlier to occur of

(i)  the first Distribution Date following the Distribution Date on which the aggregate principal balance of the Senior Certificates has been reduced to zero; and

(ii)  the later to occur of

  (x)  the Distribution Date occurring in July 2009 and

(y) the first Distribution Date on which the Senior Credit Enhancement Percentage  is greater than or equal to approximately 42.80%.

Senior Credit

Enhancement Percentage:

The “Senior Credit Enhancement Percentage” for a Distribution Date is equal to (i) the sum of (a) the aggregate certificate principal balance of the Mezzanine and Subordinate Certificates and (b) the Overcollateralization Amount divided by (ii) the aggregate principal balance of the Mortgage Loans at the end of the related Due Period.

Trigger Event:

A “Trigger Event” is in effect on any Distribution Date on or after the Stepdown Date, if either (i) the 60+ delinquency percentage exceeds 37.09% of the current Senior Credit Enhancement Percentage or (ii) cumulative realized losses as a percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date for the related Distribution Date are greater than:

Distribution Date	Percentage
July 2008 – June 2009	1.35%
July 2009 – June 2010	3.05%
July 2010 – June 2011	4.75%
July 2011 – June 2012	6.10%
July 2012 and thereafter	6.85%

Expected Credit Support

Percentages:

	Initial Credit Support	After Stepdown Date Expected Support
Senior Certificates	21.40%	42.80%
M-1	17.85%	35.70%
M-2	14.65%	29.30%
M-3	12.75%	25.50%
M-4	11.10%	22.20%
M-5	9.40%	18.80%
M-6	7.90%	15.80%
M-7	6.45%	12.90%
M-8	5.15%	10.30%
M-9	4.20%	8.40%
M-10	3.35%	6.70%
M-11	2.35%	4.70%

Realized Losses:

If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan.  The amount of such insufficiency is a “Realized Loss.”  Realized Losses on the Mortgage Loans will, in effect, be absorbed first by the Excess Cashflow (including certain amounts received by the Swap Administrator from the Swap Agreement, if any), and second by the reduction of the Overcollateralization Amount.  Following the reduction of any Overcollateralization Amount to zero, all allocable Realized Losses will be applied in reverse sequential order, first to the Class M-11 Certificates, then to the Class M-10 Certificates, then to the Class M-9 Certificates, then to the Class M-8 Certificates, then to the Class M-7 Certificates, then to the Class M-6 Certificates, then to the Class M-5 Certificates, then to the Class M-4 Certificates, then to the Class M-3 Certificates, then to the Class M-2 Certificates, then to the Class M-1 Certificates.

Realized Losses will not be allocated to any of the Senior Certificates.

Available Funds:

With respect to any Distribution Date, will be equal to the sum of the following amounts with respect to the Mortgage Loans, net of amounts reimbursable therefrom to the Servicer, the Securities Administrator, the Custodian, the Trust Oversight Manager and the Trustee in respect of expenses and indemnification as described in the Pooling Agreement and amounts reimbursable to the Swap Provider (including any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider but excluding any Swap Termination Payment owed to the Swap Provider resulting from any Swap Termination Payment that is triggered upon a Swap Provider Trigger Event (as defined in the Swap Agreement or Pooling and Servicing Agreement):

1)

the aggregate amount of scheduled monthly payments on the Mortgage Loans due during the related Due Period and received by the related determination date, after deduction of the Servicing Fee, the Custodian Fee, the Trust Oversight Management Fee and the Securities Administrator Fee and any prepayment interest excess for such Distribution Date and any accrued and unpaid Servicing Fees in respect of any prior Distribution Dates;

2)

unscheduled full and partial prepayments for such Mortgage Loans occurring during the related prepayment period (excluding prepayment premiums) and insurance proceeds, condemnation proceeds, net liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for such Mortgage Loans occurring during the calendar month preceding the month of such Distribution Date; and

3)

payments from the Servicer in connection with advances and compensating interest for such Distribution Date.

Principal Paydown:

Senior Certificates:

1)

Principal allocable to the Group I Certificates will be distributed to the Class A-1    Certificates until its certificate principal balance is paid to zero.

2)

Principal allocable to the Group II Certificates will be distributed sequentially to the Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, in that order, to each such class of certificates until the certificate principal balance of each such class has been reduced to zero, provided, however, that if the aggregate certificate balance of the Subordinate and Mezzanine Certificates has been reduced to zero and the O/C is equal to zero, distributions to the Group II Certificates shall be made concurrently to the Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, pro rata, based on certificate principal balance.

In certain limited circumstances described in the prospectus supplement, principal will be distributed to the Senior Certificates from the unrelated loan group, to the extent not received from the related loan group.

1)

Prior to the Stepdown Date or if a Trigger Event is in effect, 100% of principal will be paid to the Senior Certificates based on principal collected in the related loan group, provided, however, if the Senior Certificates have been retired, principal will be applied sequentially in the following order of priority: to i) the Class M-1 Certificates, ii) the Class M-2 Certificates, iii) the Class M-3 Certificates, iv) the Class M-4 Certificates, v) the Class M-5 Certificates, vi) the Class M-6 Certificates, vii) the Class M-7 Certificates, viii) the Class M-8 Certificates, ix) the Class M-9 Certificates x) the Class M-10 Certificates and then xi) the Class M-11 Certificates.

2)

On or after the Stepdown Date and if a Trigger Event is not in effect, all the Offered Certificates will be entitled to receive payments of principal in the following order of priority: first to the Senior Certificates based on the principal collected in the related loan group, such that the Senior Certificates will have at least 42.80% credit enhancement, second to the Class M-1 Certificates such that the Class M-1 Certificates will have at least 35.70% credit enhancement, third to the Class M-2 Certificates such that the Class M-2 Certificates will have at least 29.30% credit enhancement, fourth to the Class M-3 Certificates such that the Class M-3 Certificates will have at least 25.50% credit enhancement, fifth to the Class M-4 Certificates such that the Class M-4 Certificates will have at least 22.20% credit enhancement, sixth to the Class M-5 Certificates such that the Class M-5 Certificates will have at least 18.80% credit enhancement, seventh to the Class M-6 Certificates such that the Class M-6 Certificates will have at least  15.80%  credit enhancement, eighth to the Class M-7 Certificates such that the Class M-7 Certificates will have at least 12.90% credit enhancement, ninth to the Class M-8 Certificates such that the Class M-8 Certificates will have at least 10.30% credit enhancement, tenth to the Class M-9 Certificates such that the Class M-9 Certificates will have at least 8.40% credit enhancement, eleventh to the Class M-10 Certificates such that the Class M-10 Certificates will have at least 6.70% credit enhancement, twelfth to the Class M-11 Certificates such that the Class M-11 Certificates will have at least 4.70% credit enhancement (subject, in each case, to any overcollateralization floors).

Priority of

Distributions:

On each Distribution Date, distributions will be made as follows:

From Available Funds, to pay any Net Swap Payment or the Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement or Pooling and Servicing Agreement)) owed to the Swap Provider and other fees and expenses of the Trust, including payments, reimbursements and indemnities of the Servicer, the Trustee, the Securities Administrator, the Custodian and the Trust Oversight Manager.

From Available Funds for the related loan group, to pay interest on the related Senior Certificates, pro rata in the care of the Group II Certificates, including any accrued unpaid interest from a prior Distribution Date and then from Available Funds from both loan groups to pay interest excluding any accrued unpaid interest from prior Distribution Dates to the Mezzanine and Subordinate Certificates, sequentially.

From Available Funds for the related loan group, to pay principal on the Senior Certificates, in accordance with the principal payment provisions described above.

From Available Funds, to pay principal on the Mezzanine and Subordinate Certificates, in accordance with the principal payment provisions described above.

From Excess Cashflow, if any, to pay any current Realized Losses to the Mezzanine and Subordinate Certificates, sequentially.

From Excess Cashflow, if any, to the Certificates then entitled to receive distributions in respect of principal an additional payment of principal in order to reduce the Certificate Principal Balance of the Certificates to the extent necessary to maintain the required Overcollateralization Target Amount.

From Excess Cashflow, if any, to pay unpaid interest shortfall amounts to Mezzanine and Subordinate Certificates, sequentially.

From Excess Cashflow, if any, sequentially to the Mezzanine and Subordinate Certificates any Allocated Realized Loss Amounts.

From Excess Cashflow, to the Net WAC Reserve Fund if any, to pay the Net WAC Cap Carryover Amount on the Senior, Mezzanine and Subordinate Certificates in the same order of priority as described below.

From Excess Cashflow, if any, to pay first the Class A Certificates concurrently and then the Mezzanine and Subordinate Certificates sequentially any net prepayment interest shortfalls.

From Excess Cashflow, if any, to pay first the Class A Certificates concurrently and then the Mezzanine and Subordinate Certificates sequentially, any Relief Act Shortfalls.

From Excess Cashflow, if any, certain reimbursements to the transaction parties.

From Excess Cashflow, if any, to pay the Swap Termination Payment (not caused by a Swap Provider Trigger Event) owed to the Swap Provider.

From Excess Cashflow, if any, to pay any remaining amount to the Class C and Class R Certificates in accordance with the Pooling and Servicing Agreement.

From the Swap Account, to pay any current Realized Losses to the Senior, Mezzanine and Subordinate Certificates, sequentially.

From the Swap Account, to pay any principal first, on the Senior Certificates, pro rata, and second, on the Mezzanine and Subordinate Certificates, sequentially, in accordance with the principal payment provisions described above in an amount necessary to maintain the applicable Overcollateralization Target Amount.

From the Swap Account, to pay any unpaid interest on the Senior Certificates, pro rata, including any accrued unpaid interest from a prior Distribution Date and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Mezzanine and Subordinate Certificates, sequentially.

From the Swap Account to pay first the Class A Certificates concurrently and then the Mezzanine and Subordinate Certificates sequentially any net prepayment interest shortfalls.

From the Swap Account, to pay the Net WAC Cap Carryover Amount on the Senior, Mezzanine and Subordinate Certificates remaining unpaid in the same order of priority as described above.

From the Swap Account to pay first the Class A Certificates concurrently and then the Mezzanine and Subordinate Certificates sequentially, and Relief Act Shortfalls.

From the Swap Account certain reimbursements to the transaction parties.

From the Swap Account sequentially to the Mezzanine and Subordinate Certificates, any Allocated Realized Loss Amounts.

Swap Agreement:

On the Closing Date, the Securities Administrator on behalf of the supplemental interest trust will enter into a Swap Agreement with an initial notional amount of $1,221,447,266.45.  Under the Swap Agreement, the supplemental interest trust will be obligated to pay an amount equal to 5.400% per annum on the notional amount as set forth in the Swap Agreement to the Swap Provider and the supplemental interest trust will be entitled to receive an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement from the Swap Provider, until the Swap Agreement is terminated.  Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”).  See the attached schedule.

Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) by the Securities Administrator pursuant to the Pooling and Servicing Agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.

Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination).  The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement.  In the event that the supplemental interest trust is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally, prior to distributions to Certificateholders.

Net WAC Cap Carryover

Reserve Account:

Amounts deposited in the Net WAC Cap Carryover Reserve Account, if any, will be distributed to the Senior, Mezzanine and Subordinate Certificates, any related unpaid Net WAC Cap Carryover Amount (in each case only up to a maximum amount equal to the Cap Amount for the related class) distributed in the following order of priority:

i)

to the Senior Certificates, on a pro rata basis based on their respective Cap Amounts.

ii)

to the Class M-1 Certificates.

iii)

to the Class M-2 Certificates.

iv)

to the Class M-3 Certificates.

v)

to the Class M-4 Certificates.

vi)

to the Class M-5 Certificates.

vii)

to the Class M-6 Certificates.

viii)

to the Class M-7 Certificates.

ix)

to the Class M-8 Certificates.

x)

to the Class M-9 Certificates.

xi)

to the Class M-10 Certificates.

xii)

to the Class M-11 Certificates.

Swap Schedule

Distribution Date	Notional Schedule ($)	Distribution Date	Notional Schedule ($)
July 25, 2006	1,221,447,266.45	August 25, 2008	140,992,090.62
August 25, 2006	1,207,860,074.51	September 25, 2008	137,227,233.13
September 25, 2006	1,190,285,529.07	October 25, 2008	132,751,927.34
October 25, 2006	1,168,216,677.69	November 25, 2008	128,271,525.94
November 25, 2006	1,141,995,838.05	December 25, 2008	123,944,030.22
December 25, 2006	1,111,852,854.93	January 25, 2009	119,742,432.18
January 25, 2007	1,077,686,619.35	February 25, 2009	115,705,109.21
February 25, 2007	1,063,247,551.45	March 25, 2009	111,721,019.00
March 25, 2007	1,021,726,346.22	April 25, 2009	106,285,118.31
April 25, 2007	977,614,825.18	May 25, 2009	102,021,133.34
May 25, 2007	932,544,474.80	June 25, 2009	98,643,660.53
June 25, 2007	889,550,958.98	July 25, 2009	95,374,929.75
July 25, 2007	848,536,586.62	August 25, 2009	92,211,216.03
August 25, 2007	809,408,324.22	September 25, 2009	89,148,934.96
September 25, 2007	772,077,571.97	October 25, 2009	86,184,636.64
October 25, 2007	736,459,950.59	November 25, 2009	83,315,000.04
November 25, 2007	702,475,098.50	December 25, 2009	80,536,827.53
December 25, 2007	670,042,423.42	January 25, 2010	77,847,039.75
January 25, 2008	639,029,488.16	February 25, 2010	75,242,670.65
February 25, 2008	608,587,432.29	March 25, 2010	72,720,862.81
March 25, 2008	570,989,056.77	April 25, 2010	70,278,862.99
April 25, 2008	405,668,599.00	May 25, 2010	67,914,017.83
May 25, 2008	142,465,800.36	June 25, 2010	65,623,769.81
June 25, 2008	142,094,875.68	July 25, 2010	63,405,653.36
July 25, 2008	141,581,812.15

Net WAC Cap and Effective Rate Schedule(1)

Period	Payment Date	Net WAC Cap(%)(2)(3)	Effective Rate(%)(2)(4)	Period	Payment Date	Net WAC Cap (%)(2)(3)	Effective Rate(%)(2)(4)
1	July 25, 2006	8.60	22.64	45	March 25, 2010	12.59	15.52
2	August 25, 2006	7.49	21.63	46	April 25, 2010	11.46	14.49
3	September 25, 2006	7.49	21.56	47	May 25, 2010	12.04	15.03
4	October 25, 2006	7.75	21.55	48	June 25, 2010	11.64	14.65
5	November 25, 2006	7.50	21.34	49	July 25, 2010	12.01	14.97
6	December 25, 2006	7.75	21.28	50	August 25, 2010	11.60	11.60
7	January 25, 2007	7.50	21.02	51	September 25, 2010	11.59	11.59
8	February 25, 2007	7.50	21.13	52	October 25, 2010	11.96	11.96
9	March 25, 2007	8.30	21.22	53	November 25, 2010	11.56	11.56
10	April 25, 2007	7.50	20.68	54	December 25, 2010	11.93	11.93
11	May 25, 2007	7.76	20.53	55	January 25, 2011	11.53	11.53
12	June 25, 2007	7.51	20.18	56	February 25, 2011	11.51	11.51
13	July 25, 2007	7.76	20.05	57	March 25, 2011	12.72	12.72
14	August 25, 2007	7.51	19.70	58	April 25, 2011	11.48	11.48
15	September 25, 2007	7.52	19.47	59	May 25, 2011	11.86	11.86
16	October 25, 2007	7.77	19.35	60	June 25, 2011	11.46	11.46
17	November 25, 2007	7.52	19.02	61	July 25, 2011	11.82	11.82
18	December 25, 2007	7.78	18.91	62	August 25, 2011	11.42	11.42
19	January 25, 2008	7.53	18.58	63	September 25, 2011	11.40	11.40
20	February 25, 2008	7.54	18.35	64	October 25, 2011	11.77	11.77
21	March 25, 2008	8.06	18.31	65	November 25, 2011	11.37	11.37
22	April 25, 2008	8.20	16.03	66	December 25, 2011	11.73	11.73
23	May 25, 2008	9.94	12.79	67	January 25, 2012	11.33	11.33
24	June 25, 2008	9.61	12.63	68	February 25, 2012	11.31	11.31
25	July 25, 2008	9.92	13.04	69	March 25, 2012	12.07	12.07
26	August 25, 2008	9.59	12.87	70	April 25, 2012	11.28	11.28
27	September 25, 2008	9.59	12.88	71	May 25, 2012	11.64	11.64
28	October 25, 2008	10.12	13.37	72	June 25, 2012	11.24	11.24
29	November 25, 2008	10.24	13.52	73	July 25, 2012	11.60	11.60
30	December 25, 2008	10.57	13.80	74	August 25, 2012	11.20	11.20
31	January 25, 2009	10.22	13.48	75	September 25, 2012	11.18	11.18
32	February 25, 2009	10.22	13.47	76	October 25, 2012	11.54	11.54
33	March 25, 2009	11.31	14.42	77	November 25, 2012	11.15	11.15
34	April 25, 2009	10.43	13.61	78	December 25, 2012	11.50	11.50
35	May 25, 2009	11.23	14.34	79	January 25, 2013	11.11	11.11
36	June 25, 2009	10.86	13.99
37	July 25, 2009	11.21	14.30
38	August 25, 2009	10.84	13.95
39	September 25, 2009	10.83	13.93
40	October 25, 2009	11.39	14.45
41	November 25, 2009	11.43	14.52
42	December 25, 2009	11.80	14.84
43	January 25, 2010	11.40	14.47
44	February 25, 2010	11.39	14.44

(1) Assumes a swap strike rate of 5.35%

(2) Assumes 1-month LIBOR and 6-month LIBOR instantaneously increase and remain at 20.00%.

(3) As a result of the assumption that 1-month LIBOR and 6-month LIBOR are at 20.00%, the indicated Net WAC Cap reflects no amounts paid to the Swap Counterparty.

(4) The effective available funds cap rate (the “Effective Rate”) is a per annum rate equal to the sum of (A) the product of (i) 30 divided by the actual number of days in the Interest Accrual Period for the Certificates and (ii)  the weighted average Net Mortgage Rate of the mortgage loans plus (B) the net swap payment owed to the trust, if any, divided by the aggregate principal balance of the mortgage loans as of the first day of the applicable collection period multiplied by 360 divided by actual number of days.

Prepayment Speed Sensitivity Table (To Call)

Prepayment Speed	0%	50%	100%	150%	200%
Class A-2
WAL (yrs)	15.88	1.66	1.00	0.73	0.59
Principal Window (months)	1 - 288	1 - 38	1 - 21	1 - 15	1 - 12
# of months of principal payment	288	38	21	15	12
Class A-3
WAL (yrs)	26.01	3.92	2.00	1.50	1.14
Principal Window (months)	288 - 337	38 - 60	21 - 28	15 - 21	12 - 16
# of months of principal payment	50	23	8	7	5
Class A-4
WAL (yrs)	29.49	7.06	3.00	1.87	1.51
Principal Window (months)	337 - 358	60 - 117	28 - 56	21 - 25	16 - 21
# of months of principal payment	22	58	29	5	6
Class A-5
WAL (yrs)	29.83	12.59	6.06	2.33	1.85
Principal Window (months)	358 - 358	117 - 164	56 - 79	25 - 32	21 - 24
# of months of principal payment	1	48	24	8	4

Prepayment Speed	0%	50%	100%	150%	200%
Class M-1
WAL (yrs)	29.41	8.92	4.78	3.72	2.67
Principal Window (months)	324 - 358	51 - 164	45 - 79	33 - 49	24 - 34
# of months of principal payment	35	114	35	17	11
Class M-2
WAL (yrs)	29.41	8.92	4.67	4.08	2.83
Principal Window (months)	324 - 358	51 - 164	43 - 79	49 - 49	34 - 34
# of months of principal payment	35	114	37	1	1
Class M-3
WAL (yrs)	29.41	8.92	4.61	4.07	2.82
Principal Window (months)	324 - 358	51 - 164	41 - 79	48 - 49	33 - 34
# of months of principal payment	35	114	39	2	2
Class M-4
WAL (yrs)	29.41	8.92	4.58	3.89	2.70
Principal Window (months)	324 - 358	51 - 164	41 - 79	45 - 49	31 - 34
# of months of principal payment	35	114	39	5	4
Class M-5
WAL (yrs)	29.41	8.92	4.55	3.70	2.59
Principal Window (months)	324 - 358	51 - 164	40 - 79	42 - 49	29 - 34
# of months of principal payment	35	114	40	8	6
Class M-6
WAL (yrs)	29.41	8.92	4.53	3.57	2.50
Principal Window (months)	324 - 358	51 - 164	39 - 79	40 - 49	28 - 34
# of months of principal payment	35	114	41	10	7
Class M-7
WAL (yrs)	29.41	8.92	4.52	3.47	2.44
Principal Window (months)	324 - 358	51 - 164	39 - 79	38 - 49	27 - 34
# of months of principal payment	35	114	41	12	8
Class M-8
WAL (yrs)	29.41	8.92	4.49	3.38	2.40
Principal Window (months)	324 - 358	51 - 164	38 - 79	37 - 49	27 - 34
# of months of principal payment	35	114	42	13	8
Class M-9
WAL (yrs)	29.41	8.92	4.49	3.33	2.34
Principal Window (months)	324 - 358	51 - 164	38 - 79	36 - 49	26 - 34
# of months of principal payment	35	114	42	14	9

Prepayment Speed Sensitivity Table (To Maturity)

Prepayment Speed	0%	50%	100%	150%	200%
Class A-2
WAL (yrs)	15.88	1.66	1.00	0.73	0.59
Principal Window (months)	1 - 288	1 - 38	1 - 21	1 - 15	1 - 12
# of months of principal payment	288	38	21	15	12
Class A-3
WAL (yrs)	26.01	3.92	2.00	1.50	1.14
Principal Window (months)	288 - 337	38 - 60	21 - 28	15 - 21	12 - 16
# of months of principal payment	50	23	8	7	5
Class A-4
WAL (yrs)	29.49	7.06	3.00	1.87	1.51
Principal Window (months)	337 - 358	60 - 117	28 - 56	21 - 25	16 - 21
# of months of principal payment	22	58	29	5	6
Class A-5
WAL (yrs)	29.83	14.39	7.48	2.33	1.85
Principal Window (months)	358 - 358	117 - 318	56 - 178	25 - 32	21 - 24
# of months of principal payment	1	202	123	8	4

Prepayment Speed	0%	50%	100%	150%	200%
Class M-1
WAL (yrs)	29.41	9.64	5.33	6.29	4.59
Principal Window (months)	324 - 358	51 - 280	45 - 162	33 - 128	24 - 90
# of months of principal payment	35	230	118	96	67
Class M-2
WAL (yrs)	29.41	9.61	5.21	5.19	3.53
Principal Window (months)	324 - 358	51 - 270	43 - 155	53 - 98	36 - 69
# of months of principal payment	35	220	113	46	34
Class M-3
WAL (yrs)	29.41	9.58	5.13	4.48	3.10
Principal Window (months)	324 - 358	51 - 258	41 - 147	48 - 92	33 - 65
# of months of principal payment	35	208	107	45	33
Class M-4
WAL (yrs)	29.41	9.56	5.07	4.20	2.92
Principal Window (months)	324 - 358	51 - 250	41 - 141	45 - 88	31 - 62
# of months of principal payment	35	200	101	44	32
Class M-5
WAL (yrs)	29.41	9.52	5.02	3.99	2.80
Principal Window (months)	324 - 358	51 - 242	40 - 136	42 - 85	29 - 59
# of months of principal payment	35	192	97	44	31
Class M-6
WAL (yrs)	29.41	9.48	4.97	3.84	2.69
Principal Window (months)	324 - 358	51 - 231	39 - 129	40 - 80	28 - 56
# of months of principal payment	35	181	91	41	29
Class M-7
WAL (yrs)	29.41	9.41	4.92	3.71	2.61
Principal Window (months)	324 - 358	51 - 221	39 - 122	38 - 76	27 - 53
# of months of principal payment	35	171	84	39	27
Class M-8
WAL (yrs)	29.41	9.32	4.84	3.59	2.55
Principal Window (months)	324 - 358	51 - 208	38 - 114	37 - 71	27 - 49
# of months of principal payment	35	158	77	35	23
Class M-9
WAL (yrs)	29.41	9.21	4.78	3.50	2.46
Principal Window (months)	324 - 358	51 - 193	38 - 106	36 - 65	26 - 45
# of months of principal payment	35	143	69	30	20

EXCESS SPREAD (1,2)

Period	STATIC Excess Spread (%)	FORWARD Excess Spread (%)	FWD 1 Month LIBOR (%)	FWD 6 Month LIBOR (%)	Period	STATIC Excess Spread (%)	FORWARD Excess Spread (%)	FWD 1 Month LIBOR (%)	FWD 6 Month LIBOR (%)
1	2.85	2.85	5.138	5.380	46	4.97	4.81	5.439	5.520
2	2.30	2.30	5.259	5.423	47	5.10	4.96	5.447	5.527
3	2.30	2.29	5.344	5.447	48	4.96	4.80	5.454	5.534
4	2.31	2.31	5.359	5.455	49	5.09	4.94	5.461	5.542
5	2.30	2.29	5.414	5.463	50	4.95	4.71	5.468	5.549
6	2.32	2.30	5.409	5.450	51	4.94	4.70	5.475	5.556
7	2.30	2.29	5.389	5.438	52	5.11	4.87	5.482	5.563
8	2.30	2.29	5.400	5.428	53	4.92	4.69	5.489	5.571
9	2.36	2.35	5.390	5.415	54	5.09	4.86	5.496	5.578
10	2.31	2.28	5.410	5.402	55	4.90	4.65	5.504	5.585
11	2.34	2.32	5.338	5.384	56	4.89	4.64	5.511	5.592
12	2.31	2.29	5.335	5.377	57	5.41	5.18	5.518	5.599
13	2.35	2.32	5.334	5.368	58	4.88	4.62	5.525	5.606
14	2.32	2.29	5.324	5.359	59	5.06	4.82	5.532	5.613
15	2.32	2.29	5.314	5.349	60	4.87	4.61	5.538	5.620
16	2.36	2.33	5.304	5.341	61	5.04	4.79	5.545	5.626
17	2.33	2.29	5.294	5.335	62	4.86	4.58	5.552	5.633
18	2.37	2.34	5.285	5.330	63	4.85	4.57	5.558	5.639
19	2.33	2.30	5.277	5.327	64	5.01	4.75	5.565	5.645
20	2.34	2.31	5.271	5.326	65	4.83	4.56	5.571	5.651
21	2.45	2.42	5.267	5.328	66	5.00	4.73	5.577	5.657
22	3.02	2.97	5.264	5.332	67	4.81	4.52	5.583	5.662
23	4.65	4.55	5.265	5.338	68	4.80	4.51	5.589	5.668
24	4.49	4.39	5.268	5.345	69	5.15	4.87	5.594	5.673
25	4.62	4.52	5.275	5.353	70	4.79	4.48	5.600	5.678
26	4.48	4.37	5.282	5.362	71	4.95	4.67	5.605	5.682
27	4.47	4.36	5.290	5.370	72	4.77	4.47	5.610	5.687
28	4.75	4.63	5.298	5.379	73	4.93	4.64	5.614	5.691
29	5.00	4.87	5.307	5.388	74	4.75	4.44	5.619	5.695
30	5.13	5.00	5.316	5.397	75	4.74	4.42	5.623	5.699
31	4.99	4.85	5.324	5.406	76	4.91	4.60	5.627	5.703
32	4.98	4.84	5.333	5.414	77	4.72	4.40	5.631	5.706
33	5.39	5.25	5.342	5.422	78	4.89	4.59	5.635	5.710
34	5.00	4.85	5.350	5.430	79	4.72	4.39	5.638	5.713
35	5.21	5.09	5.358	5.437
36	5.07	4.94	5.366	5.445
37	5.20	5.07	5.373	5.452
38	4.96	4.81	5.380	5.460
39	4.99	4.83	5.387	5.467
40	5.14	4.99	5.395	5.475
41	5.00	4.86	5.402	5.482
42	5.13	4.99	5.410	5.490
43	4.99	4.84	5.417	5.497
44	4.98	4.82	5.425	5.505
45	5.40	5.25	5.432	5.512

(1)

Assumes the pricing prepayment speed to call.

(2)

Calculated, for the related period, as (a) interest collections on the Mortgage Loans (net of the Servicing Fee, the Custodian Fee, Securities Administrator Fee, and Trust Oversight Manager Fee), less the amount of interest accrued at the related Pass-Through Rate and paid on the related Distribution Date on the Certificates plus swap payments received from the Swap Provider minus swap payments owed to the Swap Provider divided by (b) the aggregate principal balance of the Mortgage Loans as of the beginning period and multiplied by (c) 12.

Breakeven Losses

	30% Loss Severity		40% Loss Severity		50% Loss Severity
	CDR (a) Break %	Cum Loss %	CDR (a) Break %	Cum Loss %	CDR (a) Break %	Cum Loss %
M-1	46.5	20.73	30.4	21.90	22.5	22.64
M-2	36.3	18.19	24.6	19.20	18.6	19.88
M-3	31.2	16.68	21.5	17.57	16.4	18.17
M-4	27.2	15.35	19.1	16.21	14.7	16.76
M-5	23.5	13.98	16.7	14.73	13.0	15.27
M-6	20.5	12.76	14.8	13.48	11.5	13.88
M-7	17.7	11.52	12.9	12.15	10.1	12.51
M-8	15.4	10.41	11.3	10.95	8.9	11.28
M-9	13.7	9.54	10.1	10.01	8.0	10.32

Assumptions:

(1)

Pricing Prepayment Assumption, default is in addition to voluntary prepay

(2)

Forward LIBOR

(3)

12 month recovery lag

(4)

100% Servicer advance of delinquent principal and interest

(5)

To maturity

(6)

Trigger Event is in effect for every Distribution Date on or after the Stepdown Date

(7)

‘Break’ is first dollar of principal loss

(8)

5.35% swap strike rate

Footnotes:

(a)

Constant Default Rate (“CDR”) is an annualized rate based upon an assumed constant monthly default rate of a pool of Mortgage Loans

Total Mortgage Loan Statistics

As of the Cut-off Date

Summary Statistics		Minimum	Maximum
Scheduled Principal Balance:	$1,274,996,689	$12,993	$1,328,887
Average Scheduled Principal Balance:	$195,852
Number of Mortgage Loans:	6,510

Weighted Average Gross Coupon:	8.269%	5.275%	12.875%
Weighted Average FICO Score:	636	500	813
Weighted Average Combined Original LTV:	82.63%	14.33%	100.00%
Weighted Average DTI:	42.58%	1.97%	60.00%

Weighted Average Original Term:	339	120	360
Weighted Average Stated Remaining Term:	337	115	359
Weighted Average Seasoning:	2	1	10

Weighted Average Gross Margin:	6.466%	2.250%	8.000%
Weighted Average Minimum Interest Rate:	7.939%	5.275%	11.500%
Weighted Average Maximum Interest Rate:	14.444%	11.775%	18.000%
Weighted Average Initial Rate Cap:	3.043%	1.000%	6.000%
Weighted Average Subsequent Rate Cap:	1.001%	1.000%	2.000%
Weighted Average Next Rate Adj.(mos):	24	1	119

Maturity Date:		Jan-01-2016	May-01-2036
Maximum ZIP Code Concentration:	93536(0.48%)

Adjustable Rate Mortgage:	79.08%
Fixed Rate:	20.92%

Interest Only:	11.23%	Single Family:	67.75%
Not Interest Only:	88.77%	Multi Family:	10.03%
Weighted Average IO Term	70	Condo:	8.21%
		Planned Unit Development:	14.01%
First Lien:	88.88%
Second Lien:	11.12%	Top 5 States:
		California	41.22%
Full Documentation	30.52%	Florida	8.21%
Streamline Documentation	37.02%	Massachusetts	6.57%
Limited Documentation	19.85%	New York	6.03%
Stated Documentation	12.61%	Maryland	4.74%

Purchase:	58.44%
Cash Out Refinance:	38.95%
Rate/Term Refinance:	2.61%

Owner:	95.32%
Non-Owner:	1.89%
Second Home:	2.79%

Current Principal Balance ($)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
50,000 or less	931	$30,973,081.82	2.43%	10.920%	192	97.43%	636	40.82%
50,001 - 100,000	1,417	104,578,324.84	8.20	10.260	242	92.40	636	42.01
100,001 - 150,000	940	116,115,560.84	9.11	9.012	305	85.21	624	41.31
150,001 - 200,000	702	122,716,956.60	9.62	8.128	342	80.55	626	41.58
200,001 - 250,000	614	137,988,653.36	10.82	7.996	351	81.09	633	42.66
250,001 - 300,000	525	144,418,492.59	11.33	7.901	357	79.90	633	43.13
300,001 - 350,000	367	118,994,729.98	9.33	7.860	357	80.45	636	43.54
350,001 - 400,000	317	118,847,840.57	9.32	7.769	358	81.04	637	44.13
400,001 - 450,000	200	85,217,203.99	6.68	7.836	357	81.47	638	43.32
450,001 - 500,000	157	74,809,575.91	5.87	7.708	358	81.03	643	43.80
500,001 - 550,000	102	53,365,800.24	4.19	7.997	358	81.65	640	42.58
550,001 - 600,000	79	45,520,993.53	3.57	7.850	357	82.24	643	42.13
600,001 - 650,000	43	26,986,330.62	2.12	8.122	357	82.92	641	41.78
650,001 - 700,000	29	19,556,491.19	1.53	7.919	357	82.30	647	42.05
700,001 - 750,000	17	12,246,789.24	0.96	7.998	358	86.69	663	44.36
750,001 - 800,000	18	14,211,775.09	1.11	8.031	358	79.11	651	41.09
800,001 - 850,000	17	14,197,051.06	1.11	7.892	358	81.33	644	40.55
850,001 - 900,000	14	12,248,440.04	0.96	7.517	357	78.10	656	40.70
900,001 - 950,000	4	3,660,322.34	0.29	7.188	357	80.00	651	42.66
950,001 - 1,000,000	4	3,870,190.52	0.30	7.902	357	78.65	685	40.21
1,000,001 or greater	13	14,472,084.26	1.14	7.521	357	77.30	651	39.79
Total:	6,510	$1,274,996,688.63	100.00%	8.269%	337	82.63%	636	42.58%

Current Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
5.000 - 5.499	1	$596,000.00	0.05%	5.275%	351	80.00%	683	30.28%
5.500 - 5.999	10	3,171,750.31	0.25	5.903	349	76.36	685	43.08
6.000 - 6.499	88	27,491,769.20	2.16	6.365	357	78.96	677	41.63
6.500 - 6.999	593	179,188,782.05	14.05	6.814	357	79.02	664	42.39
7.000 - 7.499	649	177,473,305.23	13.92	7.271	357	79.52	649	42.71
7.500 - 7.999	1,115	301,009,015.74	23.61	7.771	357	80.02	640	42.87
8.000 - 8.499	632	158,247,043.00	12.41	8.254	357	80.66	629	43.24
8.500 - 8.999	722	164,950,087.24	12.94	8.761	353	82.09	611	42.19
9.000 - 9.499	309	60,398,878.03	4.74	9.253	344	84.11	601	41.82
9.500 - 9.999	494	59,173,980.94	4.64	9.762	319	88.34	602	41.63
10.000 - 10.499	146	18,265,147.20	1.43	10.215	304	89.29	594	41.67
10.500 - 10.999	621	48,736,686.13	3.82	10.779	206	97.30	637	42.39
11.000 - 11.499	446	37,554,928.36	2.95	11.207	186	98.70	641	43.24
11.500 - 11.999	261	14,505,582.21	1.14	11.780	179	99.47	640	42.96
12.000 - 12.499	168	8,627,414.90	0.68	12.231	179	99.29	625	42.84
12.500 - 12.999	255	15,606,318.09	1.22	12.690	178	99.10	630	43.70
Total:	6,510	$1,274,996,688.63	100.00%	8.269%	337	82.63%	636	42.58%

FICO	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
500 - 524	189	$40,929,733.38	3.21%	9.293%	357	77.80%	512	42.83%
525 - 549	207	39,032,822.79	3.06	8.946	356	76.32	536	42.60
550 - 574	329	71,975,017.90	5.65	8.753	357	82.84	562	43.65
575 - 599	808	133,415,246.13	10.46	8.423	340	82.35	588	42.44
600 - 624	1,438	260,844,004.91	20.46	8.380	334	82.68	612	42.89
625 - 649	1,279	253,217,443.64	19.86	8.229	333	83.04	637	42.70
650 - 674	952	199,061,618.36	15.61	8.077	334	83.20	662	42.74
675 - 699	558	117,758,704.43	9.24	7.992	335	83.75	687	41.53
700 - 724	369	73,690,777.86	5.78	7.835	333	83.60	711	41.25
725 - 749	212	46,072,554.71	3.61	7.831	333	83.44	736	43.01
750 - 774	123	27,555,972.71	2.16	7.792	331	82.65	761	42.36
775 - 799	39	10,556,182.41	0.83	7.621	338	82.48	786	43.03
800 - 824	7	886,609.40	0.07	8.376	330	85.45	807	40.03
Total:	6,510	$1,274,996,688.63	100.00%	8.269%	337	82.63%	636	42.58%

Combined Original LTV (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
0.01 - 50.00	82	$11,143,718.44	0.87%	7.920%	345	41.11%	584	38.57%
50.01 - 55.00	32	6,565,790.70	0.51	7.998	356	52.86	593	41.79
55.01 - 60.00	48	8,589,639.82	0.67	7.646	357	58.21	584	40.46
60.01 - 65.00	65	14,158,230.72	1.11	8.067	355	62.88	581	40.77
65.01 - 70.00	154	37,297,149.06	2.93	7.929	355	68.64	590	41.22
70.01 - 75.00	181	52,219,511.59	4.10	8.111	356	74.27	606	42.49
75.01 - 80.00	2,787	753,879,536.90	59.13	7.729	357	79.87	648	42.80
80.01 - 85.00	277	68,683,987.12	5.39	8.180	355	84.35	602	41.81
85.01 - 90.00	422	100,946,869.03	7.92	8.297	352	89.55	623	42.53
90.01 - 95.00	484	88,269,703.07	6.92	9.135	341	94.73	613	43.10
95.01 - 100.00	1,978	133,242,552.18	10.45	11.034	181	99.94	651	42.61
Total:	6,510	$1,274,996,688.63	100.00%	8.269%	337	82.63%	636	42.58%

Original Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
120	4	$216,059.00	0.02%	7.780%	116	64.11%	677	42.13%
180	2,162	144,750,464.66	11.35	11.008	178	98.78	650	42.50
240	10	571,458.50	0.04	8.152	236	82.79	670	41.23
300	1	73,808.60	0.01	9.250	297	71.15	651	47.00
360	4,333	1,129,384,897.87	88.58	7.918	358	80.57	634	42.60
Total:	6,510	$1,274,996,688.63	100.00%	8.269%	337	82.63%	636	42.58%

Remaining Term to Stated Maturity (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
61 - 120	4	$216,059.00	0.02%	7.780%	116	64.11%	677	42.13%
121 - 180	2,162	144,750,464.66	11.35	11.008	178	98.78	650	42.50
181 - 240	10	571,458.50	0.04	8.152	236	82.79	670	41.23
241 - 300	1	73,808.60	0.01	9.250	297	71.15	651	47.00
301 - 360	4,333	1,129,384,897.87	88.58	7.918	358	80.57	634	42.60
Total:	6,510	$1,274,996,688.63	100.00%	8.269%	337	82.63%	636	42.58%

Debt Ratio (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
0.01 - 20.00	150	$28,842,992.40	2.26%	8.275%	334	83.02%	627	14.90%
20.01 - 25.00	170	27,633,053.12	2.17	8.274	342	81.12	639	23.21
25.01 - 30.00	291	45,396,099.52	3.56	8.282	338	81.07	632	28.29
30.01 - 35.00	630	110,708,634.77	8.68	8.085	338	82.13	637	33.18
35.01 - 40.00	983	185,603,847.49	14.56	8.269	337	82.61	641	38.09
40.01 - 45.00	1,636	334,817,099.80	26.26	8.307	336	82.62	640	43.08
45.01 - 50.00	2,040	413,508,699.33	32.43	8.365	336	82.78	634	48.12
50.01 - 55.00	508	105,492,326.86	8.27	8.044	342	83.43	623	52.68
55.01 - 60.00	102	22,993,935.34	1.80	7.854	345	83.57	623	57.39
Total:	6,510	$1,274,996,688.63	100.00%	8.269%	337	82.63%	636	42.58%

ARM/FRM	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Adjustable Rate Mortgage	3,753	$1,008,311,306.70	79.08%	7.944%	357	80.66%	634	42.63%
Fixed Rate Mortgage	2,757	266,685,381.93	20.92	9.496	259	90.09	643	42.43
Total:	6,510	$1,274,996,688.63	100.00%	8.269%	337	82.63%	636	42.58%

Product Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
10/20 ARM	33	$5,587,208.73	0.44%	7.599%	357	77.93%	657	38.74%
10/20 ARM Balloon	16	3,754,137.81	0.29	7.080	358	79.19	698	39.46
10/20 ARM IO	49	14,313,708.76	1.12	6.918	358	79.39	681	39.86
15/30 Balloon	2,103	140,670,915.72	11.03	11.079	178	99.40	651	42.72
2/28 ARM	1,222	247,076,667.19	19.38	8.365	357	81.04	620	41.08
2/28 ARM Balloon	1,928	588,785,863.11	46.18	7.947	358	80.48	631	44.00
2/28 ARM IO	392	123,172,281.75	9.66	7.295	357	81.12	666	39.57
30/40 Balloon	187	49,622,836.81	3.89	7.480	358	79.37	644	44.57
3/27 ARM Balloon	37	8,888,031.31	0.70	7.661	357	80.56	627	44.05
3/27 ARM IO	7	1,727,220.00	0.14	7.206	358	85.53	667	40.21
5/25 ARM	5	933,012.97	0.07	8.453	357	75.58	610	43.65
5/25 ARM Balloon	11	2,901,080.39	0.23	7.603	358	80.99	645	47.32
5/25 ARM IO	14	3,914,190.50	0.31	7.040	357	80.16	679	40.01
6ML ARM	4	736,932.69	0.06	8.412	357	84.34	646	48.79
Fixed	467	76,391,629.40	5.99	7.890	346	79.93	628	40.49
3/27 ARM	35	6,520,971.49	0.51	8.169	357	79.03	618	43.60
Total:	6,510	$1,274,996,688.63	100.00%	8.269%	337	82.63%	636	42.58%

Interest Only	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Not Interest Only	6,048	$1,131,869,287.62	88.77%	8.398%	334	82.84%	632	42.96%
Interest Only	462	143,127,401.01	11.23	7.249	357	80.97	668	39.62
Total:	6,510	$1,274,996,688.63	100.00%	8.269%	337	82.63%	636	42.58%

Interest Only Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
None	6,048	$1,131,869,287.62	88.77%	8.398%	334	82.84%	632	42.96%
60	378	118,913,472.25	9.33	7.287	357	81.18	667	39.59
120	84	24,213,928.76	1.90	7.064	358	79.95	672	39.78
Total:	6,510	$1,274,996,688.63	100.00%	8.269%	337	82.63%	636	42.58%

Original Prepayment Penalty Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
None	2,512	$460,215,090.57	36.10%	8.580%	332	83.23%	634	42.94%
12	212	48,931,607.20	3.84	8.624	337	83.00	640	43.05
18	2	623,013.10	0.05	7.314	357	80.00	719	40.31
24	3,259	661,620,509.15	51.89	8.134	338	82.68	636	42.54
36	525	103,606,468.61	8.13	7.585	351	79.57	642	41.12
Total:	6,510	$1,274,996,688.63	100.00%	8.269%	337	82.63%	636	42.58%

Lien	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
First Lien	4,377	$1,133,238,064.74	88.88%	7.918%	357	80.54%	634	42.57%
Second Lien	2,133	141,758,623.89	11.12	11.077	178	99.41	651	42.72
Total:	6,510	$1,274,996,688.63	100.00%	8.269%	337	82.63%	636	42.58%

Documentation Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Full Documentation	2,454	$389,092,896.42	30.52%	8.127%	340	83.01%	615	43.62%
Streamline Documentation	2,396	472,058,788.95	37.02	8.527	327	83.64	662	43.55
Limited Documentation	1,100	253,057,960.01	19.85	8.028	340	83.49	628	39.69
Stated Documentation	560	160,787,043.25	12.61	8.232	354	77.39	622	41.81
Total:	6,510	$1,274,996,688.63	100.00%	8.269%	337	82.63%	636	42.58%

Loan Purpose	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Purchase	4,175	$745,054,370.65	58.44%	8.347%	330	84.03%	650	42.44%
Cash Out Refinance	2,145	496,662,153.56	38.95	8.160	347	80.57	615	42.83
Rate/Term Refinance	190	33,280,164.42	2.61	8.131	341	82.02	623	42.14
Total:	6,510	$1,274,996,688.63	100.00%	8.269%	337	82.63%	636	42.58%

Property Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Single Family	4,506	863,761,520.75	67.75%	8.265%	337	82.45%	632	42.53%
Planned Unit Development	915	178,570,103.87	14.01	8.314	335	83.53	639	42.60
2-4 Family	481	127,926,685.76	10.03	8.279	338	81.96	647	43.41
Condo	608	104,738,378.25	8.21	8.207	336	83.46	645	41.99
Total:	6,510	$1,274,996,688.63	100.00%	8.269%	337	82.63%	636	42.58%

Occupancy Status	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Owner	6,187	$1,215,283,752.73	95.32%	8.260%	337	82.51%	634	42.64%
Non-Owner	117	24,152,754.35	1.89	8.500	356	85.20	672	40.30
Second Home	206	35,560,181.55	2.79	8.413	337	85.04	680	42.10
Total:	6,510	$1,274,996,688.63	100.00%	8.269%	337	82.63%	636	42.58%

Credit Grade	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
A	2,070	$385,269,792.04	30.22%	8.332%	334	82.84%	620	42.70%
AA	2,943	612,953,617.80	48.07	8.044	334	83.33	677	42.44
A-	713	112,945,923.30	8.86	8.436	338	82.02	593	42.16
B	282	57,247,796.50	4.49	8.850	356	77.92	542	43.25
B+	366	77,540,822.01	6.08	8.697	357	83.13	568	43.13
C	136	29,038,736.98	2.28	9.239	357	75.44	518	42.96
Total:	6,510	$1,274,996,688.63	100.00%	8.269%	337	82.63%	636	42.58%

Geographic Location	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Alabama	9	$732,254.18	0.06%	8.179%	288	84.84%	629	37.53%
Arkansas	14	915,538.93	0.07	8.443	338	84.13	657	42.33
Arizona	173	26,616,431.32	2.09	8.505	335	82.13	631	39.70
California	1,915	525,575,186.51	41.22	8.099	335	82.23	644	42.63
Colorado	37	4,855,279.89	0.38	8.419	335	85.14	617	40.87
Connecticut	79	16,060,555.73	1.26	8.370	340	83.71	634	40.66
District Of Columbia	17	3,572,561.35	0.28	8.224	337	80.35	606	46.12
Delaware	10	1,735,304.04	0.14	8.494	349	89.00	616	35.51
Florida	615	104,697,165.37	8.21	8.240	338	82.90	634	42.59
Georgia	67	8,757,676.76	0.69	9.359	332	84.27	630	42.88
Hawaii	14	4,096,790.42	0.32	8.247	335	79.79	633	41.35
Idaho	40	6,059,313.31	0.48	8.573	339	82.43	627	42.72
Illinois	337	51,356,799.00	4.03	8.428	337	83.39	629	43.12
Indiana	30	2,300,777.25	0.18	8.958	332	84.70	625	39.20
Kansas	2	89,847.36	0.01	8.722	322	84.00	594	46.00
Kentucky	6	494,909.54	0.04	8.687	337	78.99	607	40.84
Louisiana	240	18,543,605.26	1.45	9.010	334	85.38	607	39.53
Massachusetts	386	83,821,799.78	6.57	8.032	345	80.80	624	43.23
Maryland	306	60,468,790.60	4.74	8.453	338	82.93	627	43.13
Maine	17	2,076,174.04	0.16	8.012	345	80.91	611	41.66
Michigan	34	3,543,127.56	0.28	8.985	343	85.82	609	43.60
Minnesota	23	3,518,395.13	0.28	8.794	339	82.54	604	45.20
Montana	16	2,133,820.21	0.17	8.808	336	84.35	624	40.98
Missouri	25	2,831,541.79	0.22	8.971	341	80.16	596	39.20
Mississippi	119	9,794,080.86	0.77	9.120	341	85.84	595	42.90
North Carolina	32	3,472,880.48	0.27	8.979	335	86.03	594	37.63
Nebraska	1	100,255.70	0.01	8.900	358	85.00	513	47.00
New Hampshire	26	3,956,176.72	0.31	8.503	337	84.07	634	44.11
New Jersey	241	55,543,588.95	4.36	8.373	340	81.80	636	43.50
New Mexico	32	3,866,615.14	0.30	9.270	343	85.76	644	38.45
Nevada	96	17,930,701.07	1.41	8.535	333	82.81	659	43.38
New York	294	76,895,218.78	6.03	8.166	337	82.36	648	44.75
Ohio	34	3,485,315.07	0.27	9.000	345	85.83	616	42.46
Oklahoma	34	2,940,538.69	0.23	8.610	340	84.15	601	40.83
Oregon	65	10,737,138.66	0.84	8.412	340	83.40	628	43.37
Pennsylvania	68	8,857,113.24	0.69	8.524	343	83.56	610	36.04
Rhode island	25	4,226,892.14	0.33	8.310	341	82.50	619	45.63
South Carolina	18	3,149,925.74	0.25	9.267	355	83.76	600	42.04
Tennessee	100	8,226,695.25	0.65	8.349	332	84.57	608	43.35
Texas	430	43,087,697.15	3.38	8.511	331	84.21	627	38.50
Utah	28	4,510,900.66	0.35	8.500	341	85.37	662	40.38
Virginia	159	32,096,617.91	2.52	8.543	335	82.19	631	43.34
Vermont	5	737,130.21	0.06	7.990	353	81.19	606	45.54
Washington	262	42,739,759.67	3.35	8.216	337	84.38	624	43.42
Wisconsin	14	1,927,699.15	0.15	8.849	352	84.84	606	41.56
West Virginia	14	1,729,791.34	0.14	8.970	338	85.71	613	44.45
Wyoming	1	130,310.72	0.01	7.350	358	85.23	679	46.00
Total:	6,510	$1,274,996,688.63	100.00%	8.269%	337	82.63%	636	42.58%

Gross Margin (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
2.000 - 2.499	1	$283,831.98	0.03%	7.900%	358	80.00%	645	50.00%
3.000 - 3.499	21	4,477,912.33	0.44	8.297	357	82.34	629	43.08
3.500 - 3.999	7	1,591,426.78	0.16	7.805	358	80.61	643	43.21
4.000 - 4.499	1	120,678.99	0.01	6.950	353	80.00	655	43.41
4.500 - 4.999	8	1,955,118.93	0.19	8.180	358	76.41	599	40.38
5.000 - 5.499	310	78,369,603.66	7.77	7.461	358	78.88	637	42.89
5.500 - 5.999	604	153,969,708.54	15.27	7.430	357	79.30	633	42.75
6.000 - 6.499	1,043	303,999,542.37	30.15	7.734	358	79.89	640	42.38
6.500 - 6.999	700	197,302,579.83	19.57	7.997	357	80.19	639	42.86
7.000 - 7.499	571	141,995,407.42	14.08	8.352	357	82.73	625	42.81
7.500 - 7.999	306	77,407,278.28	7.68	8.627	357	83.53	625	42.73
8.000 - 8.499	181	46,838,217.59	4.65	9.186	357	84.14	610	41.68
Total:	3,753	$1,008,311,306.70	100.00%	7.944%	357	80.66%	634	42.63%

Minimum Interest Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
5.000 - 5.499	1	$596,000.00	0.06%	5.275%	351	80.00%	683	30.28%
5.500 - 5.999	11	3,317,968.89	0.33	6.089	357	77.82	676	43.54
6.000 - 6.499	69	22,276,929.72	2.21	6.409	357	79.50	677	41.31
6.500 - 6.999	486	151,273,073.77	15.00	6.821	357	79.00	664	42.06
7.000 - 7.499	529	151,803,423.61	15.06	7.281	358	80.06	652	43.07
7.500 - 7.999	969	270,489,548.31	26.83	7.776	357	79.98	640	42.91
8.000 - 8.499	560	144,920,373.34	14.37	8.259	357	80.54	629	43.46
8.500 - 8.999	587	151,229,619.12	15.00	8.757	358	81.74	608	42.28
9.000 - 9.499	210	51,412,502.13	5.10	9.254	357	82.91	592	41.96
9.500 - 9.999	221	42,513,720.10	4.22	9.739	357	85.46	583	42.09
10.000 - 10.499	60	10,989,009.80	1.09	10.211	357	84.76	559	41.39
10.500 - 10.999	40	6,118,824.95	0.61	10.660	357	88.09	551	38.99
11.000 - 11.499	9	1,280,358.58	0.13	11.118	358	86.75	543	42.96
11.500 - 11.999	1	89,954.38	0.01	11.500	355	69.77	543	23.00
Total:	3,753	$1,008,311,306.70	100.00%	7.944%	357	80.66%	634	42.63%

Maximum Interest Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
11.500 - 11.999	1	$596,000.00	0.06%	5.275%	351	80.00%	683	30.28%
12.000 - 12.499	8	3,064,822.98	0.30	5.906	357	77.64	683	43.27
12.500 - 12.999	67	21,315,101.63	2.11	6.355	357	79.47	676	41.39
13.000 - 13.499	481	150,246,346.74	14.90	6.814	357	78.99	665	42.06
13.500 - 13.999	530	152,320,025.04	15.11	7.272	358	79.99	652	43.10
14.000 - 14.499	966	270,081,079.11	26.79	7.775	357	80.04	641	42.87
14.500 - 14.999	564	145,854,848.37	14.47	8.254	357	80.44	628	43.50
15.000 - 15.499	589	151,593,522.59	15.03	8.758	358	81.75	608	42.28
15.500 - 15.999	214	52,249,492.74	5.18	9.256	357	82.93	593	41.94
16.000 - 16.499	219	41,974,294.90	4.16	9.739	357	85.47	583	42.07
16.500 - 16.999	63	11,460,978.05	1.14	10.191	357	84.72	563	41.44
17.000 - 17.499	40	6,118,824.95	0.61	10.660	357	88.09	551	38.99
17.500 - 17.999	10	1,346,015.22	0.13	11.131	358	87.40	546	42.62
18.000 - 18.499	1	89,954.38	0.01	11.500	355	69.77	543	23.00
Total:	3,753	$1,008,311,306.70	100.00%	7.944%	357	80.66%	634	42.63%

Initial Periodic Cap (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
1.000	19	$3,446,836.32	0.34%	8.025%	357	81.34%	626	42.14%
1.500	19	3,311,456.11	0.33	8.019	356	78.48	601	42.98
2.000	4	645,595.53	0.06	9.510	355	84.43	534	44.05
3.000	3,596	972,668,280.58	96.47	7.966	358	80.70	633	42.71
3.100	1	283,831.98	0.03	7.900	358	80.00	645	50.00
5.000	113	27,689,745.36	2.75	7.101	357	79.18	678	39.67
6.000	1	265,560.82	0.03	9.000	357	93.33	584	37.00
Total:	3,753	$1,008,311,306.70	100.00%	7.944%	357	80.66%	634	42.63%

Subsequent Periodic Cap (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
1.000	3,747	$1,006,913,937.42	99.86%	7.943%	357	80.68%	634	42.62%
1.500	3	678,437.51	0.07	9.542	354	83.38	570	45.44
2.000	3	718,931.77	0.07	7.538	358	53.58	578	45.12
Total:	3,753	$1,008,311,306.70	100.00%	7.944%	357	80.66%	634	42.63%

Months to Next Rate Adjustment	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
1-3	2	$518,177.74	0.05%	8.351%	356	84.76%	662	48.54%
4-6	2	218,754.95	0.02	8.556	358	83.34	609	49.38
13 - 15	4	1,502,876.87	0.15	6.447	351	77.12	654	35.25
16 - 18	40	10,794,189.20	1.07	7.549	354	79.81	627	43.02
19 - 21	1,091	291,738,713.74	28.93	8.091	357	80.41	633	42.45
22 - 24	2,407	654,999,032.24	64.96	7.928	358	80.86	633	42.79
28 - 30	6	1,024,493.36	0.10	6.949	354	75.15	602	47.22
31 - 33	23	5,347,383.63	0.53	8.226	357	82.00	629	43.91
34 - 36	50	10,764,345.81	1.07	7.683	358	80.23	629	42.92
52 - 54	1	196,415.50	0.02	6.800	354	85.85	658	40.41
55 - 57	10	2,001,657.92	0.20	7.595	357	80.50	651	42.74
58 - 60	19	5,550,210.44	0.55	7.380	358	79.50	660	43.44
112 - 114	3	444,214.81	0.04	6.893	354	79.84	632	35.72
115 - 117	36	7,696,457.14	0.76	7.321	356	80.18	663	38.82
118 - 120	59	15,514,383.35	1.54	7.004	358	78.41	686	40.00
Total:	3,753	$1,008,311,306.70	100.00%	7.944%	357	80.66%	634	42.63%

Group 1 Mortgage Loan Statistics

As of the Cut-off Date

Summary Statistics		Minimum	Maximum
Scheduled Principal Balance:	$412,538,728	$12,993	$749,199
Average Scheduled Principal Balance:	$173,481
Number of Mortgage Loans:	2,378

Weighted Average Gross Coupon:	8.137%	5.800%	12.875%
Weighted Average FICO Score:	617	500	803
Weighted Average Combined Original LTV:	80.88%	17.63%	100.00%
Weighted Average DTI:	43.72%	20.00%	60.00%

Weighted Average Original Term:	347	120	360
Weighted Average Stated Remaining Term:	345	115	359
Weighted Average Seasoning:	3	1	10

Weighted Average Gross Margin:	6.347%	3.327%	7.990%
Weighted Average Minimum Interest Rate:	7.992%	5.600%	11.270%
Weighted Average Maximum Interest Rate:	14.498%	12.300%	17.770%
Weighted Average Initial Rate Cap:	3.030%	1.000%	6.000%
Weighted Average Subsequent Rate Cap:	1.003%	1.000%	2.000%
Weighted Average Next Rate Adj.(mos):	24	1	119

Maturity Date:		Jan-01-2016	May-01-2036
Maximum ZIP Code Concentration:	93536(0.91%)

Adjustable Rate Mortgage:	76.79%
Fixed Rate:	23.21%

Interest Only:	4.17%	Single Family:	66.65%
Not Interest Only:	95.83%	Multi Family:	11.13%
Weighted Average IO Term	66	Condo:	8.51%
		Planned Unit Development:	13.71%
First Lien:	93.33%
Second Lien:	6.67%	Top 5 States:
		California	26.37%
Full Documentation	41.10%	Massachusetts	12.08%
Streamline Documentation	22.16%	Florida	8.77%
Limited Documentation	19.44%	Illinois	6.72%
Stated Documentation	17.30%	Maryland	6.52%

Purchase:	34.85%
Cash Out Refinance:	60.68%
Rate/Term Refinance:	4.48%

Owner:	97.02%
Non-Owner:	1.50%
Second Home:	1.48%

Current Principal Balance($)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
50,000 or less	345	$11,136,929.60	2.70%	10.729%	191	97.77%	635	43.07%
50,001 - 100,000	367	27,575,846.74	6.68	9.568	286	86.41	621	42.22
100,001 - 150,000	440	54,887,365.42	13.30	8.439	341	80.93	611	42.07
150,001 - 200,000	360	62,906,976.94	15.25	7.932	351	79.07	615	43.24
200,001 - 250,000	281	62,928,660.67	15.25	7.895	356	79.76	612	43.41
250,001 - 300,000	229	62,977,709.02	15.27	7.875	358	78.77	615	44.29
300,001 - 350,000	154	49,657,953.82	12.04	7.855	357	80.11	621	44.70
350,001 - 400,000	141	52,867,558.86	12.82	7.785	358	80.99	623	44.92
400,001 - 450,000	38	15,952,589.70	3.87	7.636	358	81.15	630	43.43
450,001 - 500,000	18	8,678,683.03	2.10	8.018	358	81.99	605	48.75
500,001 - 550,000	2	1,041,204.43	0.25	7.885	358	74.99	618	50.00
550,001 - 600,000	1	566,709.42	0.14	8.395	358	75.00	565	33.00
600,001 - 650,000	1	611,342.06	0.15	9.095	358	80.00	637	39.00
700,001 - 750,000	1	749,198.71	0.18	9.125	358	84.75	613	49.00
Total:	2,378	$412,538,728.42	100.00%	8.137%	345	80.88%	617	43.72%

Current Rate(%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
5.500 - 5.999	3	$506,654.81	0.12%	5.805%	304	71.51%	684	51.03%
6.000 - 6.499	32	7,829,858.27	1.90	6.361	357	75.67	650	46.29
6.500 - 6.999	253	60,300,199.84	14.62	6.832	357	78.11	646	44.43
7.000 - 7.499	283	62,301,890.81	15.10	7.273	357	78.83	632	43.63
7.500 - 7.999	475	101,622,701.18	24.63	7.761	357	79.04	621	43.72
8.000 - 8.499	277	55,470,543.96	13.45	8.263	357	79.82	612	43.55
8.500 - 8.999	296	52,846,046.88	12.81	8.747	355	81.07	589	43.85
9.000 - 9.499	116	21,132,807.25	5.12	9.246	352	82.94	579	42.46
9.500 - 9.999	178	19,532,438.35	4.73	9.749	334	85.53	573	42.58
10.000 - 10.499	44	4,858,464.66	1.18	10.195	324	85.91	562	42.31
10.500 - 10.999	183	12,624,484.00	3.06	10.808	211	95.74	625	43.23
11.000 - 11.499	94	6,394,424.69	1.55	11.203	203	96.46	620	44.14
11.500 - 11.999	74	3,593,871.30	0.87	11.771	178	99.53	636	42.76
12.000 - 12.499	36	1,719,619.46	0.42	12.237	185	98.18	627	44.01
12.500 - 12.999	34	1,804,722.96	0.44	12.595	178	99.63	625	45.77
Total:	2,378	$412,538,728.42	100.00%	8.137%	345	80.88%	617	43.72%

FICO	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
500 - 524	104	$21,192,419.75	5.14%	9.201%	357	78.07%	513	43.66%
525 - 549	115	21,412,493.52	5.19	8.861	357	76.74	535	43.05
550 - 574	168	34,145,281.52	8.28	8.534	357	79.70	562	43.85
575 - 599	419	70,748,862.95	17.15	8.107	351	80.14	589	43.27
600 - 624	459	73,725,515.50	17.87	8.068	343	80.71	611	44.57
625 - 649	566	97,238,808.49	23.57	8.064	336	82.10	636	43.74
650 - 674	260	44,860,625.63	10.87	7.749	343	81.54	661	43.20
675 - 699	136	24,723,878.95	5.99	7.675	342	82.53	685	44.03
700 - 724	78	11,829,560.52	2.87	7.819	338	84.04	710	43.59
725 - 749	39	7,196,606.98	1.74	8.023	337	84.82	736	43.44
750 - 774	30	4,334,046.44	1.05	7.623	326	81.42	760	41.67
775 - 799	3	958,762.42	0.23	6.522	358	77.82	787	52.22
800 - 824	1	171,865.75	0.04	7.200	358	80.00	803	34.00
Total:	2,378	$412,538,728.42	100.00%	8.137%	345	80.88%	617	43.72%

Combined Original LTV (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
0.01 - 50.00	51	$7,355,181.70	1.78%	7.830%	349	41.36%	585	41.03%
50.01 - 55.00	19	4,182,885.55	1.01	7.776	357	53.03	609	40.99
55.01 - 60.00	35	6,740,100.70	1.63	7.434	357	58.30	590	40.54
60.01 - 65.00	35	7,250,698.17	1.76	7.958	357	62.99	582	39.09
65.01 - 70.00	93	21,071,519.27	5.11	7.933	356	68.60	588	43.05
70.01 - 75.00	100	24,223,454.74	5.87	8.059	356	74.28	598	43.26
75.01 - 80.00	1,039	211,371,290.90	51.24	7.766	357	79.82	628	43.95
80.01 - 85.00	156	35,059,584.03	8.50	8.169	357	84.36	597	44.17
85.01 - 90.00	206	44,332,731.45	10.75	8.136	353	89.44	612	44.28
90.01 - 95.00	165	25,867,287.94	6.27	8.973	342	94.62	604	44.71
95.01 - 100.00	479	25,083,993.97	6.08	10.987	180	99.86	643	43.53
Total:	2,378	$412,538,728.42	100.00%	8.137%	345	80.88%	617	43.72%

Original Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
120	4	$216,059.00	0.05%	7.780%	116	64.11%	677	42.13%
180	533	28,624,032.03	6.94	10.904	178	98.25	641	43.46
240	5	230,952.29	0.06	8.429	236	84.23	676	40.38
300	1	73,808.60	0.02	9.250	297	71.15	651	47.00
360	1,835	383,393,876.50	92.94	7.930	357	79.59	615	43.74
Total:	2,378	$412,538,728.42	100.00%	8.137%	345	80.88%	617	43.72%

Remaining Term to Stated Maturity (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
61 - 120	4	$216,059.00	0.05%	7.780%	116	64.11%	677	42.13%
121 - 180	533	28,624,032.03	6.94	10.904	178	98.25	641	43.46
181 - 240	5	230,952.29	0.06	8.429	236	84.23	676	40.38
241 - 300	1	73,808.60	0.02	9.250	297	71.15	651	47.00
301 - 360	1,835	383,393,876.50	92.94	7.930	357	79.59	615	43.74
Total:	2,378	$412,538,728.42	100.00%	8.137%	345	80.88%	617	43.72%

Debt Ratio (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
0.01 - 20.00	4	$424,792.38	0.10%	8.025%	288	85.39%	620	20.00%
20.01 - 25.00	58	9,159,522.21	2.22	8.006	349	76.82	614	23.42
25.01 - 30.00	108	14,036,431.48	3.40	8.282	345	78.92	608	28.29
30.01 - 35.00	232	35,583,330.38	8.63	8.127	342	80.32	621	33.07
35.01 - 40.00	349	59,110,376.56	14.33	8.204	345	80.64	619	38.18
40.01 - 45.00	564	101,543,166.50	24.61	8.135	345	80.36	617	43.12
45.01 - 50.00	754	133,804,976.30	32.43	8.262	344	81.35	616	48.08
50.01 - 55.00	251	46,709,832.47	11.32	7.802	347	82.31	616	52.82
55.01 - 60.00	58	12,166,300.14	2.95	7.692	348	82.65	619	57.76
Total:	2,378	$412,538,728.42	100.00%	8.137%	345	80.88%	617	43.72%

ARM/FRM	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Adjustable Rate Mortgage	1,499	$316,801,487.27	76.79%	7.998%	357	79.78%	612	43.87%
Fixed Rate Mortgage	879	95,737,241.15	23.21	8.595	303	84.54	635	43.21
Total:	2,378	$412,538,728.42	100.00%	8.137%	345	80.88%	617	43.72%

Product Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
10/20 ARM	21	$3,628,332.42	0.88%	7.668%	357	77.83%	649	38.97%
10/20 ARM Balloon	9	1,949,559.95	0.47	7.167	358	80.43	686	39.38
10/20 ARM IO	5	1,425,715.00	0.35	6.999	357	83.70	663	42.97
15/30 Balloon	514	27,211,757.49	6.60	11.019	178	99.17	643	43.77
2/28 ARM	545	95,610,649.06	23.18	8.293	357	79.64	603	42.33
2/28 ARM Balloon	799	187,240,014.71	45.39	7.951	358	80.00	610	45.03
2/28 ARM IO	60	15,171,021.75	3.68	7.142	357	79.07	653	40.12
30/40 Balloon	108	24,817,498.90	6.02	7.468	358	78.62	638	45.10
3/27 ARM Balloon	18	3,921,403.91	0.95	7.437	357	76.47	624	46.72
5/25 ARM	3	739,605.41	0.18	8.238	357	72.65	610	43.83
5/25 ARM Balloon	7	1,754,575.65	0.43	7.525	358	81.63	645	48.39
5/25 ARM IO	4	620,810.50	0.15	7.132	357	72.99	651	37.52
6ML ARM	3	693,053.44	0.17	8.324	357	84.61	650	50.42
Fixed	257	43,707,984.76	10.59	7.727	350	78.78	628	41.79
3/27 ARM	25	4,046,745.47	0.98	8.243	357	79.41	600	43.07
Total:	2,378	$412,538,728.42	100.00%	8.137%	345	80.88%	617	43.72%

Interest Only	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Not Interest Only	2,309	$395,321,181.17	95.83%	8.181%	344	80.95%	615	43.87%
Interest Only	69	17,217,547.25	4.17	7.130	357	79.24	653	40.26
Total:	2,378	$412,538,728.42	100.00%	8.137%	345	80.88%	617	43.72%

Interest Only Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
None	2,309	$395,321,181.17	95.83%	8.181%	344	80.95%	615	43.87%
60	62	15,576,762.25	3.78	7.131	357	78.85	653	40.22
120	7	1,640,785.00	0.40	7.111	358	82.85	659	40.67
Total:	2,378	$412,538,728.42	100.00%	8.137%	345	80.88%	617	43.72%

Original Prepayment Penalty Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
None	989	$167,983,472.57	40.72%	8.284%	343	81.19%	616	44.25%
12	60	11,750,893.79	2.85	8.476	346	80.70	612	46.06
18	1	403,893.10	0.10	7.500	357	80.00	707	32.34
24	1,070	186,085,348.21	45.11	8.112	345	81.31	614	43.62
36	258	46,315,120.75	11.23	7.621	352	78.09	630	41.73
Total:	2,378	$412,538,728.42	100.00%	8.137%	345	80.88%	617	43.72%

Lien	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
First Lien	1,852	$385,012,490.70	93.33%	7.931%	357	79.57%	615	43.72%
Second Lien	526	27,526,237.72	6.67	11.017	178	99.17	642	43.70
Total:	2,378	$412,538,728.42	100.00%	8.137%	345	80.88%	617	43.72%

Documentation Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Full Documentation	1,127	$169,571,425.30	41.10%	8.037%	347	81.34%	601	44.61%
Streamline Documentation	553	91,418,520.30	22.16	8.486	332	83.03	651	43.80
Limited Documentation	415	80,183,536.75	19.44	7.906	345	82.10	615	43.21
Stated Documentation	283	71,365,246.07	17.30	8.185	356	75.68	613	42.08
Total:	2,378	$412,538,728.42	100.00%	8.137%	345	80.88%	617	43.72%

Loan Purpose	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Cash Out Refinance	1,221	$250,319,081.56	60.68%	8.091%	348	79.93%	612	43.31%
Purchase	1,037	143,752,560.41	34.85	8.213	340	82.41	626	44.41
Rate/Term Refinance	120	18,467,086.45	4.48	8.166	343	81.91	611	43.92
Total:	2,378	$412,538,728.42	100.00%	8.137%	345	80.88%	617	43.72%

Property Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Single Family	1,663	$274,964,753.86	66.65%	8.150%	344	80.65%	614	43.29%
Planned Unit Development	321	56,540,497.83	13.71	8.185	345	82.25	622	44.31
2-4 Family	163	45,920,210.66	11.13	7.995	351	78.95	624	45.64
Condo	231	35,113,266.07	8.51	8.136	342	83.00	625	43.62
Total:	2,378	$412,538,728.42	100.00%	8.137%	345	80.88%	617	43.72%

Occupancy Status	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Owner	2,317	$400,237,238.06	97.02%	8.139%	344	80.90%	616	43.70%
Non-Owner	31	6,176,976.39	1.50	7.961	358	79.90	654	44.59
Second Home	30	6,124,513.97	1.48	8.171	352	80.48	662	43.86
Total:	2,378	$412,538,728.42	100.00%	8.137%	345	80.88%	617	43.72%

Credit Grade	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
A	807	$132,398,669.91	32.09%	8.085%	339	81.38%	622	44.16%
AA	785	135,563,032.32	32.86	7.852	341	82.22	666	43.63
A-	360	59,644,444.50	14.46	8.101	349	79.83	591	43.31
B	159	31,989,024.03	7.75	8.735	357	77.44	540	43.46
B+	195	38,506,246.70	9.33	8.479	357	80.76	567	43.12
C	72	14,437,310.96	3.50	9.188	357	76.01	521	44.30
Total:	2,378	$412,538,728.42	100.00%	8.137%	345	80.88%	617	43.72%

Geographic Location	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Alabama	3	$180,829.19	0.04%	10.596%	158	86.45%	564	39.31%
Arkansas	7	646,706.41	0.16	8.176	344	83.05	670	44.07
Arizona	59	10,103,244.10	2.45	8.323	345	81.04	619	42.89
California	462	108,773,650.20	26.37	8.049	341	79.12	617	42.87
Colorado	20	2,585,510.34	0.63	8.393	338	85.11	608	44.50
Connecticut	41	7,257,303.26	1.76	8.131	340	83.04	624	43.31
District Of Columbia	7	1,543,701.93	0.37	8.267	343	84.05	596	49.60
Delaware	5	886,502.94	0.21	7.941	352	85.24	625	36.74
Florida	212	36,160,890.70	8.77	7.915	348	81.14	616	43.92
Georgia	19	2,305,113.81	0.56	9.169	350	82.87	586	40.89
Hawaii	7	1,805,533.35	0.44	7.770	355	72.72	595	38.98
Idaho	16	2,649,020.77	0.64	8.378	358	80.69	619	40.41
Illinois	195	27,702,236.21	6.72	8.381	342	83.44	618	44.04
Indiana	17	1,466,821.27	0.36	8.790	334	83.79	602	37.90
Kentucky	2	224,296.20	0.05	7.566	357	62.54	607	41.00
Louisiana	90	8,087,664.93	1.96	8.664	344	83.91	604	40.68
Massachusetts	222	49,830,490.67	12.08	7.824	354	78.78	614	44.57
Maryland	136	26,903,058.02	6.52	8.218	342	82.13	625	44.92
Maine	8	1,224,574.65	0.30	8.115	357	84.25	589	45.28
Michigan	21	2,538,888.75	0.62	8.626	347	84.16	617	45.39
Minnesota	12	1,860,708.70	0.45	8.585	349	83.64	597	43.87
Montana	5	671,083.15	0.16	8.068	338	84.63	591	41.57
Missouri	10	870,979.93	0.21	9.035	325	78.34	585	45.83
Mississippi	33	2,444,431.52	0.59	8.660	348	84.46	607	41.24
North Carolina	19	1,701,703.51	0.41	9.122	324	84.27	583	43.16
New Hampshire	15	2,459,815.59	0.60	8.392	348	85.32	627	45.87
New Jersey	50	10,931,092.23	2.65	8.212	349	80.25	608	44.12
New Mexico	13	1,691,094.63	0.41	8.613	358	84.46	637	40.10
Nevada	26	5,178,232.49	1.26	8.013	348	78.61	652	45.09
New York	88	22,669,666.84	5.50	7.974	349	79.36	622	46.57
Ohio	12	1,624,178.75	0.39	8.548	344	86.47	627	42.66
Oklahoma	20	1,898,383.64	0.46	8.413	348	82.40	601	43.18
Oregon	36	5,141,623.67	1.25	8.157	343	81.82	620	44.34
Pennsylvania	37	4,517,997.99	1.10	8.266	347	85.27	616	39.30
Rhode island	14	2,414,330.29	0.59	7.776	348	80.46	611	47.37
South Carolina	8	1,569,732.56	0.38	9.168	357	79.30	580	43.63
Tennessee	52	3,694,227.91	0.90	8.383	328	85.19	607	43.64
Texas	178	16,063,257.65	3.89	8.573	340	83.49	609	41.43
Utah	8	1,493,803.22	0.36	8.132	353	81.28	613	37.17
Virginia	60	11,431,673.54	2.77	8.431	340	80.51	636	44.06
Vermont	2	365,319.43	0.09	7.266	357	84.87	633	45.50
Washington	109	16,273,062.60	3.94	7.843	344	82.86	619	46.39
Wisconsin	11	1,282,539.94	0.31	8.682	348	85.73	609	44.29
West Virginia	10	1,283,440.22	0.31	8.659	347	84.98	616	43.53
Wyoming	1	130,310.72	0.03	7.350	358	85.23	679	46.00
Total:	2,378	$412,538,728.42	100.00%	8.137%	345	80.88%	617	43.72%

Gross Margin (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
3.000 - 3.499	12	$1,923,857.51	0.61%	8.185%	357	83.87%	622	43.19%
3.500 - 3.999	3	476,609.61	0.15	7.707	358	82.02	676	41.73
4.500 - 4.999	3	439,375.78	0.14	8.351	358	87.73	631	45.54
5.000 - 5.499	156	31,404,164.68	9.91	7.759	358	79.28	614	44.92
5.500 - 5.999	280	57,531,265.48	18.16	7.512	357	78.36	611	44.49
6.000 - 6.499	420	92,405,508.61	29.17	7.863	358	78.82	615	43.50
6.500 - 6.999	268	59,802,705.17	18.88	8.085	358	79.50	616	43.65
7.000 - 7.499	241	47,454,509.86	14.98	8.523	357	82.06	601	43.72
7.500 - 7.999	116	25,363,490.57	8.01	8.690	357	83.03	603	43.44
Total:	1,499	$316,801,487.27	100.00%	7.998%	357	79.78%	612	43.87%

Minimum Interest Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
5.500 - 5.999	4	$652,873.39	0.21%	6.769%	355	80.00%	640	51.58%
6.000 - 6.499	18	4,471,564.05	1.41	6.393	357	77.78	641	46.93
6.500 - 6.999	178	41,616,001.39	13.14	6.833	357	77.33	641	44.03
7.000 - 7.499	216	47,981,207.28	15.15	7.289	358	79.84	632	44.30
7.500 - 7.999	400	87,764,602.46	27.70	7.771	357	79.07	620	43.97
8.000 - 8.499	238	48,326,982.99	15.25	8.257	357	79.44	611	43.74
8.500 - 8.999	233	47,222,970.75	14.91	8.744	358	80.97	586	44.04
9.000 - 9.499	86	17,888,835.53	5.65	9.249	357	82.44	572	42.75
9.500 - 9.999	90	14,962,058.36	4.72	9.741	358	84.35	559	42.11
10.000 - 10.499	22	3,630,917.59	1.15	10.176	357	82.36	544	42.27
10.500 - 10.999	10	1,700,369.32	0.54	10.658	358	82.32	535	42.03
11.000 - 11.499	4	583,104.16	0.18	11.068	358	79.09	521	42.92
Total:	1,499	$316,801,487.27	100.00%	7.998%	357	79.78%	612	43.87%

Maximum Interest Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
12.000 - 12.499	1	$399,727.48	0.13%	5.800%	354	80.00%	669	54.63%
12.500 - 12.999	17	4,169,342.65	1.32	6.349	357	77.61	645	47.22
13.000 - 13.499	175	41,132,127.06	12.98	6.830	357	77.39	641	44.07
13.500 - 13.999	218	48,545,480.40	15.32	7.276	358	79.64	632	44.30
14.000 - 14.499	398	86,943,574.80	27.44	7.766	357	79.24	620	43.97
14.500 - 14.999	244	49,696,655.61	15.69	8.259	357	79.26	611	43.72
15.000 - 15.499	233	47,044,021.52	14.85	8.747	358	80.96	585	44.03
15.500 - 15.999	87	18,191,110.97	5.74	9.254	357	82.57	573	42.76
16.000 - 16.499	90	14,765,055.71	4.66	9.740	358	84.32	559	42.15
16.500 - 16.999	22	3,630,917.59	1.15	10.176	357	82.36	544	42.27
17.000 - 17.499	10	1,700,369.32	0.54	10.658	358	82.32	535	42.03
17.500 - 17.999	4	583,104.16	0.18	11.068	358	79.09	521	42.92
Total:	1,499	$316,801,487.27	100.00%	7.998%	357	79.78%	612	43.87%

Initial Periodic Cap (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
1.000	12	$2,109,181.98	0.67%	8.116%	356	80.12%	613	43.84%
1.500	8	1,380,642.28	0.44	7.960	356	77.46	625	42.34
2.000	2	459,205.19	0.14	9.538	355	85.00	521	43.26
3.000	1,436	304,841,979.57	96.22	8.010	358	79.78	610	43.99
5.000	40	7,744,917.43	2.44	7.387	357	79.21	661	39.94
6.000	1	265,560.82	0.08	9.000	357	93.33	584	37.00
Total:	1,499	$316,801,487.27	100.00%	7.998%	357	79.78%	612	43.87%

Subsequent Periodic Cap (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
1.000	1,494	$315,623,350.31	99.63%	7.997%	357	79.83%	612	43.87%
1.500	2	459,205.19	0.14	9.538	355	85.00	521	43.26
2.000	3	718,931.77	0.23	7.538	358	53.58	578	45.12
Total:	1,499	$316,801,487.27	100.00%	7.998%	357	79.78%	612	43.87%

Months to Next Rate Adjustment	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
1 - 3	2	$518,177.74	0.16%	8.351%	356	84.76%	662	48.54%
4 - 6	1	174,875.70	0.06	8.245	358	84.18	616	56.00
13 - 15	1	213,358.76	0.07	7.500	350	86.00	671	46.00
16 - 18	18	4,246,339.33	1.34	7.253	354	75.92	624	44.17
19 - 21	436	89,705,880.49	28.32	8.084	357	79.20	609	43.75
22 - 24	949	203,856,106.94	64.35	8.008	358	80.19	610	43.98
28 - 30	4	548,611.77	0.17	6.835	354	72.52	581	48.27
31 - 33	12	2,241,600.83	0.71	8.086	357	78.80	610	44.02
34 - 36	27	5,177,936.78	1.63	7.849	358	78.18	616	44.87
52 - 54	1	196,415.50	0.06	6.800	354	85.85	658	40.41
55 - 57	4	894,827.00	0.28	8.150	357	81.13	630	45.92
58 - 60	9	2,023,749.06	0.64	7.459	358	75.51	639	45.26
112 - 114	3	444,214.81	0.14	6.893	354	79.84	632	35.72
115 - 117	17	3,059,675.36	0.97	7.555	356	78.48	648	39.65
118 - 120	15	3,499,717.20	1.10	7.314	358	80.85	678	40.64
Total:	1,499	$316,801,487.27	100.00%	7.998%	357	79.78%	612	43.87%

Group 2

Total Mortgage Loan Statistics

As of the Cut-off Date

Summary Statistics		Minimum	Maximum
Scheduled Principal Balance:	$862,457,960	$13,992	$1,328,887
Average Scheduled Principal Balance:	$208,727
Number of Mortgage Loans:	4,132

Weighted Average Gross Coupon:	8.332%	5.275%	12.875%
Weighted Average FICO Score:	645	500	813
Weighted Average Combined Original LTV:	83.47%	14.33%	100.00%
Weighted Average DTI:	42.04%	1.97%	60.00%

Weighted Average Original Term:	336	180	360
Weighted Average Stated Remaining Term:	333	171	359
Weighted Average Seasoning:	2	1	9

Weighted Average Gross Margin:	6.520%	2.250%	8.000%
Weighted Average Minimum Interest Rate:	7.914%	5.275%	11.500%
Weighted Average Maximum Interest Rate:	14.419%	11.775%	18.000%
Weighted Average Initial Rate Cap:	3.049%	1.000%	5.000%
Weighted Average Subsequent Rate Cap:	1.000%	1.000%	1.500%
Weighted Average Next Rate Adj.(mos):	24	4	119

Maturity Date:		Sep-01-2020	May-01-2036
Maximum ZIP Code Concentration:	91342(0.42%)

Adjustable Rate Mortgage:	80.18%
Fixed Rate:	19.82%

Interest Only:	14.60%	Single Family:	68.27%
Not Interest Only:	85.40%	Multi Family:	9.51%
Weighted Average IO Term	71	Condo:	8.07%
		Planned Unit Development:	14.15%
First Lien:	86.76%
Second Lien:	13.24%	Top 5 States:
		California	48.33%
Streamline Documentation	44.13%	Florida	7.95%
Full Documentation	25.45%	New York	6.29%
Limited Documentation	20.04%	New Jersey	5.17%
Stated Documentation	10.37%	Massachusetts	3.94%

Purchase:	69.72%
Cash Out Refinance:	28.56%
Rate/Term Refinance:	1.72%

Owner:	94.50%
Non-Owner:	2.08%
Second Home:	3.41%

Current Principal Balance ($)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
50,000 or less	586	$19,836,152.22	2.30%	11.027%	192	97.24%	637	39.57%
50,001 - 100,000	1,050	77,002,478.10	8.93	10.508	227	94.54	641	41.93
100,001 - 150,000	500	61,228,195.42	7.10	9.526	273	89.04	635	40.62
150,001 - 200,000	342	59,809,979.66	6.93	8.335	333	82.11	638	39.84
200,001 - 250,000	333	75,059,992.69	8.70	8.081	347	82.20	652	42.02
250,001 - 300,000	296	81,440,783.57	9.44	7.921	356	80.77	648	42.24
300,001 - 350,000	213	69,336,776.16	8.04	7.864	357	80.69	646	42.70
350,001 - 400,000	176	65,980,281.71	7.65	7.756	358	81.08	649	43.50
400,001 - 450,000	162	69,264,614.29	8.03	7.882	357	81.54	640	43.29
450,001 - 500,000	139	66,130,892.88	7.67	7.667	358	80.91	648	43.15
500,001 - 550,000	100	52,324,595.81	6.07	7.999	358	81.78	640	42.43
550,001 - 600,000	78	44,954,284.11	5.21	7.843	357	82.33	644	42.24
600,001 - 650,000	42	26,374,988.56	3.06	8.099	357	82.99	641	41.84
650,001 - 700,000	29	19,556,491.19	2.27	7.919	357	82.30	647	42.05
700,001 - 750,000	16	11,497,590.53	1.33	7.925	358	86.82	666	44.05
750,001 - 800,000	18	14,211,775.09	1.65	8.031	358	79.11	651	41.09
800,001 - 850,000	17	14,197,051.06	1.65	7.892	358	81.33	644	40.55
850,001 - 900,000	14	12,248,440.04	1.42	7.517	357	78.10	656	40.70
900,001 - 950,000	4	3,660,322.34	0.42	7.188	357	80.00	651	42.66
950,001 - 1,000,000	4	3,870,190.52	0.45	7.902	357	78.65	685	40.21
1,000,001 or greater	13	14,472,084.26	1.68	7.521	357	77.30	651	39.79
Total:	4,132	$862,457,960.21	100.00%	8.332%	333	83.47%	645	42.04%

Current Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
5.000 - 5.499	1	$596,000.00	0.07%	5.275%	351	80.00%	683	30.28%
5.500 - 5.999	7	2,665,095.50	0.31	5.922	358	77.29	685	41.57
6.000 - 6.499	56	19,661,910.93	2.28	6.366	357	80.27	688	39.77
6.500 - 6.999	340	118,888,582.21	13.78	6.805	356	79.49	673	41.35
7.000 - 7.499	366	115,171,414.42	13.35	7.270	357	79.90	659	42.21
7.500 - 7.999	640	199,386,314.56	23.12	7.776	357	80.51	649	42.44
8.000 - 8.499	355	102,776,499.04	11.92	8.250	356	81.10	638	43.07
8.500 - 8.999	426	112,104,040.36	13.00	8.767	352	82.57	621	41.41
9.000 - 9.499	193	39,266,070.78	4.55	9.257	340	84.75	614	41.48
9.500 - 9.999	316	39,641,542.59	4.60	9.768	312	89.72	616	41.17
10.000 - 10.499	102	13,406,682.54	1.55	10.222	297	90.52	606	41.43
10.500 - 10.999	438	36,112,202.13	4.19	10.768	205	97.85	641	42.09
11.000 - 11.499	352	31,160,503.67	3.61	11.207	183	99.16	646	43.06
11.500 - 11.999	187	10,911,710.91	1.27	11.783	179	99.46	641	43.02
12.000 - 12.499	132	6,907,795.44	0.80	12.230	177	99.56	625	42.54
12.500 - 12.999	221	13,801,595.13	1.60	12.703	178	99.03	630	43.43
Total:	4,132	$862,457,960.21	100.00%	8.332%	333	83.47%	645	42.04%

FICO	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
500 - 524	85	$19,737,313.63	2.29%	9.392%	357	77.51%	512	41.93%
525 - 549	92	17,620,329.27	2.04	9.050	354	75.80	536	42.05
550 - 574	161	37,829,736.38	4.39	8.951	357	85.67	562	43.48
575 - 599	389	62,666,383.18	7.27	8.779	328	84.84	588	41.51
600 - 624	979	187,118,489.41	21.70	8.503	331	83.46	612	42.23
625 - 649	713	155,978,635.15	18.09	8.333	331	83.62	637	42.05
650 - 674	692	154,200,992.73	17.88	8.173	331	83.68	662	42.60
675 - 699	422	93,034,825.48	10.79	8.076	333	84.07	687	40.87
700 - 724	291	61,861,217.34	7.17	7.838	332	83.51	711	40.80
725 - 749	173	38,875,947.73	4.51	7.796	332	83.19	735	42.93
750 - 774	93	23,221,926.27	2.69	7.823	332	82.88	761	42.49
775 - 799	36	9,597,419.99	1.11	7.731	337	82.94	785	42.12
800 - 824	6	714,743.65	0.08	8.659	323	86.76	808	41.48
Total:	4,132	$862,457,960.21	100.00%	8.332%	333	83.47%	645	42.04%

Combined Original LTV (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
0.01 - 50.00	31	$3,788,536.74	0.44%	8.096%	337	40.62%	583	33.80%
50.01 - 55.00	13	2,382,905.15	0.28	8.387	353	52.55	565	43.19
55.01 - 60.00	13	1,849,539.12	0.21	8.417	357	57.85	562	40.18
60.01 - 65.00	30	6,907,532.55	0.80	8.182	354	62.76	580	42.54
65.01 - 70.00	61	16,225,629.79	1.88	7.923	354	68.71	593	38.85
70.01 - 75.00	81	27,996,056.85	3.25	8.156	356	74.26	613	41.82
75.01 - 80.00	1,748	542,508,246.00	62.90	7.715	357	79.89	655	42.35
80.01 - 85.00	121	33,624,403.09	3.90	8.191	353	84.34	608	39.34
85.01 - 90.00	216	56,614,137.58	6.56	8.422	351	89.64	631	41.16
90.01 - 95.00	319	62,402,415.13	7.24	9.203	341	94.78	616	42.43
95.01 - 100.00	1,499	108,158,558.21	12.54	11.045	181	99.96	653	42.40
Total:	4,132	$862,457,960.21	100.00%	8.332%	333	83.47%	645	42.04%

Original Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
180	1,629	$116,126,432.63	13.46%	11.033%	178	98.91%	652	42.27%
240	5	340,506.21	0.04	7.965	237	81.80	666	41.80
360	2,498	745,991,021.37	86.50	7.912	358	81.07	644	42.01
Total:	4,132	$862,457,960.21	100.00%	8.332%	333	83.47%	645	42.04%

Remaining Term to Stated Maturity (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
121 - 180	1,629	$116,126,432.63	13.46%	11.033%	178	98.91%	652	42.27%
181 - 240	5	340,506.21	0.04	7.965	237	81.80	666	41.80
301 - 360	2,498	745,991,021.37	86.50	7.912	358	81.07	644	42.01
Total:	4,132	$862,457,960.21	100.00%	8.332%	333	83.47%	645	42.04%

Debt Ratio (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
0.01 - 20.00	146	$28,418,200.02	3.30%	8.279%	334	82.99%	627	14.83%
20.01 - 25.00	112	18,473,530.91	2.14	8.407	339	83.26	651	23.11
25.01 - 30.00	183	31,359,668.04	3.64	8.282	334	82.03	642	28.30
30.01 - 35.00	398	75,125,304.39	8.71	8.065	336	82.98	645	33.22
35.01 - 40.00	634	126,493,470.93	14.67	8.299	334	83.54	652	38.05
40.01 - 45.00	1,072	233,273,933.30	27.05	8.382	331	83.61	649	43.06
45.01 - 50.00	1,286	279,703,723.03	32.43	8.414	332	83.46	643	48.13
50.01 - 55.00	257	58,782,494.39	6.82	8.236	337	84.31	628	52.57
55.01 - 60.00	44	10,827,635.20	1.26	8.036	342	84.61	626	56.97
Total:	4,132	$862,457,960.21	100.00%	8.332%	333	83.47%	645	42.04%

ARM/FRM	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Adjustable Rate Mortgage	2,254	$691,509,819.43	80.18%	7.919%	357	81.06%	644	42.06%
Fixed Rate Mortgage	1,878	170,948,140.78	19.82	10.001	235	93.21	648	41.99
Total:	4,132	$862,457,960.21	100.00%	8.332%	333	83.47%	645	42.04%

Product Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
10/20 ARM	12	$1,958,876.31	0.23%	7.473%	356	78.10%	672	38.31%
10/20 ARM Balloon	7	1,804,577.86	0.21	6.986	358	77.86	711	39.56
10/20 ARM IO	44	12,887,993.76	1.49	6.909	358	78.91	683	39.52
15/30 Balloon	1,589	113,459,158.23	13.16	11.094	178	99.45	653	42.47
2/28 ARM	677	151,466,018.13	17.56	8.410	357	81.92	631	40.29
2/28 ARM Balloon	1,129	401,545,848.40	46.56	7.945	358	80.71	640	43.52
2/28 ARM IO	332	108,001,260.00	12.52	7.317	357	81.40	668	39.49
30/40 Balloon	79	24,805,337.91	2.88	7.491	358	80.11	651	44.04
3/27 ARM Balloon	19	4,966,627.40	0.58	7.838	357	83.79	630	41.94
3/27 ARM IO	7	1,727,220.00	0.20	7.206	358	85.53	667	40.21
5/25 ARM	2	193,407.56	0.02	9.278	357	86.79	609	42.95
5/25 ARM Balloon	4	1,146,504.74	0.13	7.724	358	80.00	646	45.67
5/25 ARM IO	10	3,293,380.00	0.38	7.022	358	81.51	684	40.48
6ML ARM	1	43,879.25	0.01	9.795	358	80.00	582	23.00
Fixed	210	32,683,644.64	3.79	8.109	342	81.46	628	38.77
3/27 ARM	10	2,474,226.02	0.29	8.048	357	78.39	648	44.46
Total:	4,132	$862,457,960.21	100.00%	8.332%	333	83.47%	645	42.04%

Interest Only	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Not Interest Only	3,739	$736,548,106.45	85.40%	8.514%	329	83.86%	640	42.47%
Interest Only	393	125,909,853.76	14.60	7.266	357	81.21	670	39.53
Total:	4,132	$862,457,960.21	100.00%	8.332%	333	83.47%	645	42.04%

Interest Only Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
None	3,739	$736,548,106.45	85.40%	8.514%	329	83.86%	640	42.47%
60	316	103,336,710.00	11.98	7.311	357	81.53	669	39.49
120	77	22,573,143.76	2.62	7.061	358	79.74	673	39.71
Total:	4,132	$862,457,960.21	100.00%	8.332%	333	83.47%	645	42.04%

Original Prepayment Penalty Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
None	1,523	$292,231,618.00	33.88%	8.751%	326	84.40%	643	42.19%
12	152	37,180,713.41	4.31	8.671	334	83.72	649	42.10
18	1	219,120.00	0.03	6.970	357	80.00	741	55.00
24	2,189	475,535,160.94	55.14	8.142	336	83.21	644	42.11
36	267	57,291,347.86	6.64	7.557	351	80.77	652	40.63
Total:	4,132	$862,457,960.21	100.00%	8.332%	333	83.47%	645	42.04%

Lien	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
First Lien	2,525	$748,225,574.04	86.76%	7.911%	357	81.03%	643	41.97%
Second Lien	1,607	114,232,386.17	13.24	11.091	178	99.47	653	42.49
Total:	4,132	$862,457,960.21	100.00%	8.332%	333	83.47%	645	42.04%

Documentation Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Streamline Documentation	1,843	$380,640,268.65	44.13%	8.537%	326	83.79%	665	43.49%
Full Documentation	1,327	219,521,471.12	25.45	8.197	334	84.31	625	42.85
Limited Documentation	685	172,874,423.26	20.04	8.084	337	84.14	633	38.06
Stated Documentation	277	89,421,797.18	10.37	8.269	353	78.76	629	41.59
Total:	4,132	$862,457,960.21	100.00%	8.332%	333	83.47%	645	42.04%

Loan Purpose	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Purchase	3,138	$601,301,810.24	69.72%	8.379%	328	84.42%	656	41.97%
Cash Out Refinance	924	246,343,072.00	28.56	8.231	347	81.23	618	42.35
Rate/Term Refinance	70	14,813,077.97	1.72	8.088	338	82.16	637	39.93
Total:	4,132	$862,457,960.21	100.00%	8.332%	333	83.47%	645	42.04%

Property Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Single Family	2,843	$588,796,766.89	68.27%	8.319%	334	83.29%	641	42.18%
Planned Unit Development	594	122,029,606.04	14.15	8.373	331	84.12	647	41.81
2-4 Family	318	82,006,475.10	9.51	8.437	331	83.64	660	42.17
Condo	377	69,625,112.18	8.07	8.242	333	83.70	655	41.17
Total:	4,132	$862,457,960.21	100.00%	8.332%	333	83.47%	645	42.04%

Occupancy Status	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Owner	3,870	$815,046,514.67	94.50%	8.319%	333	83.30%	643	42.12%
Second Home	176	29,435,667.58	3.41	8.463	333	85.99	684	41.73
Non-Owner	86	17,975,777.96	2.08	8.685	355	87.02	678	38.82
Total:	4,132	$862,457,960.21	100.00%	8.332%	333	83.47%	645	42.04%

Credit Grade	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
A	1,263	$252,871,122.13	29.32%	8.461%	331	83.61%	618	41.94%
AA	2,158	477,390,585.48	55.35	8.098	332	83.65	680	42.10
A-	353	53,301,478.80	6.18	8.810	325	84.47	595	40.88
B	123	25,258,772.47	2.93	8.997	355	78.54	544	42.99
B+	171	39,034,575.31	4.53	8.913	357	85.47	568	43.14
C	64	14,601,426.02	1.69	9.290	357	74.88	515	41.64
Total:	4,132	$862,457,960.21	100.00%	8.332%	333	83.47%	645	42.04%

Geographic Location	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Alabama	6	$551,424.99	0.06%	7.386%	331	84.31%	650	36.94%
Arkansas	7	268,832.52	0.03	9.086	323	86.72	624	38.15
Arizona	114	16,513,187.22	1.91	8.616	329	82.80	639	37.74
California	1,453	416,801,536.31	48.33	8.113	334	83.05	652	42.57
Colorado	17	2,269,769.55	0.26	8.449	330	85.18	626	36.73
Connecticut	38	8,803,252.47	1.02	8.567	340	84.27	642	38.48
District Of Columbia	10	2,028,859.42	0.24	8.191	332	77.54	614	43.47
Delaware	5	848,801.10	0.10	9.072	347	92.93	607	34.21
Florida	403	68,536,274.67	7.95	8.411	333	83.83	643	41.89
Georgia	48	6,452,562.95	0.75	9.427	326	84.77	646	43.59
Hawaii	7	2,291,257.07	0.27	8.622	320	85.37	663	43.22
Idaho	24	3,410,292.54	0.40	8.724	325	83.77	633	44.52
Illinois	142	23,654,562.79	2.74	8.482	332	83.32	641	42.04
Indiana	13	833,955.98	0.10	9.254	328	86.31	664	41.48
Kansas	2	89,847.36	0.01	8.722	322	84.00	594	46.00
Kentucky	4	270,613.34	0.03	9.617	320	92.62	607	40.70
Louisiana	150	10,455,940.33	1.21	9.278	326	86.51	610	38.64
Massachusetts	164	33,991,309.11	3.94	8.339	333	83.77	638	41.26
Maryland	170	33,565,732.58	3.89	8.641	334	83.56	629	41.71
Maine	9	851,599.39	0.10	7.865	327	76.12	642	36.46
Michigan	13	1,004,238.81	0.12	9.894	334	90.02	588	39.07
Minnesota	11	1,657,686.43	0.19	9.028	329	81.30	612	46.68
Montana	11	1,462,737.06	0.17	9.147	335	84.22	639	40.72
Missouri	15	1,960,561.86	0.23	8.942	348	80.97	601	36.26
Mississippi	86	7,349,649.34	0.85	9.273	338	86.29	591	43.46
North Carolina	13	1,771,176.97	0.21	8.842	345	87.73	604	32.32
Nebraska	1	100,255.70	0.01	8.900	358	85.00	513	47.00
New Hampshire	11	1,496,361.13	0.17	8.684	318	82.02	646	41.21
New Jersey	191	44,612,496.72	5.17	8.412	337	82.18	642	43.35
New Mexico	19	2,175,520.51	0.25	9.781	331	86.78	650	37.17
Nevada	70	12,752,468.58	1.48	8.747	327	84.51	662	42.69
New York	206	54,225,551.94	6.29	8.246	333	83.62	659	43.99
Ohio	22	1,861,136.32	0.22	9.394	347	85.27	606	42.29
Oklahoma	14	1,042,155.05	0.12	8.968	327	87.35	602	36.55
Oregon	29	5,595,514.99	0.65	8.646	338	84.84	635	42.47
Pennsylvania	31	4,339,115.25	0.50	8.794	339	81.77	604	32.65
Rhode island	11	1,812,561.85	0.21	9.020	332	85.23	630	43.31
South Carolina	10	1,580,193.18	0.18	9.365	352	88.20	619	40.47
Tennessee	48	4,532,467.34	0.53	8.322	336	84.06	610	43.11
Texas	252	27,024,439.50	3.13	8.474	325	84.64	639	36.75
Utah	20	3,017,097.44	0.35	8.682	336	87.39	686	41.98
Virginia	99	20,664,944.37	2.40	8.605	332	83.12	628	42.94
Vermont	3	371,810.78	0.04	8.702	348	77.56	579	45.58
Washington	153	26,466,697.07	3.07	8.444	333	85.31	628	41.59
Wisconsin	3	645,159.21	0.07	9.182	358	83.08	602	36.15
West Virginia	4	446,351.12	0.05	9.864	314	87.82	605	47.11
Total:	4,132	$862,457,960.21	100.00%	8.332%	333	83.47%	645	42.04%

Gross Margin (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
2.000 - 2.499	1	$283,831.98	0.04%	7.900%	358	80.00%	645	50.00%
3.000 - 3.499	9	2,554,054.82	0.37	8.382	357	81.18	635	43.00
3.500 - 3.999	4	1,114,817.17	0.16	7.847	358	80.00	630	43.85
4.000 - 4.499	1	120,678.99	0.02	6.950	353	80.00	655	43.41
4.500 - 4.999	5	1,515,743.15	0.22	8.130	358	73.12	589	38.88
5.000 - 5.499	154	46,965,438.98	6.79	7.262	358	78.61	652	41.53
5.500 - 5.999	324	96,438,443.06	13.95	7.381	358	79.86	646	41.71
6.000 - 6.499	623	211,594,033.76	30.60	7.677	358	80.35	651	41.89
6.500 - 6.999	432	137,499,874.66	19.88	7.959	357	80.49	649	42.52
7.000 - 7.499	330	94,540,897.56	13.67	8.267	357	83.06	637	42.35
7.500 - 7.999	190	52,043,787.71	7.53	8.596	357	83.78	636	42.39
8.000 - 8.499	181	46,838,217.59	6.77	9.186	357	84.14	610	41.68
Total:	2,254	$691,509,819.43	100.00%	7.919%	357	81.06%	644	42.06%

Minimum Interest Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
5.000 - 5.499	1	$596,000.00	0.09%	5.275%	351	80.00%	683	30.28%
5.500 - 5.999	7	2,665,095.50	0.39	5.922	358	77.29	685	41.57
6.000 - 6.499	51	17,805,365.67	2.57	6.413	358	79.93	686	39.90
6.500 - 6.999	308	109,657,072.38	15.86	6.817	357	79.64	673	41.31
7.000 - 7.499	313	103,822,216.33	15.01	7.276	358	80.15	661	42.50
7.500 - 7.999	569	182,724,945.85	26.42	7.778	358	80.41	650	42.40
8.000 - 8.499	322	96,593,390.35	13.97	8.259	357	81.09	637	43.32
8.500 - 8.999	354	104,006,648.37	15.04	8.763	358	82.08	618	41.49
9.000 - 9.499	124	33,523,666.60	4.85	9.257	357	83.16	603	41.54
9.500 - 9.999	131	27,551,661.74	3.98	9.738	357	86.07	597	42.09
10.000 - 10.499	38	7,358,092.21	1.06	10.228	357	85.95	566	40.96
10.500 - 10.999	30	4,418,455.63	0.64	10.660	357	90.31	556	37.82
11.000 - 11.499	5	697,254.42	0.10	11.160	357	93.16	561	42.99
11.500 - 11.999	1	89,954.38	0.01	11.500	355	69.77	543	23.00
Total:	2,254	$691,509,819.43	100.00%	7.919%	357	81.06%	644	42.06%

Maximum Interest Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
11.500 - 11.999	1	$596,000.00	0.09%	5.275%	351	80.00%	683	30.28%
12.000 - 12.499	7	2,665,095.50	0.39	5.922	358	77.29	685	41.57
12.500 - 12.999	50	17,145,758.98	2.48	6.357	358	79.93	684	39.97
13.000 - 13.499	306	109,114,219.68	15.78	6.808	357	79.60	673	41.30
13.500 - 13.999	312	103,774,544.64	15.01	7.270	358	80.15	661	42.54
14.000 - 14.499	568	183,137,504.31	26.48	7.780	358	80.43	650	42.35
14.500 - 14.999	320	96,158,192.76	13.91	8.252	357	81.05	637	43.39
15.000 - 15.499	356	104,549,501.07	15.12	8.762	358	82.11	619	41.50
15.500 - 15.999	127	34,058,381.77	4.93	9.258	357	83.13	603	41.50
16.000 - 16.499	129	27,209,239.19	3.93	9.739	357	86.10	596	42.03
16.500 - 16.999	41	7,830,060.46	1.13	10.197	357	85.82	571	41.06
17.000 - 17.499	30	4,418,455.63	0.64	10.660	357	90.31	556	37.82
17.500 - 17.999	6	762,911.06	0.11	11.178	357	93.75	566	42.38
18.000 - 18.499	1	89,954.38	0.01	11.500	355	69.77	543	23.00
Total:	2,254	$691,509,819.43	100.00%	7.919%	357	81.06%	644	42.06%

Initial Periodic Cap (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
1.000	7	$1,337,654.34	0.19%	7.880%	358	83.27%	647	39.45%
1.500	11	1,930,813.83	0.28	8.062	355	79.21	584	43.43
2.000	2	186,390.34	0.03	9.441	355	83.03	566	45.98
3.000	2,160	667,826,301.01	96.58	7.946	358	81.12	643	42.13
3.100	1	283,831.98	0.04	7.900	358	80.00	645	50.00
5.000	73	19,944,827.93	2.88	6.990	358	79.17	684	39.56
Total:	2,254	$691,509,819.43	100.00%	7.919%	357	81.06%	644	42.06%

Subsequent Periodic Cap (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
1.000	2,253	$691,290,587.11	99.97%	7.919%	358	81.07%	644	42.05%
1.500	1	219,232.32	0.03	9.550	353	80.00	673	50.00
Total:	2,254	$691,509,819.43	100.00%	7.919%	357	81.06%	644	42.06%

Months to Next Rate Adjustment	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
4 - 6	1	$43,879.25	0.01%	9.795%	358	80.00%	582	23.00%
13 - 15	3	1,289,518.11	0.19	6.273	351	75.65	651	33.47
16 - 18	22	6,547,849.87	0.95	7.741	354	82.34	629	42.27
19 - 21	655	202,032,833.25	29.22	8.094	357	80.95	643	41.88
22 - 24	1,458	451,142,925.30	65.24	7.892	358	81.16	643	42.25
28 - 30	2	475,881.59	0.07	7.081	353	78.19	625	46.01
31 - 33	11	3,105,782.80	0.45	8.328	356	84.30	643	43.84
34 - 36	23	5,586,409.03	0.81	7.528	358	82.13	642	41.12
55 - 57	6	1,106,830.92	0.16	7.146	357	80.00	667	40.16
58 - 60	10	3,526,461.38	0.51	7.335	358	81.78	673	42.40
115 - 117	19	4,636,781.78	0.67	7.167	356	81.31	673	38.27
118 - 120	44	12,014,666.15	1.74	6.913	358	77.70	689	39.81
Total:	2,254	$691,509,819.43	100.00%	7.919%	357	81.06%	644	42.06%

Contact List

North American ABS – Home Equity			Syndicate/Sales Desk
Origination:	Brian Bernard	834-5139	Brian McDonald	834-4154
	Paul White	834-5440	Andy Cherna	834-4154
	Tom Roh	834-5936	Randall Outlaw	834-4154
	Jamie Gordon	834-5409	Melissa Traylor	834-4154
	Haroon Jawadi	834-5308
	Swapna Putcha	834-5435
	Alex Louis-Jeune	834-5033	Asset-Backed Trading
	Alissa Smith	834-5432	Peter Basso	834-3720
	Kathryn Bauer	834-9986	Maria Lopes	834-3720
	Shilla Kim-Parker	834-5006	Vikas Sarna	834-3720
Structuring/			Nick Sykes	834-3720
Home Equity Trading:	Robert Miller	834-2428
	Raj Kothari	834-3339
	Kevin Lynn	834-2394
	Osmin Rivera	834-2151

Rating Agency Contacts

Standard & Poor’s	Michael McCormick
(212) 438-1937

Moody’s	Amita Shrivastava
(201) 915-8730

Fitch	Romina Barletta
(212) 908-0748

Please Direct All Questions to the Syndicate Desk (x4-4154) Brian McDonald Andy Cherna Randall Outlaw Melissa Traylor